Filed pursuant to Rule 424(b)(3)
Registration No. 333-134957

PROSPECTUS

NutraCea

32,107,981 Shares of Common Stock

This prospectus relates to the disposition of up to 32,107,981 shares of NutraCea common stock or interests therein by the shareholders named in this prospectus under the heading "Selling Security Holders". We will not receive any of the proceeds from the disposition of the shares covered hereby or interests therein, although we will receive the proceeds from the cash exercise of warrants to acquire certain of these shares.

Our common stock is quoted on the Over-the-Counter (“OTC”) Bulletin Board under the symbol “NTRZ”. On June 6, 2006, the last sale price of our common stock on the OTC Bulletin Board was $0.99 per share.

Our principal executive offices are located at 1261 Hawk’s Flight Court, El Dorado Hills, CA 95762, and our telephone number is (916) 933-7000.

INVESTING IN THE COMMON STOCK OFFERED HEREIN INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. YOU SHOULD CONSIDER CAREFULLY THE “RISK FACTORS” CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 20, 2006.

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to “NutraCea”, the “Company”, “we”, “us” and “our” refer to NutraCea, a California corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events concerning our business and to our future revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. The section of this prospectus captioned “Risk Factors,” beginning on page 4, provides a summary of the various risks that could cause our actual results or future financial condition to differ materially from forward-looking statements made in this prospectus. The factors discussed in this section are not intended to represent a complete list of all the factors that could adversely affect our business, revenues, operating results, or financial condition. Other factors that we have not considered may also have an adverse effect on our business, revenues, operating results, or financial condition, and the factors we have identified could affect us to a greater extent than we currently anticipate. Before making any investment in our securities, we encourage you to carefully read the information contained under the caption “Risk Factors,” as well the other information contained in this prospectus and any prospectus supplement we may file.

“TheraFoods,” “NutraCea,” “NutraBeauticals,” “RiSolubles,” “RiceMucil,” “RiceMucille,” “StaBran,” “SolublesSolution,” “ZymeBoost,” “NutraHGH,” “Equineceuticals,” “FiberSolutions,” “NutraBreathe,” “LiverBoost,” “RiceLean,” “VetCeuticals,” “PetCeuticals,” Caduceus logo, “HiFiSolubles,” “Therafeed,” “Via-Bran,” “Proventics,” “SuperSolubles,” “Nourishing The Body to Health,” “Proceuticals,” “Cea100,” “DiaBoost” and “NutraBalance” are registered trademarks of NutraCea.

RiceX® and RiceX Solubles® are registered trade names of The RiceX Company, NutraCea’s wholly owned subsidiary. Mirachol®, Max "E"® and Max "E" Glo® are registered trademarks of The RiceX Company.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the information contained elsewhere in this prospectus. You should read the entire prospectus, including “Risk Factors” and the financial statements before making an investment decision.

Issuer:	NutraCea 1261 Hawk’s Flight Court El Dorado Hills, California 95762 (916) 933-7000

Description of Business:
We are a developer, formulator and distributor of nutraceutical, health, cosmetic and nutrition products using stabilized rice brand and specially formulated rice bran oil. We have also developed dietary products that provide the benefits of stabilized rice bran and rice bran oil as a nutritional supplement for humans and animals. Consumer products are marketed under the TheraFoods® name. Medical supplements are marketed under the NutraCea® name. Products for veterinary and animal use are marketed under the NutraGlo® name. Cosmetics are marketed under the NutraBeautical® name. A description of our business begins on page 21 of this prospectus.

On October 4, 2005, we acquired The RiceX Company. The RiceX Company manufactures and distributes nutritionally dense foods and food ingredients made from stabilized rice bran for supply to the global food manufacturing and equine feed industries.

The Offering:
This offering relates to the disposition of shares of our common stock, or interests therein, that are outstanding and shares of our common stock that may be acquired from time to time upon conversion of our outstanding Series C convertible preferred stock and upon exercise of outstanding options and warrants. The selling shareholders and the number of shares that may be dsposed of by each are set forth on page 58 of this prospectus.

Shares:	32,107,981 shares of our common stock. A description of our common stock is set forth on page 55 of this prospectus.

Manner of Sale:
The selling shareholders may sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Thise dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A description of the manner in which sales may be made is set forth in this prospectus beginning on page 64 of this prospectus.

Use of Proceeds:	We will not receive any of the proceeds from the disposition of our common stock, or interest therein, by the selling shareholders.

Risk Factors:
The securities offered hereby involve a high degree of risk and will result in immediate and substantial dilution. A discussion of additional risk factors relating to our stock, our business and this offering begins on page 5 of this prospectus.

RISK FACTORS

Please carefully consider the specific factors set forth below as well as the other information contained in this prospectus before purchasing shares of our common stock. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements.

Risks Related to Our Business

We have a limited operating history and have not generated a profit since we began operations.

We began operations in February 2000 and have incurred losses in each reporting period since commencing operations. Our prospects for financial success are difficult to forecast because we have a relatively limited operating history. Our prospects for financial success must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new, unproven and rapidly evolving markets. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in product development, possible cost overruns due to price and cost increases in raw product and manufacturing processes, uncertain market acceptance, and inability to respond effectively to competitive developments and attract, retain and motivate qualified employees. Therefore, there can be no assurance that our business or products will be successful, that we will be able to achieve or maintain profitable operations, or that we will not encounter unforeseen difficulties that may deplete its capital resources more rapidly than anticipated.

We may need to obtain additional funds to finance long-term product research and development as well as to fund future business objectives.

While we believe that we have adequate cash reserves and working capital to fund current operations, our ability to meet long term business objectives is dependent upon our ability to raise additional financing through public or private debt or equity financings, establish increasing cash flow from operations, enter into collaborative or other arrangements with corporate sources, or secure other sources of financing to fund long-term operations. There is no assurance that external funds will be available on terms acceptable to us in sufficient amount to finance operations until we do reach positive cash flow to fund our capital expenditures. In addition, any issuance of securities to obtain such funds would dilute percentage ownership of our shareholders. Such dilution could also have an adverse impact on our earnings per share and reduce the price of our common stock. Incurring additional debt may involve restrictive covenants and increased interest costs and demand on future cash flow. Our inability to obtain sufficient financing may require us to delay, scale back or eliminate some or all of our product development and marketing programs.

There are significant market risks associated with our business.

We have formulated our business plan and strategies based on certain assumptions regarding the size of the rice bran market, our anticipated share of this market and the estimated price and acceptance of our products. These assumptions are based on the best estimates of our management; however there can be no assurance that our assessments regarding market size, potential market share attainable by us, the price at which we will be able to sell our products, market acceptance of our products or a variety of other factors will prove to be correct. Any future success may depend upon factors including changes in the dietary supplement industry, governmental regulation, increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs including costs of production, supplies, personnel, equipment, and reduced margins caused by competitive pressures.

We depend on limited number of customers.

During 2005, we received approximately 85% of all sales revenue from five customers and approximately 54% of our revenue from one customer. A loss of any of these customers could have a material adverse effect on our revenues and results of operations.

We rely upon a limited number of product offerings.

All of our products are based on stabilized rice bran. Although we will market rice bran as a dietary supplement, as an active food ingredient for inclusion in our products and in other companies' products, and in other ways, a decline in the market demand for our products, as well as the products of other companies utilizing our products, could have a significant adverse impact on us.

We are dependent upon our marketing efforts.

We are dependent on our ability to market products to animal food producers, food manufacturers, mass merchandise and health food retailers, and to other companies for use in their products. We must increase the level of awareness of dietary supplements in general and our products in particular. We will be required to devote substantial management and financial resources to these marketing and advertising efforts and there can be no assurance that it will be successful.

We rely upon an adequate supply of raw rice bran.

All of our current products depend on our proprietary technology using stabilized rice bran, which is a by-product from milling paddy rice to white rice. Our ability to manufacture rice bran raw materials is currently limited to the production capability of our facility at Farmers Rice Cooperative and our single plant in Dillon, Montana. Between the Dillon, Montana plant and the facility at Farmers Rice Cooperative, we currently are capable of producing all of our required rice bran raw materials. The current production capacity will meet our immediate supply needs, but that capacity may not be sufficient to meet all of our needs for the year ahead. We have initiated an expansion of the Dillon, Montana facility which should be completed in the first half of 2006 and have entered into a new supply agreement in Louisiana, involving the construction of a new facility which we anticipate will be operating by the end of the third quarter of 2006. These facilities should meet our needs for 2006 and early 2007, but are not anticipated to be sufficient to meet our longer term supply needs. Therefore, we anticipate building new facilities to meet the forecasted demand for our products and envision we will be able to execute on this initiative. In the event we are unable to create additional production capacity to produce more stabilized rice bran products to fulfill our current and future requirements this could materially and adversely affect our business, results from operations, and financial condition.

We are pursuing other supply sources in the United States and in foreign countries and anticipate being able to secure alternatives and back-up sources of rice bran, although we have not entered into any definitive agreements other than the agreements with Farmers Rice Cooperative and Louisiana RiceMill. However, there can be no assurance that we will continue to secure adequate sources of raw rice bran to meet our requirements to produce stabilized rice bran products. Since rice bran has a limited shelf life, the supply of rice bran is affected by the amount of rice planted and harvested each year. If economic or weather conditions adversely affect the amount of rice planted or harvested, the cost of rice bran products that we use may increase. We are not generally able to pass cost increases to our customers and any increase in the cost of stabilized rice bran products would have an adverse effect on our results of operations.

We may not realize the anticipated benefits from the RiceX transaction because of integration difficulties and other challenges.

If we fail to meet the challenges involved in successfully integrating the operations of NutraCea and RiceX or to realize any of the anticipated benefits or synergies of the RiceX transaction could seriously harm our results. Realizing the benefits of the RiceX transaction will depend in part on our ability to overcome significant challenges, such as timely, efficient and successful execution of post-merger strategies, including:

•	combining the operations of two companies;

•	retaining and assimilating the key personnel of each company;

•	integrating the technology and products of the two companies;

•	retaining existing customers and strategic partners of both companies and attracting new customers and strategic partners; and

•	successfully exploiting potential synergies of the two companies.

The risks related to the execution of these post-merger strategies include:

•	potential disruption of our ongoing business and distraction of our management resulting from the efforts to combine and integrate NutraCea's and RiceX's operations;

•	difficulties associated with successfully coordinating our management;

•	difficulties inherent in creating successful strategies for coordinating sales and marketing plans for the products and services of the two companies;

•	the risk that synergies anticipated for our products will not be achieved or may not be realized within the timeframe currently anticipated;

•	the possibility that efforts to achieve operating expense reductions may be unsuccessful or give rise to unexpected liabilities;

•	the potential need to demonstrate to customers that the merger will not result in adverse changes in customer service standards or business;

•	impairment of relationships with employees, suppliers and customers as a result of the integration of new management personnel; and

•	failure to retain key employees, including members of the management team.

We face competition.

Competition in our targeted industries, including nutraceuticals, functional food ingredients, rice bran oils, animal feed supplements and companion pet food ingredients is vigorous, with a large number of businesses engaged in the various industries. Many of our competitors have established reputations for successfully developing and marketing their products, including products that incorporate bran from other cereal grains and other alternative ingredients that are widely recognized as providing similar benefits as rice bran. In addition, many of our competitors have greater financial, managerial, and technical resources than us. If we are not successful in competing in these markets, we may not be able to attain our business objectives.

Our products could fail to meet applicable regulations which could have a material adverse affect on our financial performance.

The dietary supplement and cosmetic industries are subject to considerable government regulation, both as to efficacy as well as labeling and advertising. There is no assurance that all of our products and marketing strategies will satisfy all of the applicable regulations of the Dietary Supplement, Health and Education Act, the Food, Drug and Cosmetic Act, the U.S. Food and Drug Administration and/or the U.S. Federal Trade Commission. Failure to meet any applicable regulations would require us to limit the production or marketing of any non-compliant products or advertising, which could subject us to financial or other penalties.

Our success depends in part on our ability to obtain patents, licenses and other intellectual property rights for our products and technology.

We have one patent entitled Methods for Treating Joint Inflammation, Pain and Loss of Mobility, which covers both humans and mammals. In addition, our subsidiary RiceX has five United States patents and may decide to file corresponding international applications. RiceX holds patents to the production of Beta Glucan and to a micro nutrient enriched rice bran oil process. RiceX also holds patents to a method to treat high cholesterol, to a method to treat diabetes and to a process for producing Higher Value Fractions from stabilized rice bran. The process of seeking patent protection may be long and expensive, and there can be no assurance that patents will be issued, that we will be able to protect our technology adequately, or that competition will not be able to develop similar technology. There currently are no claims or lawsuits pending or threatened against us or RiceX regarding possible infringement claims, but there can be no assurance that infringement claims by third parties, or claims for indemnification resulting from infringement claims, will not be asserted in the future or that such assertions, if proven to be accurate, will not have a material adverse affect on our business, financial condition and results of operations. In the future, litigation may be necessary to enforce our patents, to protect our trade secrets or know-how or to defend against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Any litigation could result in substantial cost and diversion of our efforts, which could have a material adverse affect on our financial condition and results of operations. Adverse determinations in any litigation could result in the loss of our proprietary rights, subjecting us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from manufacturing or selling our systems, any of which could have a material adverse affect on our financial condition and results of operations. There can be no assurance that a license under a third party's intellectual property rights will be available to us on reasonable terms, if at all.

We are dependent on key employees and consultants.

Our success depends upon the efforts of our top management team, including the efforts of Bradley D. Edson, our President and Chief Executive Officer, Todd C. Crow, our Chief Financial Officer, Ike E. Lynch, our Chief Operating Officer, Patricia McPeak, our founder and former Chief Executive Officer, and Margie D. Adelman, our Secretary and Senior Vice President. Although we have written employment agreements with each of the foregoing individuals there is no assurance that such individuals will not die or become disabled. In addition, our success is dependent upon our ability to attract and retain key management persons for positions relating to the marketing and distribution of our products. There is no assurance that we will be able to recruit and employ such executives at times and on terms acceptable to us.

Our products may require clinical trials to establish efficacy and safety.

Certain of our products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials can require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of such trials are subject to challenge by the FDA and scientific bodies. If the findings of our trials are challenged or found to be insufficient to support our claims, additional trials may be required before such products can be marketed.

Risks Related to Our Stock

Our Stock Price is Volatile.

The market price of a share of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. During 2006, through May 31, the high and low sales prices of a share of NutraCea common stock were $1.45 and $0.65, respectively. During 2005, the high and low sales prices of a share of our common stock were $1.81 and $0.30, respectively. The market price of a share of our common stock may continue to fluctuate in response to a number of factors, including:

•	announcements of new products or product enhancements by us or our competitors;

•	fluctuations in our quarterly or annual operating results;

•	developments in our relationships with customers and suppliers;

•	the loss of services of one or more of our executive officers or other key employees;

•	announcements of technological innovations or new systems or enhancements used by us or its competitors;

•	developments in our or our competitors intellectual property rights;

•	adverse effects to our operating results due to impairment of goodwill;

•	failure to meet the expectation of securities analysts' or the public; and

•	general economic and market conditions.

We have significant "equity overhang" which could adversely affect the market price of our common stock and impair our ability to raise additional capital through the sale of equity securities.

As of May 23, 2006, NutraCea had approximately 71,833,851 shares of common stock outstanding, 6,126 shares of Series B preferred stock outstanding, which preferred shares are convertible into 12,252,000 shares of our common stock, and 17,560 shares of Series C preferred stock outstanding, which shares are convertible into 20,658,821 shares of our common stock. Additionally, as of May 23, 2006, options and warrants to purchase a total of 48,079,740 shares of our common stock were outstanding. The possibility that substantial amounts of our outstanding common stock may be sold by investors or the perception that such sales could occur, often called "equity overhang," could adversely affect the market price of our common stock and could impair our ability to raise additional capital through the sale of equity securities in the future.

We may need to raise funds through debt or equity financings in the future, which would dilute the ownership of our existing shareholders and possibly subordinate certain of their rights to the rights of new investors.

We may choose to raise additional funds in debt or equity financings if they are available to us on terms we believe reasonable to increase our working capital, strengthen our financial position or to make acquisitions. Any sales of additional equity or convertible debt securities would result in dilution of the equity interests of our existing shareholders, which could be substantial. Additionally, if we issue shares of preferred stock or convertible debt to raise funds, the holders of those securities might be entitled to various preferential rights over the holders of our common stock, including repayment of their investment, and possibly additional amounts, before any payments could be made to holders of our common stock in connection with an acquisition of the company. Such preferred shares, if authorized, might be granted rights and preferences that would be senior to, or otherwise adversely affect, the rights and the value of our common stock. Also, new investors may require that we and certain of our shareholders enter into voting arrangements that give them additional voting control or representation on our board of directors.

Inadequate market liquidity may make it difficult to sell our stock.

There is currently a public market for our common stock, but we can give no assurance that there will always be such a market. Only a limited number of shares of our common stock are actively traded in the public market and we cannot give assurance that the market for our stock will develop sufficiently to create significant market liquidity. An investor may find it difficult or impossible to sell shares of our common stock in the public market because of the limited number of potential buyers at any time. In addition, the shares of our common stock are not eligible as a margin security and lending institutions may not accept our common stock as collateral for a loan.

The application of the “penny stock regulation” could adversely affect the market price of our common stock

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to “penny stock rules” that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Consequently, the “penny stock rules” may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market.

The senior rights and preferences of our outstanding Series B and Series C preferred stock may have an adverse economic effect on our common shareholders and could impair our ability to obtain future financing when and if needed.

As long as any shares of our preferred stock remain outstanding, our preferred shareholders will enjoy various economic rights and contractual benefits not held by our common shareholders. Most significantly, holders of preferred stock are entitled to a liquidation preference upon a liquidation of NutraCea, and for purposes of our preferred stock, a liquidation is deemed to include a merger, acquisition, or similar transaction involving NutraCea. As a result, the holders of our preferred stock are entitled to receive their liquidation preference prior to any payments or distributions being made to holders of our common stock. After payment of the liquidation preference, holders of our preferred stock and holders of common stock share pro-rata in any remaining proceeds. The aggregate outstanding liquidation preferences of our Series B preferred stock and our Series C preferred stock currently total approximately $5.875 million and $17.56 million, respectively. Holders of our preferred stock also hold certain preferential voting rights, including the right to approve liquidation events and certain future financings.

Based on the senior rights of our preferred stock, particularly the liquidation preference, common shareholders may receive a substantially reduced portion of the proceeds of any merger, acquisition, or other liquidation of NutraCea compared to the amount they would have received if the preferred stock were converted into common stock. In addition, any new investor who may wish to invest any substantial amounts of capital in NutraCea may require that any securities it purchases rank senior in priority to the preferred stock. Based on the rights of the preferred shareholders, we would not be able to conclude such a financing without their consent.

The authorization of our preferred stock may have an adverse effect on the rights of holders of our common stock.

We may, without further action or vote by holders of our common stock, designate and issue shares of our preferred stock. The terms of any series of preferred stock could adversely affect the rights of holders of our common stock and thereby reduce the value of our common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make it more difficult to gain control of our Board of Directors or remove our current management and may be used to defeat hostile bids for control which might provide shareholders with premiums for their shares.

We may engage in future acquisitions that dilute our shareholders and cause us to incur debt or assume contingent liabilities.

As part of our strategy, we expect to review opportunities to buy other businesses or technologies that would complement its current products, expand the breadth of its markets or enhance technical capabilities, or that may otherwise offer growth opportunities. In the event of any future acquisitions, we could:

•	issue stock that would dilute current shareholders' percentage ownership;

•	incur debt; or

•	assume liabilities.

These purchases also involve numerous risks, including:

•	problems combining the purchased operations, technologies or products;
•	unanticipated costs;

•	diversion of management's attention from our core business;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which we have no or limited prior experience; and

•	potential loss of key employees of purchased organizations.

We cannot assure you that we will be able to successfully integrate RiceX's business or any businesses, products, technologies or personnel that it might purchase in the future.

Compliance with corporate governance and public disclosure regulations may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and new regulations issued by the Securities and Exchange Commission, are creating uncertainty for companies. In order to comply with these laws, we may need to invest substantial resources to comply with evolving standards, and this investment would result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Our officers and directors have limited liability and have indemnification rights

Our Articles of Incorporation and by-laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer’s or director’s respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

USE OF PROCEEDS

The Shares covered by this prospectus are being registered for the account of the selling shareholders. We will not receive any proceeds from the disposition of common stock, or the interests therein, by the selling shareholders.

PRICE RANGE OF COMMON STOCK

Our common stock trades on the OTC Bulletin Board under the symbol “NTRC.” The following table sets forth the high and low sales prices reported by the OTC Bulletin Board for our common stock in the periods indicated. The quotations below reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

NUTRACEA COMMON STOCK	Low	High

Year Ending December 31, 2006
Second Quarter through May 31, 2006	$1.00	$1.45
First Quarter	$0.65	$1.42

Year Ended December 31, 2005
Fourth Quarter	$0.65	$1.17
Third Quarter	$0.39	$1.81
Second Quarter	$0.39	$0.65
First Quarter	$0.30	$0.67

Year Ended December 31, 2004
First Quarter	$0.85	$2.14
Second Quarter	$0.83	$1.33
Third Quarter	$0.29	$1.16
Fourth Quarter	$0.32	$0.56

As of May 23, 2006, there were approximately 268 holders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future. In addition our ability to pay cash dividends on our common stock is limited by the provisions of our Certificate of Determination, Rights and Privileges of Series B Convertible Preferred Stock and our Certificate of Determination, Rights and Privileges of Series C Convertible Preferred Stock, which provide that we may not pay dividends on our common stock unless we first pay a dividend on our Series B preferred stock and our Series C preferred stock equal to 5% of the sales price for the Series B preferred stock and the Series C preferred stock. Based upon the number of shares of Series B preferred stock and Series C preferred stock outstanding as of May 23, 2006, the aggregate dividend preference that our Series B and C preferred stock would be entitled to receive prior to our paying dividends on our common stock equals $834,300.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion on our financial condition and results of operations should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

Note Regarding Forward-Looking Statements

This discussion contains forward-looking statements that relate to future events or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks outlined under "Risk Factors" and elsewhere in this Prospectus.

Recent Developments.

Merger with The RiceX Company. On October 4, 2005, NutraCea merged with The RiceX Company (RiceX), with RiceX surviving the Merger as a wholly-owned subsidiary of NutraCea. Each share of RiceX common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.76799 shares of NutraCea’s common stock. The stockholders of RiceX received 28,272,064 shares of NutraCea common stock in exchange for 100% of the shares of RiceX common stock, and NutraCea assumed the outstanding RiceX options and warrants, which became options and warrants to purchase an aggregate of 11,810,507 shares of NutraCea common stock.

Financing Transaction. On May 12, 2006, NutraCea entered into a Securities Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with a private placement of its securities to certain investors for aggregate gross proceeds of approximately $17,560,000. Pursuant to the Purchase Agreement, the investors purchased an aggregate of 17,560 shares of NutraCea’s Series C Convertible Preferred Stock (the “Preferred Shares”) at a price of $1,000.00 per share pursuant to the Purchase Agreement. The Preferred Shares can be converted to shares of NutraCea common stock at a conversion rate of approximately 1,176 shares of common stock for each Preferred Share issued in the transaction. Additionally, pursuant to the Purchase Agreement, the investors were issued warrants to purchase an aggregate of 10,329,412 shares of NutraCea common stock at an exercise price of $1.35 per share. The warrants have a term of five years and are immediately exercisable.

Comparison of Results for the Years Ended December 31, 2005 and 2004

Due to the recent merger of NutraCea with RiceX which occurred in the fourth quarter of 2005, the results of operations discussed below may not be comparable to future operations of the combined entity.

Consolidated revenues for the year ended December 31, 2005 were $5,564,000, an increase of $4,340,000, or 355% on a comparative basis to the year ended December 31, 2004. The 355% increase was primarily a result of new sales in the infomercial market of $3,012,000 which began in September 2005. We had sales in the nutraceutical equine market of $1,071,000, sales in other nutraceutical markets of $323,000, and technology income of $100,000 in 2005. Also contributing to our revenue increase was fourth quarter sales included in the merger with The RiceX Company of approximately $1,058,000. Assuming the merger with RiceX was effective for the entire year, the unaudited pro forma condensed combined consolidated revenues for the year ended December 31, 2005 were $8,082,000 (NutraCea 2005 revenues at $4,569,000, RiceX 2005 revenues at $3,838,000 and adjusting for intercompany sales $325,000).

Cost of goods sold increased from $600,000 in 2004 to $2,878,000 in 2005 due primarily to the significant increase in product sold in 2005. Gross margins increased $2,062,000 to $2,686,000 in 2005, from $624,000 in 2004. This 330% increase was due to new sales in the infomercial market, increased sales in the equine market and nutraceutical markets, and the addition of gross margins related to the merger of The RiceX Company in the fourth quarter of 2005. Assuming the merger with RiceX was effective for the entire year, the unaudited pro forma condensed combined consolidated gross margins for the year ended December 31, 2005 were $4,351,000 (NutraCea 2005 gross margins at $2,046,000, RiceX 2005 gross margins at $2,305,000).

Research and Development (R&D) expenses increased $64,000 in 2005 to $191,000 due to increased product development costs.

Sales, General and Administrative (SG&A) expenses increased $1,059,000 from $1,928,000 in 2004 to $2,993,000 in 2005. The increase was mostly due to added employee related, travel, office, commission, and other general operating expenses resulting from the merger with RiceX.

Share-based compensation decreased $19,487,000 from $20,998,000 in 2004 to $1,511,000 in 2005. These non-cash charges are related to issuances of common stock and common stock warrants and options awarded in 2005 compared to 2004. During 2004, these non-cash expenses relating to the issuance of 5.5 million restricted shares of common stock to the Company’s former Chief Executive Officer for services rendered and repayment of debt; the value of restricted shares and shares covered by the Company’s S-8 registration statement issued to officers, directors and consultants for services; and the value of options and warrants issued to various employees and consultants. The increased issuance of restricted stock, options and warrants during 2004 was deemed necessary by management to retain and compensate officers, directors, consultants and employees while conserving cash assets that would otherwise have been expended for these purposes.

Professional and investor relations fees decreased $138,000 from $1,122,000 in 2004 to $984,000 in 2005. In 2005, professional expenses, primarily legal expenses, were associated with non recurring charges of $612,000 incurred by RiceX. Also in 2005, we incurred investor relations costs of $262,000 associated with an investor relations firm and professional fees associated with quarterly and annual SEC filing requirements. In 2004, we incurred significantly higher professional fees due to non cash expenses for consultants for services.

Interest expense increased by $868,000 to $896,000 in 2005 due to interest and discount related to a note payable of $2,400,000 at 7% interest compounded quarterly. On October 4, 2005, principle of $2,400,000 and $137,000 interest was paid in full. A non-cash discount in the amount of $759,000 was amortized in 2005.

We had a net loss of $3,872,000 for the year ended December 31, 2005, or $0.10 loss per share, compared to a net loss of $23,583,000 for 2004, or $1.18 loss per share. The net loss reduction of $19,711,000 was primarily due to the reduction of non-cash stock options and warrants issued, increased total revenues, and new business development in the infomercial market. There were positive trends in our domestic animal product lines primarily sold to the equine market and our domestic functional foods and nutraceutical product lines. Assuming the merger with RiceX was effective for the entire year, the unaudited pro forma condensed combined consolidated net loss for the year ended December 31, 2005 was $7,506,000 (NutraCea 2005 net loss at $3,567,000, RiceX 2005 net loss at $3,994,000, and $55,000 intercompany adjustment).

The provision of income taxes for the years ended December 31, 2005 and 2004 consists of the $2,226 for minimum state income taxes.

Deferred taxes arise from temporary differences in the recognition of certain expenses for tax and financial statement purposes. At December 31, 2005, management determined that realization of these benefits is not assured and has provided a valuation allowance for the entire amount of such benefits. At December 31, 2005, net operating loss carryforwards were approximately $23,000,000 for federal tax purposes that expire at various dates from 2011 through 2025 and $19,700,000 for state tax purposes that expire in 2010 through 2015.

Utilization of net operating loss carryforwards may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code and similar state regulations. The annual limitation may result in expiration of net operating loss carryforwards before utilization.

Comparison of Results for the Three Month Periods Ended March 31, 2006 and 2005

For the three months ended March 31, 2006, our net loss was $234,000, or $0.00 per share, compared to $865,000 net loss, or $0.02 per share, in 2005, showing an improvement of $631,000 compared to the same period last year. The improvement for the year was primarily due to increased sales by $3,323,000, offset by increased cost of sales of $1,818,000, resulting in higher gross margins of $1,504,000 for the period ended March 31, 2006 compared to this period last year. Assuming the merger with RiceX was effective for the entire first quarter of 2005, the unaudited pro forma condensed combined consolidated net loss for the quarter ended March 31, 2005 would have been $1,222,155 (NutraCea first quarter of 2005 net loss at $864,693, RiceX first quarter of 2005 net loss at $237,462, and $120,000 intercompany adjustment).

Consolidated revenues through March 31, 2006 of $3,782,000 increased $3,323,000, or 724%, from the same period last year. The revenue increase is primarily attributed to our expanded product lines acquired in the RiceX merger and sales into the infomercial market. Infomercial sales were $2,592,000 for period ended March 31, 2006. There were no infomercial sales in the first quarter of 2005. Assuming the merger with RiceX was effective for the entire first quarter of 2005, the unaudited pro forma condensed combined consolidated revenues for the quarter ended March 31, 2005 would have been $ 1,303,920 (NutraCea first quarter of 2005 revenues at $459,314, RiceX first quarter of 2005 revenues at $922,606 and adjusting for intercompany sales of $78,000).

Gross margins in the quarter ended March 31, 2006 were $1,682,000, or 44%, compared to $178,000, or 39%, during the same period last year. Gross margins on our various product lines vary widely and the gross margins are impacted from period to period by sales mix and utilization of production capacity. The substantial change in gross margin dollars during the quarter ended March 31, 2006 compared to the quarter ended March 31, 2005 is due mostly to increased revenue as discussed above. Assuming the merger with RiceX was effective for the entire first quarter of 2005, the unaudited pro forma condensed combined consolidated gross margins for the quarter ended March 31, 2005 would have been $574,000 (NutraCea first quarter of 2005 gross margins at $178,129, RiceX first quarter of 2005 gross margins at $465,462, and 70,000 intercompany adjustment).

Research and Development (“R&D”) expenses increased from $21,000 for the quarter ended March 31, 2005 to $98,000 for the quarter ended March 31, 2006, or an increase of $77,000. The increase was attributed to higher product development costs and employee related expenses due to increased R&D activities and expanded scientific staff compared to the same period last year. We expect to continue research and development expenditures to establish the scientific basis for health claims of existing products and to develop new products and applications.

Sales, General and Administrative expenses were $1,278,000 and $336,000 in the quarterly periods ended March 31, 2006 and 2005 respectively, an increase of $942,000. The increase was primarily due to the costs of merging operations of NutraCea and RiceX. We have added personnel and associated employee related costs. We have experienced increases in general sales-related activity associated with expanding our domestic sales force during the period ended March 31, 2006 compared to this period last year, mostly as a result of the merger.

Professional fees decreased $129,000 from $306,000 for the quarter ended March 31, 2005 to $177,000 for the quarter ended March 31, 2006. The higher professional fees in 2005 primarily relate to legal fees incurred in connection with the merger transaction with RiceX. Professional fees include costs related to accounting, legal and consulting services.

Stock-based compensation expenses totaled $389,000 for the quarter ended March 31, 2006, of which $15,000 related to the issuance of common stock to directors for services and a total of $374,000 related to the vesting of options and warrants issued to employees and consultants for services rendered. In the quarter ended March 31, 2005, stock-based compensation expenditures totaled $147,000, of which $34,000 related to the issuance of common stock to consultants and directors and a total of $113,000 related to the vesting of warrants and options issued to consultants and employees. For all agreements where stock is awarded as partial or full consideration, the expense is valued at the fair value of the stock. Expense for stock options and warrants issued to consultants and employees are calculated at fair value using the Black-Scholes valuation method.

Liquidity and Capital Resources

As of March 31, 2006, our source of liquidity was cash in the amount of $2,970,000. Our cash was $3,491,000 at December 31, 2005, a decrease of $521,000 for the quarter ended March 31, 2006. For the first quarter of 2006, net cash provided from operations was $212,000, compared to net cash used in operations in the same period of 2005 of $645,000, an increase of $857,000. This improvement in cash provided by operations resulted from our improved net loss position as noted above. We used approximately $3,378,000 of cash to fund operations during the twelve months ended December 31, 2005. Cash used in investing activities in the first quarter of 2006 was $731,000, compared to $9,000 for the same period of 2005. This increase was caused by our current plant expansion projects. Cash used in financing activities for the three month period ended March 31, 2006, was approximately $2,000. Our working capital position as of March 31, 2006 was $5,250,000 compared to negative $408,000 working capital for the same date last year.

To date, we have funded our operations, in addition to sales revenues, through a combination of short-term debt and the issuance of common and preferred stock. On May 12, 2006, we sold an aggregate of 17,560 shares of our Series C Convertible Preferred Stock at a price of $1,000 per share in a private placement transaction. This private placement of securities generated aggregate gross proceeds of approximately $17,560,000. The Series C preferred shares can be converted to shares of common stock at a conversion rate of 1000/.85 shares of common stock for each Series C preferred share issued in the transaction. Additionally, we issued in this transaction warrants to purchase an aggregate of 10,329,412 shares of common stock at an exercise price of $1.35 per share. The warrants have a term of five years and are immediately exercisable. These sales of securities will provide additional operating capital to be utilized over at least the next 12 months.

During December 2004, we borrowed $2,400,000 in notes payable to help finance future operations. The notes were for a one-year term, bore interest at 7% interest compounded quarterly and were secured by all of our assets. The holders of the notes also were issued warrants to purchase a total of 2,400,000 shares of our common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire in seven years from the date of issuance. Debt discount expense of $786,370 was recorded in connection with issuance of these warrants and is being amortized over the life of the notes payable. Subsequent to the completion of the private placement transaction mentioned above, we retired the $2,400,000 notes payable and all accrued interest on October 4, 2005.

In addition to the capital raised on October 4, 2005 and May 12, 2006, we may need to raise additional capital to continue to develop, promote and conduct our operations. Such additional capital may be raised through public or private financing as well as borrowing from other sources.

While we believe we can increase our production capacity to meet our sales demand, we may need significant additional capital within the next twelve months to meet anticipated expansion plans.  We have sufficient cash reserves to meet all anticipated short-term operating requirements.  However, the timing and amount of any long-term capital requirements cannot be predicted at this time.

Domestic Initiatives

We began an initiative to expand our Dillon, Montana plant to increase production capacity to meet the growing market demand for our products made from stabilized Rice Bran derivatives. During most of the fourth quarter of 2005, since the NutraCea/RiceX merger closing on October 4, 2005, we have been consistently utilizing at or close to 100% of the manufacturing capacity of our Dillon, Montana facility. This represents an increase of daily average production during the period following the closing of the merger by more than 400% when compared to the average daily production capacity during the 9 months prior to the merger. We anticipate that the Dillon facility expansion will be completed during the 2nd quarter of 2006, and should result in more than a 50% increase in production capability of our Stabilized Rice Bran derivative products. Building and key equipment contracts have been awarded with construction now underway. We have existing financial liquidity from cash on hand and current cash flow to complete the expansion. Strong market interest in our proprietary stabilized Rice Bran derivatives has prompted the need for increased manufacturing capability and is consistent with our goal of meeting growing customer demands and a new awareness of our products' value. This increase in manufacturing capacity is the most efficient and economical means of boosting capacity as quickly as possible to meet the increasing demands of the marketplace.

We have entered into a raw rice bran supply agreement with Louisiana Rice Mill LLC, or LRM. The agreement triples our capacity to produce our proprietary Stabilized Rice Bran production in the United States. In addition, we announced the construction of an additional domestic stabilization facility. Under the terms of the agreement, LRM will supply raw rice bran from its rice milling operations to NutraCea. The supply agreement is intended to triple our current supply of raw bran, which will be processed through our exclusive proprietary stabilization system to produce stabilized rice bran and other value added-products for both the human and animal nutrition markets. The stabilization process will be implemented at LRM with the construction of a facility, which retrofits our proprietary engineering process to the equipment at LRM. We have the ability to fund this project with existing cash resources. The new facility is expected to be completed prior to the end of the 3rd quarter of this year.

International Initiatives

On September 13, 2005, we entered into an agreement with a Dominican Republic rice mill whereby the two companies will form a joint venture. The agreement allows us the option to install equipment to annually produce at least 5,000 metric tons of stabilized rice bran in the Dominican Republic, or in the alternative, to produce the product in the United States and ship the raw ingredients to the Dominican Republic for packaging in final form. The joint venture will be equally owned by the two companies and will commercially sell stabilized rice bran products through retail and government in the Dominican Republic and Haiti.

On October 25, 2005, we entered into an agreement with an industrial consortium in Colombia to study the creation of a joint entity to share equally in the profits generated from sales of our products in the Colombian market. Under the agreement, the Colombian consortium is to provide 50% of all the financing necessary to construct the plants (with us providing the remaining 50% of the financing) and is to be responsible for providing all the necessary land and space required for the implementation of the plants to be constructed. The Colombian consortium would be responsible for providing all of the sales and distribution as part of its contribution to the joint entity. We continue efforts to execute a formal definitive agreement; however, we have not entered into a definitive agreement as of the date of this prospectus.

On October 28, 2005, we entered into a binding letter of intent with an Ecuadorian company to study arriving at a definitive agreement for a working arrangement that will allow the Ecuadorian company the right to utilize our proprietary ingredients and value-added processing in their multi-faceted food business, which includes animal feed, poultry and cereals. We have not entered into a definitive agreement as of the date of this prospectus.

In November 2005, NutraCea signed a Supply and Distribution Agreement with T. Geddes Grant, a Jamaican Corporation. The agreement requires us to deliver a customized formulated and fortified RiSolubles mix to T. Geddes Grant. The agreement requires that T. Geddes Grant purchase a minimum of $4,500,000 of the custom formulation per year for a term of two years. Under the terms of the agreement, T. Geddes Grant is also appointed as exclusive distributor for the territory of Jamaica, Barbados and Trinidad (the “Territory”). T. Geddes Grant is obligated to obtain all necessary regulatory approvals for marketing NutraCea products in the Territory and use its best efforts to develop commercial sales in the Territory.

There can be no assurance that these international initiatives will be achieved in part or whole, however management continues its efforts to formalize it relationship within these countries to further its business activities.

While we believe we can increase our production capacity to meet sales demand, significant additional capital could be required to meet such expansion requirements.  We have sufficient cash reserves to meet all anticipated short-term operating requirements.  However, the timing and amount of any long-term capital requirements cannot be predicted at this time.

Critical Accounting Policies

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make judgments, estimates and assumptions regarding uncertainties that affect the reported amounts presented and disclosed in the financial statements. Our management reviews these estimates and assumptions based on historical experience, changes in business conditions and other relevant factors that they believe to be reasonable under the circumstances. In any given reporting period, actual results could differ from the estimates and assumptions used in preparing our financial statements.

Critical accounting policies are those that may have a material impact on our financial statements and also require management to exercise significant judgment due to a high degree of uncertainty at the time the estimate is made. Our management has discussed the development and selection of our accounting policies, related accounting estimates and the disclosures set forth below with the Audit Committee of our Board of Directors. We believe our critical accounting policies include those addressing revenue recognition, allowance for doubtful accounts, and inventories.

Revenue Recognition

Revenues from product sales are recognized when products are shipped and when the risk of loss has transferred to the buyer. Deposits are deferred until either the product has shipped or conditions relating to the sale have been substantially performed.

Allowance for Doubtful Accounts

We continuously monitor collections from our customers and maintain an allowance for doubtful accounts based upon our historical experience and any specific customer collection issues that we have identified. While such credit losses have historically not exceeded our expectations and the provisions established, there is a risk that credit losses in the future will exceed those that have occurred in the past, in which case our operating results would be adversely affected.

Valuation of Long-lived Assets

Long-lived assets, consisting primarily of property and equipment, patents and trademarks, and goodwill, comprise a significant portion of our total assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable. Recoverability of assets is measured by a comparison of the carrying value of an asset to the future net cash flows expected to be generated by those assets. The cash flow projections are based on historical experience, management’s view of growth rates within the industry, and the anticipated future economic environment.

Factors we consider important that could trigger a review for impairment include the following:

(a)	significant underperformance relative to expected historical or projected future operating results,

(b)	significant changes in the manner of its use of the acquired assets or the strategy of its overall business, and

(c)	significant negative industry or economic trends.

When we determine that the carrying value of patents and trademarks, long-lived assets and related goodwill and enterprise-level goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, it measures any impairment based on a projected discounted cash flow method using a discount rate determined by its management to be commensurate with the risk inherent in its current business model.

Marketable Securities

Marketable securities are marked to market at each period end. Any unrealized gains and losses on the marketable securities are excluded from operating results and are recorded as a component of other comprehensive income (loss). If declines in value are deemed other than temporary, losses are reflected in net income (loss).

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market and consists of nutraceutical products. While we have an inventory of these products, any significant prolonged shortage of these ingredients or of the supplies used to enhance these ingredients could materially adversely affect the our results of operations.

Property and Equipment

Property and equipment are stated at cost. We provide for depreciation using the straight-line method over the estimated useful lives as follows:

Furniture and equipment	5-7 years
Automobile	5 years
Software	3 years
Leasehold Improvements	2.4-7 years
Property and equipment	7-10 years

Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

Fair Value of Financial Instruments

For certain of our financial instruments, including cash, accounts receivable, inventory, prepaid expenses, accounts payable, accrued salaries and benefits, deferred compensation, accrued expenses, customer deposits, due to related party, notes payable - related party and note payable, the carrying amounts approximate fair value due to their short maturities.

Stock-Based Compensation

On January 1, 2006, NutraCea adopted SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) replaced SFAS No. 123 and supersedes APB Opinion No. 25. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS 123 are no longer an alternative to financial statement recognition. NutraCea adopted SFAS 123(R) using the modified prospective method which requires the application of the accounting standard as of January 1, 2006. The consolidated financial statements as of and for the quarter ended March 31, 2006 reflect the impact of adopting SFAS 123(R). In accordance with the modified prospective method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). For stock-based compensation grants to consultants, we recognize as compensation expense the fair value of such grants, recognized over the related service period. Prior to 2006, we recored stock-based compensation grants to employees based on the excess of the estimated fair value of the common stock on the mearsurement date over the exercise price.

Debt

We have adopted SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections” which requires gains and losses from extinguishment of debt to be reported as part of recurring operations.

BUSINESS OF NUTRACEA

GENERAL

NutraCea (“we,” “us,” “our,” or the “Company”) is a California corporation formerly known as Alliance Consumer International, Inc. As a result of the reorganization transaction discussed below, we conduct the business previously carried on by NutraStar Technologies Incorporated, or NTI, a Nevada corporation that was formed and started doing business in February 2000 and is a wholly-owned subsidiary. In addition, we conduct business through our wholly-owned subsidiary, The RiceX Company, or RiceX, a Delaware corporation that we acquired on October 4, 2005.

RiceX was incorporated under Delaware law in May 1998. RiceX succeeded to the business of its predecessor corporation, Food Extrusion, Inc., a Nevada Corporation, pursuant to a re-incorporation that was effective upon completion of the merger of the Nevada corporation with the Delaware corporation on August 4, 1998.

The RiceX subsidiary is primarily engaged in the manufacturing of stabilized rice bran at its Sacramento facility for various consumptive uses, and the custom manufacturing of rice grain based products for food ingredient companies at its production facility in Dillon, Montana. RiceX Nutrients, Inc. has specialized processing equipment and techniques for the treatment of rice grain products to cook, convert, isolate, dry and package finished food ingredients used in the formulation of health food and consumer food finished products. RiceX Solubles, a highly nutritious, carbohydrate and lipid rich fraction, is produced at the Dillon, Montana facility. RiceX believes that these manufacturing capabilities are unique among grain processors, with custom processing capabilities suited to numerous food applications.

NutraCea is a health science company that has proprietary Intellectual Property that allows us to process and convert Rice Bran, one of the world’s largest wasted food resources, into a highly nutritious ingredient that has applications as a value added ingredient in various food products and as a key component of patented and proprietary formulations that have applications for treatment modalities in nutritional supplementation and as stand alone products that can be sold through non-related entities with distribution into the market place, both domestically and internationally. These products include food supplements and medical foods, or "nutraceuticals," which provide health benefits for humans and animals based on stabilized rice bran, rice bran derivatives. We believe that stabilized rice bran products can deliver beneficial physiological effects. We have conducted and are continuing to pursue ongoing clinical trials and third party analyses in order to further support the uses for and effectiveness of our products.

Through the acquisition of The RiceX Company by NutraCea on October 4, 2005 the combined company, known as NutraCea, has created a vertically integrated company combining the manufacture, product development and marketing of a variety of products based upon the use of stabilized rice bran and rice bran formulations. We generated approximately $5,564,000 and $1,224,000 in revenue for the years ended December 31, 2005 and 2004, respectively, and approximately $3,772,000 and $460,000 in revenue for the three month periods ended March 31, 2006 and 2005, respectively. We reported a net loss of $3,872,000 for the year ended December 31, 2005 and net loss of $23,583,000 for the year ended December 31, 2004. In addition, we reported net losses of $234,000 and $865,000 for the three month periods ended March 31, 2006 and 2005, respectively. Our net operating loss, or NOL, carry-forwards expire for federal tax purposes at various dates from 2011 through 2025, and expire for state tax purposes in 2006 through 2015.

We occupy approximately 51,644 square feet of executive offices, laboratory, warehouse and production facilities in El Dorado Hills and West Sacramento, California, Burley, Idaho, Dillon, Montana and Scottsdale, Arizona.

RiceX™ and RiceX Solubles™ are our registered trade names. TheraFoods®, ProCeuticals®, NutraGlo®, NutraBeauticals®, Mirachol®, Max “E”®, Max “E” Glo®, StaBran®, RiSolubles® and RiceMucil®, are some of our registered trademarks. In total, we have thirty five registered trademarks. In addition to our trade names and our trademarks, we hold patents to the production of Beta Glucan and a micro nutrient enriched rice bran oil process. We also hold patents to a method to treat high cholesterol, to a method to treat diabetes and the process for producing Higher Value Fractions, or (“HVF”) from stabilized rice bran. See PATENTS AND TRADEMARKS below.

Our corporate offices are located at 1261 Hawk's Flight Court, El Dorado Hills, California 95762. Our telephone number is (916) 933-7000. We have two wholly-owned subsidiaries, NTI, which in turn wholly owns NutraGlo Incorporated, a Nevada corporation, and RiceX, which wholly owns RiceX Nutrients, Inc., a Montana corporation. We also own part of NutraStarSport, Inc., a Nevada corporation.

HISTORY

We originally incorporated on March 18, 1998 in California as Alliance Consumer International, Inc. On December 14, 2001, NTI effected a reorganization with the inactive publicly-held company, Alliance Consumer International, Inc., and the name was changed to NutraStar Incorporated. As a result of the reorganization NTI became a wholly-owned subsidiary of NutraStar Incorporated and NutraStar Incorporated assumed the business of NTI.

On October 1, 2003, NutraStar Incorporated changed our name to NutraCea and the common stock began trading on the OTCBB under the symbol "NTRC." On November 12, 2003, we declared a 1:10 reverse stock split. Our common stock trades on the OTCBB under the symbol "NTRZ."

On April 27, 2000, NutraStar formed NutraGlo Incorporated, or NutraGlo, a Nevada corporation, which was owned 80% by NTI and 20% by NaturalGlo Investors L.P. During 2001, NutraGlo started marketing, manufacturing and distributing one of our products to the equine market. In 2002, we issued 250,001 shares of our common stock to NaturalGlo Investors L.P. in exchange for the remaining 20% of the common stock of NutraGlo. The value of the shares was $250,001. As a result, NutraGlo is now a wholly-owned subsidiary of NTI.

At special meetings of shareholders held on September 28, 2005 the shareholders of NutraCea and RiceX approved various matters relating to the proposed merger between the two companies. On October 4, 2005, we acquired RiceX in a merger transaction in which our wholly-owned subsidiary, Red Acquisition Corporation, merged with and into RiceX, with RiceX surviving the merger as our wholly-owned subsidiary. Each share of RiceX common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.76799 shares of NutraCea’s common stock.

The stockholders of RiceX received 28,272,064 shares of NutraCea common stock in exchange for 100% of the shares of RiceX common stock, and NutraCea assumed all outstanding options and warrants to purchase RiceX common stock, which became options and warrants to purchase an aggregate of 11,810,507 shares of NutraCea common stock.

PRODUCTS

The RiceX Process stabilizes rice bran, which is the portion of the rice kernel that lies beneath the hull and over the white rice. Rice bran contains over 60% of the nutritional value of rice. However, without stabilization, the nutritional value of rice bran is lost shortly after the milling process. This is due to the lipase-induced rancidity caused by the rice milling process. Consequently, this rich nutrient resource must either be thrown away or disposed of as low value animal feed. The RiceX Process deactivates the lipase enzyme and makes the bran shelf life stable for a minimum of one year. While other competing processes have been able to stabilize rice bran for a limited time, the RiceX Process naturally preserves more of the higher value nutritional and antioxidant compounds found in rice bran for a significantly longer period of time.

The RiceX Process has enabled RiceX to develop a variety of nutritional food products, including its primary product, RiceX® Stabilized Rice Bran. The RiceX® Stabilized Rice Bran RiceX produces meets microbiological standards for human consumption. Our customers include consumer nutrition and healthcare companies, domestic and international food companies, and companion animal feed manufacturers.

We produce stabilized, nutrient-rich rice bran that may be used in a wide variety of new products. We are pursuing the development of proprietary rice bran products from stabilized rice bran. Our current products include:

RiceX Stabilized Rice Bran:
Stable whole rice bran and germ. This is our basic stabilized rice bran product that is both a food supplement and an ingredient for cereals, baked goods, companion animal feed, health bars, etc., and also the base material for producing RiceX Solubles, oils and RiceX Fiber Complex.

RiceX Stabilized Rice Bran Fine:	This is the same product as the RiceX Stabilized Rice Bran, except that it has been ground to a particle size that will pass through a 20 mesh screen. It is used primarily in baking applications.

Dextrinized Rice Bran:
A carbohydrate converted RiceX Stabilized Rice Bran that is more suitably used in baking and mixed health drink applications. This product contains all of the nutrient-rich components of RiceX Stabilized Rice Bran.

RiceX Solubles:
A highly concentrated soluble carbohydrate and lipid rich fraction component of RiceX Stabilized Rice Bran with the fiber removed. RiceX Solubles also embodies a concentrated form of the vitamins and nutrients found in RiceX Stabilized Rice Bran.

RiceX Fiber Complex:
Nutrient-rich insoluble fiber source that contains rice bran oil and associated nutrients. This product, designed for use by the baking and health food markets, is the remaining ingredient when RiceX Stabilized Rice Bran is processed to form RiceX Solubles.

In addition to the above, further refining RiceX Stabilized Rice Bran into oil and its by-products can produce Max RiceX Defatted Fiber and Higher Value Fractions.

Max "E" Oil:
Nutrient-rich oil made from RiceX Stabilized Rice Bran. This oil has a high flash point, which provides a very long fry life, and it is not readily absorbed into food. In addition, the oil maintains many of the nutritional benefits of the whole rice bran products.

RiceX Defatted Fiber:	Low fat soluble fiber that does not contain rice bran oil. This is a product designed for use by the baking industry for its high fiber nutritional benefits.

Higher Value Fractions:
Nutraceutical like compounds naturally occurring in RiceX Stabilized Rice Bran and Rice Bran Oil that provide specific health benefits. Tocopherols, tocotrienols, and gamma oryzanol are some of the antioxidant-rich fractions that are found in rice bran and are enhanced by stabilization, with the gamma oryzanol being unique to rice.

We have developed a number of product lines using RiceX Process stabilized rice bran products and proprietary rice bran formulations in various categories.

OTHER PRODUCTS

On September 13, 2005, we entered into a Production Facility Development and Rice Bran Supply and Purchase Agreement (the “Production Agreement”) with Food Trading Company Dominicana, S.A., or FTCD, a Dominican Republic company that owns and operates a substantial rice milling operation located in the Dominican Republic. We and FTCD have agreed to form one or more entities to operate in the Dominican Republic and Haiti which will be equally owned by us and FTCD (the “Jointly Owned Company”). The term of the Production Agreement is ten years.

Under the terms of the Production Agreement, we will initially ship and produce from our United States facilities. The Jointly Owned Company will then package individual servings of the rice fiber solubles mixed with water (the “Products”). The Products are intended to be sold and distributed through government-sponsored feeding programs within the Dominican Republic and Haiti. NutraCea has agreed to grant to the Jointly Owned Company an exclusive license in the Dominican Republic and Haiti to manufacture, package and distribute the Products. The Jointly Owned Company can, at the option of both parties, agree to construct or improve a production facility for the processing of stabilized rice bran into a bulk fiber soluble mixture in the Dominican Republic.

FTCD is responsible for purchase agreements for the Jointly Owned Company’s Products in the aggregate amount of at least $10.8 million annually for the first two years of the agreement and at least $4 million monthly for years three and four of the agreement. As of the date of this prospectus, we have not sold any product into the Dominican Republic.  Additionally, FTCD has agreed to obtain all appropriate governmental and legal permits relating to the operation of the Jointly Owned Company, and to sell quantities of raw rice bran to the Jointly Owned Company for production of the Products.

Should we and FTCD elect to construct a Dominican Republic production facility, FTCD has agreed to lease land to the Jointly Owned Company for the construction of the production facility and we have agreed to secure financing to construct or improve the production facility. We have agreed to ship bulk fiber soluble mixture from our production facilities in the United States until we and FTCD elect to construct a facility in the Dominican Republic.

In November 2005 NutraCea signed a Supply and Distribution Agreement with T. Geddes Grant, a Jamaican Corporation. The agreement requires us to deliver a customized formulated and fortified RiSolubles mix to T. Geddes Grant. The agreement requires that T. Geddes Grant purchase a minimum of $4.5 million of the custom formulation per year for a term of two years. Under the terms of the agreement, T. Geddes Grant is also appointed as exclusive distributor for the territory of Jamaica, Barbados and Trinidad. T. Geddes Grant is obligated to obtain all necessary regulatory approvals for marketing NutraCea products in the Territory and use its best efforts to develop commercial sales in the Territory.

INDUSTRY BACKGROUND

By definition, nutraceuticals are products from natural sources that have biologically therapeutic effects in humans and animals. These compounds include vitamins, antioxidants, polyphenols, phytosterols, as well as macro and trace minerals. The RiceX Process stabilized rice bran and rice bran oil are good sources for some of these compounds, including tocotrienols, a newly discovered complex of vitamin E, and gamma-oryzanol, which is found only in rice bran. Among other things, these compounds act as potent antioxidants. Stabilized rice bran and its derivatives also contain high levels of B-complex vitamins and beta-carotene, a vitamin A precursor. Stabilized rice bran also contains high levels of carotenoids and phytosterols, both essential fatty acids, as well as a balanced amino acid profile and both soluble and insoluble fiber which promote colon health. See section “Benefits of RiceX Stabilized Bran” for additional information.

Rice is one of the world's major cereal grains, although United States production of rice is only a small fraction of total world production. According to the United States Department of Agriculture, approximately 65% of the nutritional value of rice is contained in the rice bran, the outer brown layer of the rice kernel which is removed during the milling process. However, raw, unstabilized rice bran deteriorates rapidly. Because of the rapid degradation and short shelf life, rice bran has not been widely accepted as a component of nutrition, health or beauty products, notwithstanding the known benefits. We have developed a method of stabilizing rice bran we believe is superior to other methods, and provides a shelf life greater than one year, which we believe is longer than any other stabilized rice bran. The longer shelf life allows for economical production of nutrition products which incorporate rice bran ingredients.

As the market becomes more aware of the value of our ingredients and proprietary formulations we believe demand for our products will increase materially. Since stabilized rice bran is a safe food product, we believe that its beneficial effects can be obtained with no known deleterious side effects, such as those that may be present in pharmaceuticals. Many physicians have taken an interest in our nutraceutical products as a means of offering alternative or complementary approaches for treating serious healthcare problems. If further clinical trials support the beneficial effects of our nutraceutical and medical foods products and if the medical community widely endorses such use of our products, we believe that our products in certain situations, may be used as a nutritional therapy either prior to or as a complement to traditional pharmaceutical therapies for the treatment of a variety of ailments including diabetes and coronary heart disease.

THE IMPORTANCE OF RICE

Rice is the staple food for approximately 70% of the world’s population, and is the staple food source for several of the world’s largest countries. World rice production is expected to be more than 500 million metric tons in the 2005-2006 crop year (according to the United States Department of Agriculture), constituting more than one quarter of all cereal grains produced worldwide. The United States accounts for less than 2% of the world’s rice production. 90% of world rice tonnage is produced in 13 countries with aggregate populations of 3.2 billion people (according to the USA Rice Federation, Rice Notes). Approximately 75% of all rice production occurs in China, India, South East Asia, Africa and South America. Combined, these regions have a population of 2.3 billion people (nearly 50% of the world’s population), and an average per capita gross domestic product of $2,000 (less than one tenth of the U.S. average).

Malnutrition is a common problem in this group of nations, particularly for people located in rural villages where subsistence rice farming is a primary livelihood. Transportation and storage are poor. Consequently, locally grown rice is consumed locally and the amount of food available varies widely over time with changes in seasons and weather. Children are especially susceptible to variations in local agricultural output due to their heightened nutritional needs and dependency on others for food. Per capita rice consumption in many of the poorer rice belt countries exceeds one pound per day.

Despite the importance of rice as a worldwide food source and the problems associated with nutritional deficiencies in rice-dependent nations, approximately 65% of the nutrients found in rice are destroyed during milling. Most of the rice nutrients are contained in the outer brown layer of the rice kernel known as the bran layer, which, because of poor stability, becomes inedible due to lipase-induced rancidity or microbiological spoilage shortly after the milling process.

RICE PROCESSING AND RICE BRAN STABILIZATION

When harvested from the field, rice is in the form of paddy, or “rough” rice. In this form, the rice kernel is fully enveloped by the rice hull. The hull is dried and then removed in the first stage of milling, yielding brown rice. In the second stage of milling, the outer brown layer, or rice bran, is removed to produce white rice. Rice bran is composed of the rice germ and several sub-layers, which accounts for approximately 8% by weight of paddy rice and contains over 60% of the nutrients found in each kernel of rice. (See Juliano, B.O., 1985 Rice: Chemistry and Technology, American Association of Cereal Chemists, St. Paul, MN, pp. 37-50.)

Under normal milling conditions, when brown rice is milled into white rice, the oil in the bran and a potent lipase enzyme found on the surface of the bran come into contact with one another. The lipase enzyme causes very rapid hydrolysis of the oil, converting it into glycerol, monoglycerides, diglycerides and free fatty acid, or FFA. As the FFA content increases, the rice bran becomes unsuitable for human or animal consumption. At normal room temperature, the FFA level increases to 5-8% within 24 hours and thereafter increases at the rate of approximately 4-5% per day. Rice bran is unfit for human consumption at 5% FFA, which typically occurs within 24 hours of milling.

When the lipase enzyme can be deactivated, rice bran can be stabilized, thus preserving a potentially important nutrient source that is largely wasted today. Heat will deactivate the lipase enzyme, reduce microbiological load and reduce moisture levels. Although heat serves as the basis for most attempts to stabilize rice bran, most of the rice bran nutrients are lost in this process. Parboiled, or converted rice, is subjected to soaking and steaming prior to being dried and milled. This process softens the rice kernel and reduces the problem of lipase-induced hydrolysis. The bran produced from parboiled rice, however, is only semi-stabilized, typically spoiling in 20 days or less. The parboiling process also destroys much of the nutritional value of the bran because many of the micro nutrients are water-soluble and are leached out during the parboiling process. There have been a number of attempts to develop alternative rice bran stabilization processes that deactivate the lipase enzyme using chemicals, microwave heating and variants on extrusion technology. We believe each of these efforts results in an inferior product that uses chemicals or does not remain stable for a commercially reasonable period, or the nutrients in the bran are lost thereby significantly reducing the nutritional value in the bran.

THE NUTRACEA/RICEX SOLUTION

The RiceX Process uses proprietary innovations in food extrusion technology to create a combination of temperature, pressure and other conditions necessary to deactivate the lipase enzyme without significantly damaging the structure or activity of other, higher value compounds, oils and proteins found in the bran. The RiceX Process does not use chemicals to stabilize raw rice bran, and produces an “all natural” nutrient-rich product.

Our processing equipment is designed to be installed on the premises of any two-stage rice mill and is located downstream from the rice polishers. After hulling, the rice is transported pneumatically to the rice polishing room where the brown rice kernels are tumbled and the rice bran is polished from the surface of each kernel. The bran is separated from the denser polished rice grain using our proprietary process and is transported pneumatically to a loop conveyor system we designed. The loop conveyor system immediately carries the fresh, unstabilized rice bran to the RiceX Company stabilizer. Stabilization is achieved by feeding the fresh rice bran into a specially designed and proprietary technological process. The result is a selectively deactivated lipase enzyme and reduced microbiological load. Process controllers that maintain process conditions within the prescribed pressure/temperature regime control the system. In case of power failure or interruption of the flow of fresh bran into the system, the electronic control system is designed to purge our equipment of materials in process and safely shut down.

Bran leaving our stabilization system is further tempered through an additional proprietary technological process that further tempers and reduces the moisture. We call this bran “RiceX Bran”. This RiceX Bran is then discharged onto the cooling unit. A further proprietary process involving specifically controlled air pressure and humidity. The cooled RiceX Bran is then loaded into one ton shipping containers for transportation to other processing facilities or is transported by pneumatic conveyor to a bagging unit for packaging in 30, 40, 50 and 2,000 pound sacks. RiceX Bran has a shelf life of at least one year and is rich in tocopherols, tocotrienols, oryzanols, a complete and balanced amino acid profile and other nutritional and natural compounds that exhibit positive health properties.

The RiceX Process system is modular. The processing conditions created by the RiceX Process are unique. Each stabilization module can process approximately 2,000 pounds of RiceX Bran per hour and has a capacity of over 5,700 tons per year. Stabilization production capacity can be doubled or tripled by installing additional RiceX Company units sharing a common conveyor and stage system, which can handle the output of the world’s largest rice mills. We have developed and tested a smaller production unit, which has a maximum production capacity of 840 tons per year, for installation in countries or locations where rice mills are substantially smaller than those in the United States.

BENEFITS OF RICEX STABILIZED RICE BRAN

Rice bran is a rich source of protein, oil, vitamins, antioxidants, dietary fiber and other nutrients. The approximate composition and caloric content of RiceX Stabilized Rice Bran is as follows:

Fat	18%-23%
Protein	12%-16%
Total Dietary Fiber	23%-35%
Soluble Fiber	2%-6%
Moisture	4%-8%
Ash	7%-10%
Calories	3.2 kcal/gram

Rice bran is unique in the plant kingdom. Its protein is hypoallergenic and contains all of the essential amino acids, the necessary building blocks of protein in the body. Rice bran contains approximately 20% oil, which closely resembles peanut oil in fatty acid composition and heat stability. Rice bran oil contains essential fatty acids and a broad range of nutraceutical compounds that have been demonstrated to have therapeutic properties. (See Cheruvanky and Raghuram, 1991 Journal of the American College of Nutrition, Vol. 10, No. 4, pp. 593-691.) In July 2005 we entered into a consulting agreement with an individual to assist in the research and validation of our products in the medical foods market.

Nutraceuticals are food constituents that have human therapeutic effects. Some of these compounds include a newly discovered complex of Vitamin E called “tocotrienols,” and gamma oryzanol, which is only found in rice. These compounds are potent antioxidants that have been shown to aid in reducing damage from free radicals in the body. RiceX Bran also contains very high levels of B-complex vitamins, betacarotene (a vitamin A precursor), other carotenoids and phytosterols, as well as both soluble and insoluble fiber. (See Saunders, 1990, Rice Bran Oil, presented at Calorie Control Council Meeting, February 14, 1990, Washington, D.C.)

We have been assigned five U.S. patents relating to the production or use of nutraceutical HVF products. See PATENTS AND TRADEMARKS below.

BUSINESS STRATEGY

Our goal is to become the world’s leading producer and distributor of stabilized rice bran and rice bran based products in the premium consumer food and animal feed sectors of the marketplace. We produce stabilized rice bran and related products in manufacturing facilities we own or through joint venture arrangements. See SUPPLY AND MANUFACTURING below. We intend to protect our process and products through both trade secret protection and through patent and trademark protection. See PATENTS AND TRADEMARKS below.

We believe that clinical support for stabilized rice bran products will further enhance the value of our products as nutraceuticals and functional food ingredients. Finally, we intend to aggressively market our products in four distinct product areas. These areas are nutraceuticals, functional food ingredients, performance feed and companion pet food supplements, and rice bran oils. In further pursuit of this goal, we have focused and will continue to focus our marketing and development efforts in developed regions, including the U.S., Europe, South Africa, Argentina, Japan, South Korea and Taiwan; and in developing regions, including in Central and South America, India, China, Indonesia and most of the other countries in Asia and Africa.

DEVELOPED NATIONS

In developed nations, our focus is on producing and selling ingredients to large consumer product marketers as health enhancing ingredients for existing or newly developed products, and as stand-alone products to consumers. In addition, we have continued relationships with South Korean, German and other European companies to introduce our products into these regions. Although there can be no assurance that our products will be successfully introduced into these regions, we believe that interest of this type validates the potential opportunity. In addition, we believe that the relationship reflects the strategy for our foreign ventures. We intend to seek other opportunities in developed nations by converting stabilized rice bran grown in those countries into finished goods and into HVFs with demonstrated health or nutritional benefits.

DEVELOPING NATIONS

Our strategic development, using the RiceX model, has been focused on making our nutrient-dense stabilized rice bran products available to developing countries where nutritional deficiencies are a major concern, particularly among school-aged children. We remain on the cutting edge in developing nations by reducing malnutrition and enhancing nutritional growth potential school-aged children. The school nutritional and diet upgrading programs in developing countries worldwide represent a multi-billion dollar market opportunity for us. The Food and Agriculture Organization of the United Nations and the Foreign Agricultural Service of the United States Department of Agriculture have targeted over 800 million nutritionally deficient humans for assistance in the worldwide program titled “American Special Supplemental Food Programs for Women, Infants and Children”.

RiceX’s first international strategic alliance was established in December 2000 with PRODESA and the Christian Children’s Fund in Guatemala. Under this alliance, we supplied nutritionally dense ingredients throughout Guatemala over a twelve-month period starting in January 2001. As a result, our stabilized rice bran product, RiceX Solubles, has been used as a base for a nutritionally enhanced drink for school breakfast and lunch programs to over 67,000 children in rural communities throughout Guatemala. The twelve-month program in Guatemala was highly successful in reducing malnutrition in school age children and enhancing their nutritional growth potential. This proof-of-concept program in Guatemala generated nearly $2,300,000 in revenues for RiceX in the year ended December 31, 2001. In 2002 and following the similar program of Guatemala, El Salvador’s Ministry of Education in San Salvador purchased RiceX’s stabilized rice bran product, RiceX Solubles, for applications in its school nutrition programs for El Salvadorian children. RiceX had similar programs in the region in 2003 and 2004.

We are in the process of broadening our presence in the international markets. Building on our 2001 successful proof-of-concept program in Guatemala, we continue to develop and expand international market development activities in Central and South America. We have initiated discussions with governmental agencies within various Central and South America countries to explore securing contracts for the introduction of our highly nutritious and proprietary food supplements for use in local and national school feeding initiatives and family nutritional support programs. We are pursuing a strategy to introduce our technology to both the public and private sectors simultaneously using the strength of our local partners in foreign markets.

We are building alliances with strong partners demonstrating our commitment to building the type of mutually-beneficial strategic relationships that could launch our products through distribution channels in commercial and retail outlets in Latin America countries as well as supply a better, more cost effective solution for government feeding programs.

We continue to work with major rescue and relief agencies, congressional supporters and government offices of the USDA and the United States Agency for International Development to bring a multi-year program to provide nutritional drinks to one million children each school day from a RiceX facility located within the Central American region. We have secured a financing commitment from Overseas Private Investment Corporation to assist in funding the facility. However, there can be no assurance that this financial commitment will lead to building a facility in the Central American region.

We also intend to partner with local governments and companies in developing nations, on a joint venture basis, to stabilize locally grown rice bran for local consumption and for future export. We plan to introduce our stabilization process systems in large rice mills located in Central and South America, China, India and Southeast Asia in the future. In many developing nations, the average person has a 300-500 calorie daily diet deficit. (See The Food and Agriculture Organization of the United Nations (FAO), Agrostat PC, on diskette (FAO, Rome, 12993); and the World Resources Institute in collaboration with the United Nations Environment Programme and the United Nations Development Programme, World Resources 1994-95 (Oxford University Press; New York, 1994), p. 108.) If we are able to expand into these areas, the installation of 100 RiceX processing systems has the capacity to provide up to 500 nutritionally dense calories to over 100 million people daily on an ongoing basis. The diet supplement provided by the locally grown and stabilized rice bran would help those people approach U.S. levels of nutrition.

We continue to hold discussions regarding the demonstration of our system and the end products for our technology with a number of companies and governments including countries in Central America, India, China, Argentina, Brazil, Malaysia and certain African countries. We currently have signed binding letters of intent with companies in the food processing business and rice milling business in Central and South America countries as well as the Far East. See MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - “International Initiatives”, for additional discussions. However, there can be no assurance that these agreements and discussions will lead to implementation of the RiceX Process with these companies or governments.

SALES AND MARKETING

We have targeted four distinct product areas in which RiceX Bran and related products may be used as the primary ingredient. Our key marketing strategy is to form strategic alliances with industry leaders in each of our target markets. This strategy will allow us to leverage the research, marketing and distribution strengths of our partners in order to more economically and efficiently introduce and market products. We have formed alliances, or have entered into negotiations to form alliances, in each of our target markets, which are nutraceuticals, functional food ingredients, performance feed and companion pet food supplements.

Our overall marketing plans in each of the target markets are discussed below.

Nutraceuticals

Nutraceuticals are food-derived substances with pharmaceutical-like properties, including vitamins and dietary supplements. RiceX Bran can be used as a nutraceutical to provide certain specific nutrients or food components (including antioxidants, oryzanols, Vitamin E, Vitamin B, and bran fiber) or to address specific health applications such as cardiovascular health, diabetes control, fighting free radicals and general nutritional supplementation. Our ingredient products are sold to consumer nutrition and healthcare companies, national nutritional retailers, multi-level personal product marketers, and an infomercial company.

Functional Food Ingredients

RiceX Bran is a low cost, all natural food product that contains a unique combination of oil, protein, carbohydrates, vitamins, minerals, fibers, and antioxidants that can be used to enhance the nutritional value of popular consumer products. Foods that are ideally suited for the addition of RiceX Bran to their products include cereals, snack foods and breads. We are marketing RiceX Stabilized Bran to consumer food companies for use in already established products and for development of new products.

The functional food market in the United States is $16 billion and we estimate that this represents more than a several $100 million annual market share opportunity for us. Premium ingredient manufacturers are in high demand and we are strategically positioned to take advantage of this growing and sustainable market opportunity. Our proprietary technology and product patents represent extremely valuable assets for achieving strategic leverage in this industry segment.

Performance Feed and Companion Pet Food Supplements

We also market RiceX Bran as a feed supplement for animals. RiceX Stabilized Bran is used as an equine feed supplement and has proven to provide greater muscle mass, improved stamina, and hair-coat luster when added to a normal diet. Show and performance horses represent the premium end of the equine market and present more than a $100 million annual market share opportunity for our future revenue growth. During 2003, RiceX launched its own equine supplement label “Max E Glo”. In 2004, RiceX entered into a distribution agreement with MannaPro, a national feed distributor, and in May 2006, we entered into a supply agreement with Wolcott Farms.

Rice Bran Oils

Nutrient-rich oil made from RiceX Stabilized Rice Bran has a high flash point, which provides a long fry life and is not readily absorbed into food. The oil also maintains many of the nutritional benefits of whole rice bran products, making it ideally suited for healthy salad and cooking oils. We hold a patent on the process for obtaining micronutrient enriched rice bran oil. There can be no assurance that any of our Stabilized Rice Bran Oil marketing efforts will be successful.

MARKETING METHODS

As of May 23, 2006, we have a Senior Vice-President of Sales and Marketing and four domestic sales representative. In addition, we have one equine market consultant and an agreement with a European Brokerage firm for the United Kingdom and Benelux markets, for developing and marketing RiceX Bran products. In addition, we have retained a firm to provide and assist in potential qualified customer introductions. We also have a non-exclusive agreement with a firm granting rights to advertise, promote, market, sell and distribute some of our products world-wide. We continue to work to develop additional significant alliances in efforts to increase our sales volume.

Pursuant to the Stabilized Rice Bran Processing Sales and Marketing Agreement between NutraCea and Farmers’ Rice Cooperative, or Farmers, a cooperative association organized under the California Food and Agriculture Code, dated September 1, 2005, Farmers has an exclusive license to use our rice bran processing equipment for production of stabilized rice bran for sale to a limited number of Farmers customers.

Our Nutrition Supplements are currently marketed domestically through various distribution channels. In addition, we distribute products under the names FlexProtex™, Rice'n Shine™, Flex Protex Cream™, SuperSolubles®, ZymeBoost® and CeaBars™ through ITV Global, Inc. ("ITV"), a direct response marketing company. We and ITV entered into a Private Label Supply Agreement (the "Supply Agreement") and Strategic Alliance on August 24, 2005. Pursuant to this agreement, ITV will market and sell our products through infomercials. These infomercials will feature our former Chief Executive Officer, Patricia McPeak, for which she will receive a royalty of $1.00 per unit sold through these infomercials. In 2005, we generated $3,012,000 and $2,592,000 in sales from these infomercials in 2005 and the first quarter of 2006, respectively. The Supply Agreement has an initial term of two years and allows for a subsequent one-year term renewal. We have agreed in the Supply Agreement to fulfill ITV's requirements for the products specified in the agreement while ITV will use its best efforts to market, distribute and sell such products. The contracts have specific unit and dollar minimums in order for them to maintain limited exclusivity.

Our nutraceutical equine products are distributed under the name "Absorbine Flex+®" by W.F. Young, Inc. We and W.F. Young entered into a distribution agreement on May 1, 2001, which provides for NutraGlo to manufacture, package and ship all W.F. Young's sales requirements while W.F. Young is granted a license to use and market our equine products. NutraGlo has agreed to sell its equine healthcare products exclusively through W.F. Young at preferred product prices. W.F. Young has agreed to use its best efforts to promote NutraGlo's current and future equine products and make minimum product purchases. In May of 2003, the purchase requirements for the three-year contract had been met. The distribution agreement was for an initial term of three years ending on August 31, 2004. On September 18, 2003, NutraCea, W.F. Young and Wolcott Farms, Inc. entered into a Technology Agreement which, among other things, extended the initial term of the Distribution Agreement through September 12, 2006, allowed for subsequent one-year term renewals and amended the minimum purchase requirement. On April 12, 2005, NutraCea and W.F. Young entered into a Manufacturing Agreement which granted to us the exclusive worldwide rights to manufacture certain equine products for W.F. Young. On the same date, NutraCea and W.F. Young entered into an Assignment of Interests in which W.F. Young transferred to us certain rights held by W.F. Young under the Technology Agreement in exchange for 1,222,222 shares of our common stock. In addition, certain rights to the Technology Agreement, held by NaturalGlo Specialty Products, LLC, a subsidiary of W.F. Young, were also transferred to NutraGlo in exchange for 166,667 shares of our common stock and W.F. Young's agreement to decline to exercise its options to acquire additional rights to certain NutraCea technologies under the Technology Agreement. Additionally, on April 12, 2005, NutraCea and W.F. Young entered into a Distribution Agreement under which we granted W.F. Young (i) the right of first offer and right of first refusal to market our stabilized rice bran food supplements (other than Equine Flex+) for the equine market and (ii) the right of first offer and right of first refusal to market the Flex+ product and Flex+ technology for the non-equine, non-human market.

We have developed a number of other nutraceutical animal products, which we are seeking to distribute, subject to certain limited rights of first refusal granted to W.F. Young, through various distribution channels such as the Internet and strategic joint ventures in the large animal, pet and veterinarian industries.

CUSTOMERS

Our major customers were ITV Global, Inc., W.F. Young, Natural Glo, Land O’ Lakes Purina Feed and PGP International. During 2005, we received approximately 85% of all sales revenue from these customers. A loss of any of these customers could have a material adverse effect on our revenues and results of operations.

SUPPLY AND MANUFACTURING

We purchase unstabilized rice bran from one major supplier, Farmers. Pursuant to our agreement with Farmers, our stabilization machinery is physically attached to Farmers rice processing plants and the rice bran by-product is directly transferred to our machinery for stabilization without the need for shipping. The relationship with Farmers is symbiotic, as the rice manufacturer searches for raw rice bran marketing channels while we have ready access to unstabilized bran. Farmers is currently our only supplier of unstabilized rice bran. We have recently entered into a new supply agreement with Louisiana Rice Mill which should approximately triple our existing capacity. We continue to seek additional relationships with rice processors, both in the United States and abroad as part of our overall business strategy. We believe suitable alternative supply arrangements are readily available if needed. Our production capacity, prior to the new Louisiana facility coming on line, stands at 1,500 tons per month.

As required, we ship RiceX Bran from our facility in California to our plant in Dillon, Montana for further processing into RiceX Solubles, Dextrinized Rice Bran and RiceX Fiber Complex. We have currently ordered additional equipment and are in the process of expanding the Dillon Montana facility. Additional equipment should increase our production of RiceX Solubles and RiceX Fiber Complex by more than 50%. We intend to acquire or construct an additional processing facility when and if the demand for RiceX Solubles, Dextrinized Rice Bran and RiceX Fiber Complex justifies expansion. Additionally, we have entered into an agreement with an individual to assist us in forming a joint operating agreement with a rice mill in either Ecuador or Colombia.

Every food product that we manufacture is produced under published FDA and USDA regulations for “Good Manufacturing Practices.” Our Chief Operating Officer oversees quality control and quality assurance testing. Product samples for each product code are analyzed for microbiological adherence to a predetermined set of product specifications and each lot is released only when it demonstrates its compliance with specifications.

RESULTS OF TRIALS AND SCIENTIFIC RESEARCH

The beneficial attributes of stabilized rice bran, including the RiSolubles® and RiceMucil® Nutritional Supplements, have been studied and reported by several laboratories, including Medallion Laboratories, Craft’s Technologies, Inc., Southern Testing & Research Laboratories, and Ralston Analytical Laboratories. NutraCea has no affiliation with any of the laboratories that performed these studies but did pay for certain portions of these studies. These analyses have verified the presence of antioxidants, polyphenols, and phytosterols, as well as beneficial macro and trace minerals, in NutraCea’s stabilized rice bran products. Antioxidants are compounds which scavenge or neutralize damaging compounds called free radicals. Polyphenols are organic compounds which potentially act as direct antioxidants. Phytosterols are plant-derived sterol molecules that help improve immune response to fight certain diseases.

A 57-subject clinical trial conducted by Advanced Medical Research with funding by RiceX suggested that consumption of the stabilized rice bran used in NutraCea’s RiSolubles® and RiceMucil® Nutritional Supplements may lower blood glucose levels of type 1 and type 2 diabetes mellitus patients and may be beneficial in reducing high blood cholesterol and high blood lipid levels. If warranted, NutraCea® may develop products which address the use of stabilized rice bran products as medical foods for, and to potentially make health benefit claims relating to, the effects of dietary rice bran on diabetes and cardiovascular disease.

Through several consulting physicians, we have established relationships with several medical institutions and practicing physicians who may continue to conduct clinical trials and beta work for our products. Some of these previous clinical trials are reviewed in an article published in the March 2002 issue of the Journal of Nutritional Biochemistry. The trials produced positive results by showing that the levels of blood lipids and glycosylated hemoglobin were reduced. Subsequently, six domestic and international patents were issued.

The W. F. Young Company, distributors of Absorbine® Equine Pain Relief Products, sponsored a 50-horse equine clinical trial, which demonstrated NutraCea’s Absorbine Flex+® Equine Products to be effective products for treating joint degeneration as well as inflammation in horses.

Our program managed by Christian Childrens Fund, or CCF, of Guatemala in 2001 was highly successful in reducing malnutrition in school age children and enhancing their nutritional growth potential. Our stabilized rice bran product, RiceX Solubles, was used as a base for a nutritionally enhanced drink for school breakfast and lunch programs to over 67,000 children in rural communities throughout Guatemala. CCF randomly selected 150 children from the group and evaluated their nutritional condition. Thirty-seven percent (37%) of the children were classified as having acute or chronic malnutrition at the start of the test. At the end of six months, no acute malnutrition existed and only 5% chronic malnutrition remained.

PATENTS AND TRADEMARKS

Through our subsidiary NTI, we filed a non-provisional patent application with 47 claims entitled "Methods of Treating Joint Inflammation, Pain and Loss of Mobility" on November 6, 2001. In a December 3, 2002 office action, the U.S. Patent and Trademark Office allowed 26 and disallowed 21 of the patent's 47 claims. Subsequently, in February 2004, the 26 claims which were allowed in December of 2002 were disallowed. In March 2004, we appealed the disallowance of the 26 claims which were previously allowed. Additionally, in October 2003, nine additional preventive claims were added to the patent. In February 2005, we received a written notification that the U.S. Patent and Trademark Office had allowed 11 claims and the prosecution of the application was closed. On June 8, 2005, NutraCea was granted U.S. Patent Number 6,902,739. We have entered into an agreement with a consulting firm to provide patent and license analysis.

Through our subsidiary RiceX, we have been assigned five U.S. patents relating to the production or use of Nutraceutical or HVF products. The patents include Patent Number 5,512,287 "PRODUCTION OF BETA-GLUCAN AND BETA-GLUCAN PRODUCT," which issued on April 30, 1996; Patent Number 5,985,344 "PROCESS FOR OBTAINING MICRONUTRIENT ENRICHED RICE BRAN OIL," which issued on Nov. 16, 1999; Patent Number 6,126,943 "METHOD FOR TREATING HYPERCHOLESTEROLEMIA, HYPERLIPIDEMIA, AND ATHEROSCLEROSIS," which issued on Oct. 3, 2000; Patent Number 6,303,586 B1 "SUPPORTIVE THERAPY FOR DIABETES, HYPERGLYCEMIA AND HYPOGLYCEMIA," which issued on Oct. 15, 2001 and Patent Number 6,350,473 B1 "METHOD FOR TREATING HYPERCHOLESTEROLEMIA, HYPERLIPIDEMIA AND ATHEROSCLEROSIS," which issued on Feb. 26, 2002. NutraCea currently has several additional patents filed and pending formal review, and we intend to apply for additional patents in the future as new products, treatments and uses are developed.

The RiceX Process is an adaptation and refinement of standard food processing technology applied to the stabilization of rice bran. We have chosen to treat the RiceX Process as a trade secret and not to pursue process or process equipment patents on the original processes. However, process improvements will be reviewed for future patent protection. We believe that the unique products, and their biological effects, resulting from RiceX's Stabilized Rice Bran are patentable.

We endeavor to protect our intellectual property rights through patents, trademarks, trade secrets and other measures. However, there can be no assurance that we will be able to protect our technology adequately or that competitors will not develop similar technology. There can be no assurance that any patent application we may file will be issued or that foreign intellectual property laws will protect our intellectual property rights. Other companies and inventors may receive patents that contain claims applicable to our systems and processes. The use of our systems covered by such patents could require licenses that may not be available on acceptable terms, if at all. In addition, there can be no assurance that patent applications will result in issued patents.

Although there currently are no pending claims or lawsuits against us regarding possible infringement claims, there can be no assurance that infringement claims by third parties, or claims for indemnification resulting from infringement claims, will not be asserted in the future or that such assertions, if proven to be true, will not have a material adverse affect on our financial condition and results of operations. In the future, litigation may be necessary to enforce our patents, to protect our trade secrets or know-how or to defend against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Any such litigation could result in substantial cost and diversion of our resources, which could have a material adverse effect on our financial condition and results of operations. Adverse determinations in such litigation could result in the loss of our proprietary rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from manufacturing or selling our systems or products, any of which could have a material adverse effect on our financial condition and results of operations. In addition, there can be no assurance that a license under a third party's intellectual property rights will be available on reasonable terms, if at all.

GOVERNMENT REGULATIONS

The Federal Food, Drug, and Cosmetic Act, or FFDCA, and the U.S. Food and drug Administration, or FDA, regulations govern the marketing of our products.

The FFDCA provides the statutory framework governing the manufacturing, distribution, composition and labeling of dietary supplements for human consumption. These requirements apply to our products trademarks TheraFoods® and ProCeutical®.

Marketers of dietary supplements may make three different types of claims in labeling: nutrient content claims; nutritional support claims; and health claims.

- Nutrient content claims are those claims that state the nutritional content of a dietary supplement and include claims such as “high in calcium” and “a good source of vitamin C.” The FFDCA prescribes the form and content of nutritional labeling of dietary supplements and requires the marketer to list all of the ingredients contained in each product. A manufacturer is not required to file any information with the FDA regarding nutrient content claims, but must have adequate data to support any such claims.

- Nutritional support claims may be either statements about classical nutritional deficiency diseases, such as “vitamin C prevents scurvy” or statements regarding the effect of a nutrient on the structure or function of the body, such as “calcium builds strong bones.” The FFDCA requires that any claim regarding the effect of a nutrient on a structure or function of the body must be substantiated by the manufacturer as true and not misleading. In addition, the label for such products must bear the prescribed disclaimer: “This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.”

- Health claims state a relationship between a nutrient and a disease or a health-related condition. FDA’s regulations permit certain health claims regarding the consumption of fiber and the reduction of risk for certain diseases, such claims may relate to rice bran ingredients.

The FDA has broad authority to enforce the provisions of federal law applicable to dietary supplements, including the power to seize adulterated or misbranded products or unapproved new drugs, to request product recall, to enjoin further manufacture or sale of a product, to issue warning letters, and to institute criminal proceedings. In the future, we may be subject to additional laws or regulations administered by the FDA or other regulatory authorities, the repeal of laws or regulations that we might consider favorable or more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws or regulations, nor can it predict the effect of such laws or regulations on its operations. We may be required to reformulate certain of its products, recall or withdraw those products that cannot be reformulated, keep additional records, or undertake expanded scientific substantiation. Any or all of such requirements could have a material adverse effect on our business and financial condition.

The Federal Trade Commission, or FTC, regulates the advertising of dietary supplement and other health-related products. The FTC's primary concern is that any advertising must be truthful and not misleading, and that a company must have adequate substantiation for all product claims. The FTC actively enforces requirements that companies possess adequate substantiation for product claims. FTC enforcement actions may result in consent decrees, cease and desist orders, judicial injunctions, and the payment of fines with respect to advertising claims that are found to be unsubstantiated.

In addition to the foregoing, our operations will be subject to federal, state, and local government laws and regulations, including those relating to zoning, workplace safety, and accommodations for the disabled, and its relationship with its employees are subject to regulations, including minimum wage requirements, anti-discrimination laws, overtime and working conditions, and citizenship requirements.

We believe that we are in substantial compliance with all material governmental laws and regulations.

COMPETITION

Although we believe that we are the only company to use non-chemical methods to stabilize all natural rice bran so that the bran has a shelf life of over one year, we compete with other companies attempting to stabilize rice bran, as well as companies producing other food ingredients and nutritional supplements. We believe that our primary competitor is Producer’s Rice Mill. This competitor may have greater capital resources than us; however, we believe that our products are superior in several ways to the product that Producer’s Rice Mill currently offers, including the palatability of our finished products. However, there can be no assurance that we will be able to compete successfully in the rice bran industry. We believe that our major nutritional supplement competitors include producers of wheat bran and oat bran, particularly in the functional food ingredients market segment.

We compete with other companies that offer products incorporating stabilized rice bran as well as companies that offer other food ingredients and nutritional supplements. Suppliers of nutritional supplements and other products that use stabilized rice bran provided by other suppliers are subject to the higher costs of shorter shelf life and the seasonal availability of stabilized rice bran ingredients. We also face competition from companies providing products that use oat bran and wheat bran in the nutritional supplements as well as health and beauty aids. Many consumers may consider such products to be a replacement for the products manufactured and distributed by us even though they have a higher incidence of allergic reactions and adverse health indications. Many of our competitors have greater marketing, research, and capital resources than we do, and may be able to offer their products at lower costs because of their greater purchasing power or the lower cost of oat and wheat bran ingredients. There are no assurances that our products will be able to compete successfully.

Research and Development Expenditures

During fiscal years 2005 and 2004, we spent $191,000 and $127,000, respectively, on product research and development.

Employees

As of March 3, 2006, we had a total of 25 full time employees and two part time employees. Our employee count may change periodically. From year to year we experience normal variable labor fluctuation at our production facility in Dillon Montana. In addition, we have three independently contracted staff members. We consider that our relations with our employees are good.

Description of Property

We currently lease 15,680 square feet of office, laboratory and warehouse space located at 1241 and 1261 Hawk’s Flight Court, El Dorado Hills, California, a 2,000 square foot office facility at 1901 Conant Avenue, Burly, Idaho, a 1264 square foot office facility at 6991 East Camelback Road, Scottsdale, Arizona and a 17,000 square foot warehouse facility at 1755 Enterprise Boulevard, West Sacramento, California. Our subsidiary, RiceX Nutrients, Inc., owns a 15,700 square foot production facility in Dillon, Montana. The lease for the El Dorado Hills facility expires in September 2006. The lease for our offices in Burley, Idaho expires in May 2009 and the lease for our West Sacramento, California warehouse facility is on a month to month basis. We have aggregate annual lease payments for all the facilities approximating $111,406.

We believe that our facilities are adequate for our anticipated needs through 2006 and that the properties are adequately covered by insurance.

Legal Proceedings

From time to time we are involved in litigation incidental to the conduct of our business. While the outcome of lawsuits and other proceedings against us cannot be predicted with certainty, in the opinion of management, no such lawsuits either individually or in the aggregate, are expected to have a material effect on our financial position or results of operations.

MANAGEMENT

Our directors, executive officers and key employees and their ages as of May 23, 2006 are as follows:

Name	Age	Position
Directors and Executive Officers:
Bradley D. Edson (1)(2)	46	Chief Executive Officer, President and Director
Todd C Crow (1)	57	Chief Financial Officer
Ike E. Lynch (1)	61	Chief Operating Officer
Margie D. Adelman	45	Secretary and Senior Vice President
David Bensol (3)(4)(5)	50	Director and Chairman of the Board
Eliot Drell	51	Director
James C. Lintzenich (2)(3)(4)	52	Director
Edward L. McMillan (2)(3)(5)	60	Director
Patricia McPeak (6)	65	Director
Steven W. Saunders	50	Director
Kenneth L Shropshire (4)(5)	51	Director

(1)	Messrs. Edson, Crow and Lynch also serve as Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of our subsidiary, The RiceX Company.
(2)	Messrs. Edson, Lintzenich and McMillan are also on the Board of Directors of our subsidiary, The RiceX Company.
(3)	Member of the Audit Committee.
(4)	Member of the Compensation Committee.
(5)	Member of the Nominating/Governance Committee.
(6)	Resigned as NutraCea’s Chief Executive Officer on October 2, 2005 and resigned as the Chairperson of the Board of Directors on May 24, 2006.

Biographical information for directors and executive officers:

Bradley D. Edson, has served as our Chief Executive Officer since October 2005 and as our President and as one of our directors since December 2004. Since October 2005, Mr. Edson also serves as Chief Executive Officer of our subsidiary, The RiceX Company, and one of its directors. Mr. Edson was formerly the Chairman and CEO of Vital Living Inc. (OTC BB: VTLV), a company that primarily developed and marketed nutraceuticals. Prior to Vital Living, Mr. Edson spent a decade developing a nationwide insurance agency focused on distribution channels for specialty products for the retail market. Prior to that, Mr. Edson was a former principal and officer of a NASD broker/dealer firm. Mr. Edson holds a Bachelor of Science Degree in Finance from Arizona State University.

Todd C. Crow, has served as our Chief Financial Officer since October 2005. Mr. Crow has served as Vice President of Finance and Chief Financial Officer of The RiceX Company since November 1998 and as Secretary of The RiceX Company from January 1999 to October 2005. From September 1997 to November 1998, Mr. Crow was Controller of The RiceX Company and from May 1996 to September 1997, he was The RiceX Company’s Chief Financial Officer. Prior to joining The RiceX Company, Mr. Crow held senior financial positions with the Morning Star Group, an agri-business holding company, and Harter, Inc., a food-processing manufacturer.

Ike E. Lynch has served as our Chief Operating Officer since October 2005. Mr. Lynch also currently serves as Chief Operating Officer of The RiceX Company and President and Chief Operating Officer of RiceX Nutrients . From January 1997 through 2004, Mr. Lynch served as Vice President of Operations and International Business Development of The RiceX Company. In 2005, Mr. Lynch became Chief Executive Officer of The RiceX Company and served in that position until the RiceX/NutraCea merger. From 1966 through 1982, Mr. Lynch was employed by the H. J. Heinz Company in various management roles, culminating with the President and CEO position of the Hubinger Company, a subsidiary of Heinz. In 1982, Mr. Lynch left Heinz to become President and CEO of Dawn Enterprises LLC, specializing in Ethanol production and marketing. Mr. Lynch left Dawn Enterprises in 1989 to form Centennial Foods, Incorporated, where he served as President and Chief Executive Officer until the acquisition of Centennial Foods by The RiceX Company in 1997.

Margie D. Adelman, was appointed Senior Vice President in January 2005 and Secretary of NutraCea in February 2005. From 2000 to 2004 Ms. Adelman owned and operated Adelman Communications, a full service public relations firm based in Boca Raton, Florida. From 1994 to 2000 Ms. Adelman was President of TransMedia Group, the largest public relations firm in Florida. Ms. Adelman holds a doctorate in Naturopathic Medicine from the Clayton School of Natural Medicine.

David Bensol, has served as one of our directors since March 2005 and as the Chairman of our Board of Directors since May 2006. Mr. Bensol currently is a management consultant. Mr. Bensol was the former CEO of Critical Home Care, which recently merged with Arcadia Resources, Inc. (OTC BB: ACDI). Mr. Bensol was the Executive Vice President and Director of Arcadia Resources from May 2004 until his resignation from those positions in December 2004. In 2000, Mr. Bensol founded what eventually became Critical Home Care, through a series of acquisitions and mergers. From 1979 to 1999 Mr. Bensol founded several companies which became successful companies in the areas of home medical equipment providers, acute care pharmacy providers and specialty support surface providers. Mr. Bensol became a registered pharmacist in 1979.

Dr. Eliot Drell, has been one of our directors since February 2004. Dr. Drell has been the Chief of Gastroenterology at Mercy Hospital, Folsom, California since 1984. Dr. Drell’s past medical appointments including acting as a Director of the Endoscopic unit at Mercy Hospital of Folsom, California and Marshall Hospital; Chief of Medicine at Mercy Hospital; Member of the Medical Executive Committee at both Mercy Hospital and Marshall Hospital; and Assistant Professor at U.C. Davis Medical Center. Dr. Drell is an active speaker and lecturer for major pharmaceutical companies.

James C. Lintzenich, has served as one of our directors since October 2005. Mr. Lintzenich has been a director of The RiceX Company since June 2003. Mr. Lintzenich has been a management consult since April 2001. From August 2000 to April 2001 Mr. Lintzenich served as President and Chief Operating Officer of SLM Corporation (Sallie Mae), an educational loan institution. From December 1982 to July 2000, Mr. Lintzenich held various senior management and financial positions including Chief Executive Officer and Chief Financial Officer of USA Group, Inc., a guarantor and servicer of educational loans. Mr. Lintzenich currently serves on the Board of Directors of AdminaStar Federal, Inc. (a Wellpoint, Inc. subsidiary) and the Lumina Foundation for Education.

Edward L. McMillan, has served as one of our directors since October 2005. Mr. McMillan has been a director of The RiceX Company since July 2004. From January 2000 to present Mr. McMillan owns and manages McMillan LLC., a transaction consulting firm which provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to food and agribusiness industry sectors. From July 2004 to October 2005, Mr. McMillan was a director of The RiceX Company. From June 1969 to December 1987 he was with Ralston Purina, Inc. and Purina Mills, Inc. where he held various senior level management positions including marketing, strategic planning, business development, product research, and business segment management. From January 1988 to March 1996, McMillan was President and CEO of Purina Mills, Inc. From August 1996 to July 1997, McMillan presented a graduate seminar at Purdue University. From August 1997 to April 1999 he was with Agri Business Group, Inc. Mr. McMillan currently serves on the boards of directors of Balchem, Inc. (AMEX:BCP); Durvet, Inc.; Newco Enterprises, Inc.; CHB LLC.; and Hintzsche, Inc. Mr. McMillan also serves as Chair of the University of Illinois Research Park, LLC and the University of Illinois Alumni Association.

Patricia McPeak, founder, has served as one of our directors since December 2001. From December 2001 to October 2005, Ms. McPeak served as our Chief Executive Office and from December 2001 to May 2006, she served as our Board Chairperson. She was the founder of NutraStar Technologies Incorporated and was the Chief Executive Officer, President and a director of NutraStar Technologies Incorporated from its formation in February 2000 until the reorganization transaction with NutraCea. From May 1989 until February 2000 she was the President and a director of The RiceX Company, which she co-founded. From 1981 to 1989, Ms. McPeak was an executive officer of Brady International, Inc. a company engaged in providing stabilized rice bran, which she also co-founded. Ms. McPeak has extensive experience in the field of protein and ingredient production, having served as an executive in the industry for 25 years.

Steven W. Saunders, has served as one of our directors since October 2005. He was a director of The RiceX Company from August 1998 to October 2005. Mr. Saunders has been President of Saunders Construction, Inc., a commercial construction firm, since February 7, 1991, and President of Warwick Corporation, a business-consulting firm.

Kenneth L. Shropshire, has served as one of our directors since April 2006. Mr. Shropshire has been a professor at the Wharton School of the University of Pennsylvania since 1986; serving as a David W. Hauck professor since 2001, the chair of the Department of Legal Studies from 2000 to 2005, and the faculty director of the Sports Business Initiative since 2004. Mr. Shropshire is currently the president of the Sports Lawyers Association. Mr. Shropshire was of counsel at the law firm of Van Lierop, Burns & Bassett, LLP, from 1998 to 2004 and has been a practicing attorney in Los Angeles, California, focusing on sports and entertainment law. Mr. Shropshire has also taught coursework at the University of Pennsylvania School of Law, the University of San Diego School of Law and Southwestern University School of Law.

All executive officers serve at the discretion of our board of directors. There are no family relationships between any of our directors or executive officers.

Our success, if any, will be dependent to a significant extent upon certain key management employees, including Messrs. Edson, Crow and Lynch and Mesdames McPeak and Adelman. We have entered into employment agreements with them as described under caption “Employment Agreements.”

All directors are elected annually and serve until the next annual meeting of shareholders or until the election and qualification of their successors. Each of our directors has served continuously since the date indicated above. Directors are elected annually at the meeting of the shareholders to serve a term of one year or until the next annual meeting of shareholders unless they die, resign or are removed. The remaining directors, though less than a quorum, may fill vacancies occurring on the Board of Directors and persons elected to fill vacancies serve until the next annual meeting of shareholders unless they die, resign or are removed. The Board has designated an Audit Committee consisting of Jim Lintzenich, David Bensol and Ed McMillan. Our Board has determined that the chairman of our Audit Committee, Mr. Lintzenich, meets the Securities and Exchange Commission's definition of audit committee financial expert. Mr. Lintzenich is “independent”, as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Director Compensation

Prior to the Merger with RiceX and the formation of the Board of Directors for our combined Company, effective October 4, 2005, NutraCea provided compensation to its directors for serving in such capacity in the form of grants of common stock from our 2003 Stock Compensation Plan. Upon joining the Board, NutraCea provides a one time issuance of 35,000 shares of restricted common stock to each board member, whether an employee or non-employee, for the first year of service on our Board plus reimbursement of expenses. This compensation program was replaced with a new compensation program, effective April 1, 2006, see below.

Common Stock Grants to Directors in the Year Ended December 31, 2005

Name	Shares Acquired	Value Realized
Bradley D. Edson	35,000	$14,000
David Bensol	35,000	$16,100
Eliot Drell, MD	-	-
James C. Lintzenich (1)	-	-
Edward L. McMillan (1)	-	-
Patricia McPeak	-	-
Steven Saunders (1)	-	-
Kenneth L. Shropshire (2)	-	-
Ernie Bodai, MD (3)	-	-
(1) Appointed to the Board October 4, 2005. (2) Appointed to the Board on April 5, 2006.
(3) Mr. Bodai resigned as Director on September 28, 2005.

A new director compensation program was adopted, effective April 1, 2006, for independent Board members. In the second quarter of 2006 each independent Board member will receive $12,000 annual cash retainer, $1,000 to participate in each Board meeting, $500 if it’s a telephonic meeting, $2,000 per year to serve on the Audit and Compensation Committee with an additional $1,000 to serve as a committee chairman. Each non-employee Director will also receive a warrant to purchases 35,000 shares of our common stock per year. The Chairman of our Board of Directors will receive an additional $4,000 to serve in that capacity.

Executive Compensation

The following Summary Compensation Table shows the aggregate compensation paid or accrued by NutraCea during fiscal years 2005, 2004 and 2003 to (i) each person who served as NutraCea’s Chief Executive Officer during 2005, and (ii) the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of 2005 and whose total annual salary and bonus in such year exceeded $100,000 (of which there was only one such persons), and (iii) up to two additional individuals for whom disclosures would have been provided in this table but for the fact that such persons were not serving as executive officers as of the end of fiscal 2005 (collectively with the Chief Executive Officer, the “Named Executive Officers”).

		Summary Compensation Table
		for Years Ended December 31, 2005, 2004 and 2003
		Annual Compensation			Long-Term Compensation
					Awards

Name and principal position	Year	Salary	Bonus	Other annual compensation	Restricted stock awards	Securities underlying options	All other compensation
Bradley Edson,	2005	$62,000	$250,000	(2)	35,000	—	—
Chief Executive	2004	2,000	—	—	—	6,000,000	$125,000(3)
Officer(1)

Patricia McPeak,	2005	150,000	150,000	(2)	—	—	—
Chief Executive	2004	150,000	100,000	$85,096(5)	53,200	2,000,000	$8,360,000(6)
Officer(4)	2003	150,000	100,000	(2)	—	—	—

Margie D. Adelman,	2005	135,000	78,000	(2)	—	2,000,000	—
Secretary, Senior
Vice President

Ike E. Lynch,	2005	135,000(7)	76,000	(2)	—	564,557(8)	41,000(9)
Chief Operating
Officer

Todd C. Crow,	2005	148,000(7)	78,000	(2)	—	537,678(8)	22,000(9)
Chief Financial
Officer

(1)
Mr. Edson became President on December 17, 2004 and Chief Executive Officer on October 4, 2005. In 2004, Mr. Edson was compensated $72,000 in consulting fees, which services were rendered through a firm in which he was a principle.

(2)	Other Annual Compensation is less than 10% of the total of Salary and Bonus.
(3)	Consists of $125,000 paid as consulting fees prior to Mr. Edson becoming President.
(4)	Ms. McPeak resigned as Chief Executive Officer on October 4, 2005.
(5)	Includes $73,096 paid by NutraCea to purchase an automobile for Ms. McPeak.
(6)
Represents the closing sales price of our common stock as reported on the OTC Bulletin Board on March 19, 2004, times 5,500,000 shares of NutraCea common stock that were issued to Ms. McPeak on March 19, 2004 for services rendered and stock reimbursements.

(7)	Represents total salary paid during 2005, consisting of nine month of salary paid by RiceX and three months of salary paid by NutraCea.
(8)	Represents options granted by RiceX that were assumed by NutraCea in the merger.
(9)	Represents payments for accrued vacation benefits paid by RiceX prior to the merger and contributions under 401(k) benefit plan.

Option Grants in Last Fiscal Year

The following table summarizes the options and warrants granted by NutraCea to its Named Executive Officers during the year ended December 31, 2005.

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date

Bradley Edson	—	—	—	—
Patricia McPeak	—	—	—	—
Margie D. Adelman(1)	2,000,000	91%(2)	$0.30	1/25/2015
Ike E. Lynch(3)	564,557	42%	$0.30	3/30/2015
Todd C. Crow(4)	537,678	40%	$0.30	3/30/2015

(1)
Represents two warrants, each to purchase 1,000,000 shares at $0.30 per share, that were granted to Ms. Adelman pursuant to her employment agreement. The first warrant vested as to 500,000 shares at the signing of the employment agreement and vested as to 500,000 shares on January 25, 2006. The other warrant will vest as to all 1,000,000 shares if NutraCea achieves annual gross sales over $25,000,000 and reports a positive EBITDA for the period. Both warrants expire on January 25, 2015.

(2)	This calculation excludes the options and warrants assumed by NutraCea in the merger transaction with RiceX.
(3)
Represents an option granted by RiceX and assumed by NutraCea in the merger. In 2005, RiceX issued to Mr. Lynch an option to purchase 735,111 shares of RiceX common stock. Pursuant to the merger, this option was assumed by NutraCea and became an option to purchase 564,557 shares of NutraCea common stock. One half of the option shares were fully vested and exercisable upon the date of grant, March 31, 2005. The remaining option shares vest and become exercisable proportionately over three years. On the third anniversary of the grant date, March 31, 2008, all option shares will be vested and exercisable.

(4)
Represents an option granted by RiceX and assumed by NutraCea in the merger. In 2005, RiceX issued to Mr. Crow an option to purchase 700,111 shares of RiceX common stock. Pursuant to the merger, this option was assumed by NutraCea and became an option to purchase 537,678 shares of NutraCea common stock. One half of the option shares were fully vested and exercisable upon the date of grant, March 31, 2005. The remaining option shares vest and become exercisable proportionately over three years. On the third anniversary of the grant date, March 31, 2008, all option shares will be vested and exercisable.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year End Option/SAR Values

The following table sets forth information regarding option and warrant exercises in fiscal 2005 and the value of options and warrants held by the Named Executive Officers as of December 31, 2005.

			Number of Securities Underlying Unexercised Options at 12/31//05		Value of Unexercised In-the-Money Options at 12/31/05 (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Bradley Edson	—	—	6,000,000	—	$3,000,000	—
Patricia McPeak	—	—	2,002,882	—	$1,000,000	—
Margie D. Adelman	—	—	1,002,500	1,000,000	$500,000	$500,000
Ike E. Lynch	—	—	1,271,078	188,186	$635,539	$94,093
Todd C. Crow	—	—	1,383,716	179,226	$691,858	$89,613

(1)
Based on the last reported sales price of NutraCea’s common stock as reported on the OTCBB on December 30, 2005 of $0.80, minus the exercise price (where the exercise price of a given option is greater than $0.80, the value of such option was calculated as zero).

Employment Agreements

On December 17, 2004, NutraCea entered into an employment agreement that expires December 31, 2007 with its current President and Chief Executive Officer, Bradley D. Edson, pursuant to which NutraCea is to pay Mr. Edson a base salary of $50,000 in year one; a base salary of $150,000 in year two; and a base salary of $250,000 in year three. The agreement also provides that Mr. Edson is entitled to an annual incentive bonus based upon performance (“Edson Incentive Bonus”) and to be provided a car allowance of $600 per month. The incentive bonus is payable annually within 10 days of the completion of NutraCea’s annual independent audit. The bonus is one percent of NutraCea’s “Gross Sales over $25, 000,000,” but only if NutraCea reports a positive EBITDA for the period. The bonus amount is limited to a maximum of $750,000 in any calendar year. In addition, Mr. Edson was issued warrants to purchase 6,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire ten years from the date of issuance.

Mr.  Edson’s employment may be terminated prior to the expiration of the agreement upon Mr. Edson’s death, disability or resignation or by NutraCea for cause or without cause. If Mr. Edson is terminated due to death or disability, he, or his estate, shall be entitled to receive the Edson Incentive Bonus with respect to the entire fiscal year in which he is terminated and six months of base salary. For the purposes of the employment agreement, “disability” means Mr. Edson’s inability, by reason of accident, illness or other disability, to perform substantially all of the normal duties and obligations for a period exceeding 180 days. If Mr. Edson’s employment is terminated by his resignation for good reason, he shall be entitled to receive his salary for the remainder of the term, but not less than an amount equal to his base salary in the preceding twelve months. For purposes of the employment agreement, “good reason” means the assignment to Mr. Edson of duties that are inconsistent with his title and duties under the employment agreement, a reduction in compensation and benefits without Mr. Edson’s prior consent, the failure of a successor of NutraCea to assume and perform the employment agreement or a corporate change of control (as defined in the employment agreement). If Mr. Edson is terminated without cause, he shall be entitled to receive his base salary for the remainder of the term, but not less than an amount equal to his base salary in the preceding twelve months, and the Edson Incentive Bonus through the remainder of the term. For purposes of the employment agreement, “cause” shall mean the conviction of Mr. Edson of a felony, a crime involving moral turpitude causing material harm to NutraCea’s reputation, or for fraud against NutraCea.

On January 25, 2005, NutraCea entered into a three year employment agreement with Margie D. Adelman, NutraCea’s Senior Vice President and Secretary, pursuant to which NutraCea is to pay Ms. Adelman a base salary of $150,000 per year. The agreement also provides that Ms. Adelman is entitled to a one-time initial bonus of $25,000 and will be eligible for future incentive bonuses based solely on the discretion of NutraCea’s Chief Executive Officer or President and the approval of NutraCea’s Compensation Committee. Ms. Adelman was issued a warrant to purchase 1,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share, 500,000 shares of which vested upon signing and 500,000 shares of which will vest on January 25, 2006, subject to forfeiture under certain terms and conditions. In addition, Ms Adelman was issued warrants to purchase 1,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 that will vest upon the achievement of NutraCea obtaining “Gross Sales over $25,000,000” and NutraCea reporting a positive EBITDA for the period. All warrants expire ten years from the date of issuance. On February 26, 2006, the agreement was modified to include a car allowance of $600 per month, a cost of living increase for the balance of the term of her agreement, and an additional week of paid vacation per calendar year. Ms. Adelman will receive additional compensation if she is terminated prior to the end of the term for disability or without cause. If Ms. Adelman is terminated due to a disability, she shall be entitled to receive six months of base salary. For the purposes of the employment agreement, Ms. Adelman’s “disability” shall mean that for a period of three months in any twelve month period, she is incapable of substantially fulfilling her duties under the employment agreement because of physical, mental or emotional incapacity from injury, sickness or disease. If Ms. Adelman is terminated prior to the end of the term without cause (as defined in the employment agreement), she shall be entitled to receive twelve months salary at her then current base salary.

In September 2005, we entered into a first amendment to employment agreement with Todd C. Crow, pursuant to which we assumed the employment agreement between Mr. Crow and The RiceX Company. The employment agreement, as amended, provides that Mr. Crow will serve as Chief Financial Officer of NutraCea and the RiceX Company. Mr. Crow’s employment agreement, as amended, provides that Mr. Crow will receive an annual base salary of $150,000, which salary will be reviewed annually and be adjusted to compensate for cost of living adjustments in the Sacramento metropolitan area. The agreement terminates on October 4, 2008. The term will be automatically extended for an additional one-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. Mr. Crow's employment may be terminated prior to the expiration of the agreement by the mutual written agreement of the parties or in the event of Mr. Crow's disability. For the purposes of the employment agreement, "disability" means Mr. Crow's inability, due to physical or mental impairment, to perform his duties and obligations, despite reasonable accommodation by us, for a period exceeding three months. Mr. Crow's employment may also terminated in the event of his death, notice by us of termination for cause (as defined in the agreement), or written notice by us of termination without cause, upon fourteen (14) days notice. Mr. Crow is entitled to compensation for early termination. If Mr. Crow is terminated without cause, we will pay to Mr. Crow, as liquidated damages and in lieu of any and all other claims which Mr. Crow may have against us, the amount equal to Mr. Crow's monthly base salary multiplied by the number of months remaining in the term of this agreement, or a payment amount equal to one year of Mr. Crow's base salary, whichever is greater. If Mr. Crow is terminated as the result of a change in control transaction (as defined in the employment agreement, as amended) and Mr. Crow is not employed in the same capacity or being paid the same base salary as he was employed with us, then Mr. Crow will receive a severance payment equal to two (2) years of Mr. Crow’s Base Salary, or the balance remaining to be paid under the terms of the agreement, whichever is greater.

In September 2005, we entered into a first amendment to employment agreement with Ike E. Lynch, pursuant to which we assumed the employment agreement between Mr. Lynch and The RiceX Company. The employment agreement, as amended, provides that Mr. Lynch will serve as Chief Operating Officer of NutraCea, The RiceX Company and RiceX Nutrients, Inc., a subsidiary of The RiceX Company. The employment agreement, as amended, provides that Mr. Lynch will receive an annual base salary of $150,000, which salary will be reviewed annually and be adjusted to compensate for cost of living adjustments in the Sacramento metropolitan area. The agreement terminates on October 4, 2008. The term will be automatically extended for an additional one-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. Mr. Lynch's employment may be terminated prior to the expiration of the agreement by the mutual written agreement of the parties or in the event of Mr. Lynch's disability. For the purposes of the employment agreement, "disability" means Mr. Lynch's inability, due to physical or mental impairment, to perform his duties and obligations, despite reasonable accommodation by us, for a period exceeding three months. Mr. Lynch's employment may also terminated in the event of his death, notice by us of termination for cause (as defined in the agreement), or written notice by us of termination without cause, upon fourteen (14) days notice. Mr. Lynch is entitled to compensation for early termination. If Mr. Lynch is terminated without cause, we will pay to Mr. Lynch, as liquidated damages and in lieu of any and all other claims which Mr. Lynch may have against us, the amount equal to Mr. Lynch's monthly base salary multiplied by the number of months remaining in the term of this agreement, or a payment amount equal to one year of Mr. Lynch's base salary, whichever is greater. If Mr. Lynch is terminated as the result of a change in control transaction (as defined in the employment agreement, as amended) and Mr. Lynch is not employed in the same capacity or being paid the same base salary as he was employed with us, then Mr. Lynch will receive a severance payment equal to one hundred eighty thousand dollars ($180,000).

On December 10, 2004, Patricia McPeak entered into an employment agreement with us. The employment agreement has a term of three years and provides that Ms. McPeak will be paid a base salary of $150,000 per year for the first two years of the term and $250,000 for the third year of the term. The term will be automatically extended for two additional one-year terms unless either party delivers notice of election not to extend the employment at least 180 days prior to the expiration of the term. The agreement also provides that Ms. McPeak is entitled to an annual incentive bonus based upon performance. The incentive bonus is payable annually within 10 days of the completion of NutraCea’s annual independent audit. The bonus is one percent of our “Gross Sales over $25,000,000,” but only if we report a positive EBITDA for the period. The bonus amount is limited to a maximum of $750,000 in any calendar year. In addition, we issued to Ms. McPeak a warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.30 per share. The warrant is immediately exercisable and expires ten years from the date of issuance. The warrant is subject to a lock-up agreement through December 31, 2007. The terms of Ms. McPeak’s employment agreement regarding early termination payments are substantially similar to those terms contained in Mr. Edson’s employment agreement.

Limitation of Liability and Indemnification Matters

NutraCea’s Articles of Incorporation provide that it will indemnify its officers and directors, employees and agents and former officers, directors, employees and agents unless their conduct is finally adjudged as involving intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. This indemnification includes expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by these individuals in connection with such action, suit, or proceeding, including any appeal thereof, subject to the qualifications contained in California law as it now exists. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding will be paid by NutraCea in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by NutraCea as authorized in the Articles of Incorporation. This indemnification will continue as to a person who has ceased to be a director, officer, employee or agent, and will benefit their heirs, executors, and administrators. These indemnification rights are not deemed exclusive of any other rights to which any such person may otherwise be entitled apart from the Articles of Incorporation. California law generally provides that a corporation shall have the power to indemnify persons if they acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of NutraCea and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person is judged liable for negligence or misconduct, this indemnification will apply only if approved by the court in which the action was pending. Any other indemnification shall be made only after the determination by NutraCea’s board of directors (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of shareholders (excluding any shareholders who were parties to such action) to provide such indemnification.

NutraCea carries Officers and Directors insurance. The aggregate limit of liability for the policy period (inclusive of costs of defense) is $5,000,000. The policy period ends on October 1, 2006.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NutraCea pursuant to the foregoing provisions, or otherwise, NutraCea has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

In November 2004, NutraCea purchased an automobile valued at $73,096 for use by Patricia McPeak, a director and former Chief Executive Officer. Ms. McPeak waived a car allowance in exchange for use of the automobile.

In 2004, we issued 100,000 shares of our common stock to a director, Dr. Eliot Drell, to serve as the Chairman of our Medical Advisory Board.

In 2004, we issued 100,000 shares of our common stock to a director, Dr. Ernie Bodai, to serve as our Corporate Medical Director.

In April 2005, a direct response marketing company agreed to pay Patricia McPeak, our former Chief Executive Officer and one of our directors, a royalty per unit of our products sold through infomercials that demonstrate certain of our products. Pursuant to this agreement, Ms. McPeak should have earned approximately $270,000 in 2005 from this direct marketing company. The agreement provides for royalty payments to be made over the next two years by the direct response marketing company. These payments are not the obligations of NutraCea.

On April 15, 2004, we paid a consulting fee to Drell-Pecha, a partnership in which Dr. Elliot Drell, our director, is a partner. The consulting fee consisted of 300,000 shares of common stock and options to purchase an aggregate of 300,000 shares of common stock at $1.00 per share. 100,000 of the option shares vested upon grant and the remaining 200,000 option shares vest at a rate of 50,000 option shares per year.

Private Placement Transactions

In May 2006, we sold approximately 17,560 shares of our Series C preferred stock at a price of $1,000.00 per share, and warrants to purchase an aggregate of 10,329,412 shares of our common stock with an exercise price of $1.35 per share, to a small number of sophisticated investors in a private placement transactions. Our Series C preferred stock can be converted to shares of our common stock at a conversion rate of 1000/.85 shares of common stock for each share of Series C preferred Stock. Gross proceeds from the offering were approximately $17.56 million. The investors included The Pinnacle Fund, L.P., funds related to WS Management, Funds related to Enable Partners, Gryphon Master Fund, Sherleigh Associates Profit Sharing Plan, Bushido Capital Master Fund, Funds related to SRB Greenway Capital, Westpark Capital, Iroquois Master Fund and Funds related to Xerion Partners Equity, which purchased 3,000, 2,000, 1,150, 1,000, 1,000, 1,000, 1,000, 1,000, 1,000 and 500 shares of Series C preferred stock, respectively. Information concerning the beneficial ownership of our securities by such persons is set forth below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our common stock, Series B preferred stock and Series C preferred stock as of May 23, 2006, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group. We have authorized Series A preferred stock, but none of these shares are outstanding.

The table is based on information provided to us or filed with the Securities and Exchange Commission (“SEC”) by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock issuable upon conversion of Series B preferred stock, Series C preferred stock or issuable upon exercise of options and warrants that are currently exercisable or are exercisable within 60 days after May 23, 2006, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other shareholder. Unless otherwise indicated, the address for each shareholder listed in the following table is c/o NutraCea, 1261 Hawk’s Flight Court, El Dorado Hills, CA 95762.

COMMON STOCK

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number (1)	Percentage (1)
Patricia McPeak (2)	13,907,571	18.36%
Langley Park Investments PLC (3)	7,000,000	9.74
Bradley D. Edson (4)	6,155,000	7.91
Monsanto (5)	5,504,552	7.66
Funds related to Pequot Capital Management, Inc. (6)	5,250,000	7.06
The Pinnacle Fund, L.P. (7)	8,294,117	10.35
Leonardo, L.P. (8)	7,500,000	9.45
James C. Lintzenich (9)	2,888,852	3.93
Ike E. Lynch (10)	1,687,542	2.30
Todd C. Crow (11)	1,428,770	1.95
Margie D. Adelman (12)	1,059,442	1.45
Eliot Drell (13)	1,054,168	1.46
Steven W. Saunders (14)	1,153,027	1.59
Edward L. McMillan (15)	177,171	*
David Bensol (16)	40,833	*
Kenneth L. Shropshire (17)	5,833	*
All directors and executive officers as a group (11 persons) (18)	29,552,376	33.47

*	less than 1%

(1)
Applicable percentage of ownership is based on 71,833,851 shares of our common stock outstanding as of May 23, 2006, together with applicable options and warrants for such shareholder exercisable within 60 days of May 23, 2006.

(2)
Includes 1,158,301 shares held by reporting person’s spouse, 1,900,775 shares issuable upon exercise of options held by reporting person’s spouse and 2,002,882 shares issuable upon exercise of options held by reporting person. Also includes 153,598 shares held by a trust controlled by the reporting person and her spouse. The reporting person disclaims beneficial ownership with regard to all shares owned by her spouse.

(3)	The address for the security holder is 30 Farringdon Street, London EC4A 4HJ.

(4)	Includes 6,000,000 shares issuable upon exercise of options.

(5)	The address for the security holder is: 800 N. Lindbergh, St. Louis, MO 63167.

(6)
Shares beneficially owned by Pequot Capital Management, Inc. represent shares of common stock underlying Series B preferred stock, of which 1,856,000 shares underlie preferred stock held of record by Pequot Scout Fund, L.P. and 1,294,000 shares underlie preferred stock held of record by Pequot Mariner Master Fund L.P. In addition, represents shares of common stock underlying warrants immediately exercisable of which 1,031,000 shares underlie warrants held of record by Pequot Scout Fund L.P. and 719,000 shares underlie warrants held of record by Pequot Mariner Master Fund, L.P. Also includes 206,000 and 144,000 shares held of record by Pequot Scout Fund, L.P. and Pequot Mariner Master Fund L.P., respectively. Pequot Capital Management, Inc, which is the Investment Manager/Advisor to the above named funds exercises sole dispositive, investment and voting power for all the shares. Arthur J. Samberg is the sole shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares except for his pecuniary interest. The address for the funds named above is 500 Myala Farm Road, Westport, CT 06880.

(7)
Securities beneficially owned by The Pinnacle Fund, L.P. represent 3,529,411 shares of common stock underlying Series C preferred stock, 2,000,000 shares of common stock underlying Series B preferred stock and 2,764,706 shares of common stock underlying warrants immediately exercisable. Pinnacle Advisers, L.P., which is the investment advisor and general partner of The Pinnacle Fund, L.P., has sole dispositive, investment and voting power for all the shares. Pinnacle Fund Management, L.L.C is the general partner of Pinnacle Advisors, L.P. Barry M. Kitt is the sole member of Pinnacle Fund Management, L.L.C. and disclaims beneficial ownership of the shares except for his pecuniary interest. The address for The Pinnacle Fund, L.P. is 4965 Preston Park Blvd., Suite 240, Plano, Texas 75093. The holder may not convert the Series C convertible preferred stock into shares of our common stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over 9.99% of the outstanding shares of our common stock. However, the 9.99% limitation would not prevent the holder from acquiring and selling in excess of 9.99% of our common stock through a series of conversions.

(8)
Includes 2,500,000 shares issuable upon exercise of warrants and 5,000,000 shares issuable upon conversion of 2,500 shares of Series B preferred stock. Leonardo Capital Management Inc. (“LCMI”) is the sole general partner of Leonardo, L.P. Angelo, Gordon & Co., L.P. (“Angelo, Gordon”) is the sole director of LCMI. John M. Angelo and Michael L. Gordon are the principal executive officers of Angelo, Gordon. Each of Angelo, Gordon and Messrs. Angelo and Gordon disclaim beneficial ownership of the securities held by Leonardo, L.P. The address of Leonardo, L.P. is 245 Park Avenue, 26th Floor, New York, NY 10167.

(9)
Includes 1,371,411 shares issuable upon exercise of a warrant and 1,371,411 outstanding shares held by Intermark Group Holdings, LLC, of which the filing person is the owner. Also includes 115,197 shares issuable upon exercise of options held by the reporting person.

(10)
Includes 1,389,865 shares issuable upon exercise of options held by the reporting person and the reporting person’s spouse. Also includes 11,065 shares owned indirectly through the reporting person’s spouse. The reporting person disclaims beneficial ownership with regard to all shares owned by her spouse.

(11)	Includes 1,419,070 shares issuable upon exercise of options.

(12)
Includes 56,942 shares and an additional 2,500 shares issuable upon exercise of options held by Adelman Global of which the filing person is the owner. Also includes 1,000,000 shares issuable upon exercise of options held by the reporting person.

(13)
Includes 257,974 shares issuable upon exercise of options or warrants held by reporting person. Also includes 304,282 outstanding shares owned by, and 314,987 shares issuable upon exercise of options or warrants held by, Drell-Pecha Partnership, of which the reporting person is a partner. Also includes 31,925 shares of common stock jointly held by reporting person and spouse.

(14)	Includes 513,025 shares issuable upon exercise of options and warrants.

(15)	Includes 159,431 shares issuable upon exercise of options.

(16)	Includes 5,833 shares issuable upon exercise of options.

(17)	Includes 5,833 shares issuable upon exercise of options.

(18)	Includes an aggregate of 16,464,616 shares issuable upon exercise of options and warrants.

SERIES B AND SERIES C PREFERRED STOCK

	Shares of Series B Preferred Stock Beneficially Owned		Shares of Series C Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner	Number (1)	Percentage (1)	Number (2)	Percentage (2)
Leonardo, L.P. (3)	2,500	40.82	-	-%
Funds related to Pequot Capital Management, Inc.(4)	1,575	25.71	-	-
The Pinnacle Fund, L.P.(5)	1,000	16.33	3,000	17.08
Reid S. Walker and G. Stacy Smith (6)	-	-	2,000	11.39
Funds related to Enable Partners (7)	200	3.27	1,150	6.55
Gryphon Master Fund, L.P. (8)	-	-	1,000	5.69
Sherleigh Associates Profit Sharing Plan (9)	-	-	1,000	5.69
Bushido Capital Master Fund (10)	-	-	1,000	5.69
Steven R. Becker (11)	-	-	1,000	5.69
Westpark Capital (12)	-	-	1,000	5.69
Iroquois Master Fund (13)	-	-	1,000	5.69
SF Capital Partners (14)			1,000	5.69
Corsair Capital Management, LLC (15)	-	-	1,000	5.69
Funds related to Xerion Partners Equity (16)	350	5.71	500	2.85
Bradley D. Edson	-	-	-	-
Todd C. Crow	-	-	-	-
Ike E. Lynch	-	-	-	-
Margie D. Adelman	-	-	-	-
David Bensol	-	-	-	-
Eliot Drell	-	-	-	-
James C. Lintzenich	-	-	-	-
Edward L. McMillan	-	-	-	-
Patricia McPeak	-	-	-	-
Steven W. Saunders	-	-	-	-
Kenneth L. Shropshire	-	-	-	-
All directors and executive officers as a group (11 persons)	-	-	-	-

(1)	Applicable percentage of ownership is based on 6,125 shares of our Series B preferred stock outstanding as of May 23, 2006.

(2)	Applicable percentage of ownership is based on 17,560 shares of Series C preferred stock outstanding as of May 23, 2006.

(3)
Leonardo Capital Management Inc. (“LCMI”) is the sole general partner of Leonardo, L.P. Angelo, Gordon & Co., L.P. (“Angelo, Gordon”) is the sole director of LCMI. John M. Angelo and Michael L. Gordon are the principal executive officers of Angelo, Gordon. Each of Angelo, Gordon and Messrs. Angelo and Gordon disclaim beneficial ownership of the securities held by Leonardo, L.P. The address of Leonardo, L.P. is 245 Park Avenue, 26th Floor, New York, NY 10167.

(4)
Shares beneficially owned by Pequot Capital Management, Inc. consist of 928 shares of Series B preferred stock held of record by Pequot Scout Fund, L.P. and 647 shares of Series B preferred stock held of record by Pequot Mariner Master Fund L.P. Pequot Capital Management, Inc, which is the Investment Manager/Advisor to the above named funds exercises sole dispositive, investment and voting power for all the shares. Arthur J. Samberg is the sole shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares except for his pecuniary interest. The address for the funds named above is 500 Myala Farm Road, Westport, CT 06880.

(5)
Pinnacle Advisers, L.P., which is the investment advisor and general partner of The Pinnacle Fund, L.P., has sole dispositive, investment and voting power for all the shares. Pinnacle Fund Management, L.L.C is the general partner of Pinnacle Advisors, L.P. Barry M. Kitt is the sole member of Pinnacle Fund Management, L.L.C. and disclaims beneficial ownership of the shares except for his pecuniary interest. The address for The Pinnacle Fund, L.P. is 4965 Preston Park Blvd., Suite 240, Plano, Texas 75093.

(6)
Consists of (i) 54 shares of Series C convertible stock owned by Walker Smith Capital, L.P. (“WSC”), (ii) 307 shares of Series C convertible stock owned by Walker Smith Capital (Q.P.), L.P. (“WSCQP”), (iii) 460 shares of Series C convertible stock owned by Walker Smith International Fund, Ltd. (“WS International”) and (iv) 179 shares of Series C convertible stock owned by HHMI Investments, L.P. (“HHMI”). WS Capital Management, L.P. (“WSC Management”) is the general partner of WSC and WSCQP, the agent and attorney-in-fact for WS International and the investment manager of HHMI. WS Capital, L.L.C. (“WS Capital”) is the general partner of WSC Management. Reid S. Walker and G. Stacy Smith are the controlling principals of WS Capital. Through their control of WS Capital, Messrs. Walker and Smith share voting and investment control over the portfolio securities of each of WSC, WSCQP, WS International and HHMI. The address for WS Capital is 300 Crescent Court, Suite 1111, Dallas, Texas 75201. Pursuant to a letter agreement, Steven R. Becker may collaborate with Messrs. Walker and Smith on investment strategies from time to time.

(7)
Securities beneficially owned by Enable Partners consist of 160 and 40 shares of Series B preferred stock held of record by Enable Growth Partners LP and Enable Opportunity Partners LP, respectively, and 175 and 975 shares of Series C preferred stock held of record by Enable Growth Partners LP and Enable Opportunity Partners LP, respectively. The natural person who has voting and dispositive power for the shares held by both funds named above is Mitch Levine, who is Managing Partner of both funds. Mr. Levine disclaims beneficial ownership of the shares except for his pecuniary interest. The address for the security holder named above is One Ferry Building, Suite 255, San Francisco, CA 94111.

(8)
The natural person who has voting and dispositive power for the shares held by Gryphon Master Fund is E.B. Lyons, IV. Mr. Lyons disclaims beneficial ownership of the shares except for his pecuniary interest. The address for Gryphon Master Fund, L.P. is 100 Crescent Court, Suite 490, Dallas, Texas 75201.

(9)
The natural person who has voting and dispositive power for the shares held by Sherleigh Associates Profit Sharing Plan is Jack Silver, who is Trustee of the fund. Mr. Silver disclaims beneficial ownership of the shares except for his pecuniary interest. The address for Sherleigh Associates Profit Sharing Plan is 920 Fifth Avenue, #3B, New York, New York, 10022.

(10)
Bushido Capital Partners, Ltd. is the general partner of Bushido Capital Master Fund, L.P. and Christopher Rossman is the Managing Director of Bushido Capital Partners, Ltd. Mr. Rossman disclaims beneficial ownership of the shares except for his pecuniary interest. The address for Bushido Capital Master Fund, L.P. is c/o Bushido Capital Partners, Ltd., 275 Seventh Ave., Suite 2000, New York, New York 10001.

(11)
Consists of (i) 48 shares of Series C convertible stock owned by SRB Offshore Fund, (ii) 848 shares of Series C convertible stock owned by SRB QP Fund and (iii) 104 shares of Series C convertible stock owned by SRB Capital Fund. SRB Management is the general partner of SRB Offshore Fund, SRB QP Fund and SRB Capital Fund. BCA is the general partner of SRB Management. Steven R. Becker is the sole principal of BCA. Through his control of BCA, Mr. Becker possesses sole voting and investment control over the portfolio securities of each of SRB Offshore Fund, SRB QP Fund and SRB Capital Fund. The address for BCA is 300 Crescent Court, Suite 1111, Dallas, Texas 75201. Pursuant to a letter agreement, Steven R. Becker may collaborate with Messrs. Walker and Smith on investment strategies from time to time.

(12)
The natural person who has voting and dispositive power for the shares held by Westpark Capital, L.P. is Patrick J. Brosnahan, who is Managing Partner of the fund. Mr. Brosnahan disclaims beneficial ownership of the shares except for his pecuniary interest. The address for Westpark Capital, L.P. is 4965 Preston Park Blvd., Suite 220, Plano, Texas 75093.

(13)
The natural person who has voting and dispositive power for the shares held by Iroquois Master Fund Ltd. is Joshua Silverman, who is an authorized signatory of the fund. Mr. Silverman disclaims beneficial ownership of the shares except for his pecuniary interest. The address for Iroquois Master Fund Ltd. is 641 Lexington Avenue, 26th Fl, New York, New York, 10022.

(14)
The natural persons who have voting and dispositive power for the shares held by SF Capital Partners Ltd. are Michael A. Roth and Brian J. Stark. Mr. Roth and Mr. Stark disclaim beneficial ownership of the shares except for their respective pecuniary interests. The address for SF Capital Partners Ltd. is c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, Wisconsin 53235-3716.

(15)
Securities beneficially owned by Corsair Capital Management, LLC (“Corsair”) represent shares of common stock underlying Series C convertible preferred stock, of which 689 are held of record by Corsair Capital Partners L.P., 33 are held of record by Corsair Capital Partners 100 L.P., 78 are held of record by Corsair Capital Investors Ltd., and 200 are held of record by Corsair Select, L.P. The natural persons who have voting and dispositive power for the shares held by Corsair are Steven Major and Jay Petschek. Mr. Major and Mr. Petschek disclaim beneficial ownership of the shares except for their respective pecuniary interests. The address of Corsair is The address for Corsair is 350 Madison Avenue, 9th Fl., New York, New York, 10017.

(16)
The natural person who has voting and dispositive power for the shares held by Xerion Partners II Master Fund Limited is Daniel J. Arbess. Mr. Arbess disclaims beneficial ownership of the shares except for his pecuniary interest. The address for Xerion Partners II Master Fund Limited is 450 Park Avenue, New York, New York 10022.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, no par value, 20,000,000 shares of Preferred Stock, no par value, of which 3,000,000 shares are designated Series A Preferred Stock, 25,000 shares are designated Series B Preferred Stock and 25,000 shares are designated Series C Preferred Stock. As of May 23, 2006, there were 71,833,851 shares of common stock outstanding, no shares of Series A Preferred Stock outstanding, 6,126 shares of Series B Preferred Stock outstanding, and 17,560 shares of Series C Preferred Stock outstanding.

Common Stock

Holders of NutraCea common stock are entitled to receive ratably dividends when, as, and if declared by NutraCea’s board of directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of NutraCea, the holders of the common stock are entitled to receive ratably the net assets of NutraCea available after the payment of all debts and other liabilities and subject to the prior rights of outstanding NutraCea preferred shares, if any. However, there are no assurances that upon any such liquidation or dissolution, there will be any net assets to distribute to the holders of NutraCea common stock.

The holders of NutraCea common stock are entitled to one vote for each share held on all matters submitted to a vote of NutraCea shareholders. Under certain circumstances, California law permits the holders of NutraCea common stock to cumulate their votes for the election of directors, in which case holders of less than a majority of the outstanding shares of NutraCea common stock could elect one or more of NutraCea’s directors. Holders of NutraCea common stock have no preemptive, subscription, or redemption rights. The outstanding shares of NutraCea common stock are fully paid and nonassessable. The rights and privileges of holders of NutraCea common stock are subject to, and may be adversely affected by, the rights of holders of shares of NutraCea preferred stock that NutraCea may designate and issue in the future.

Preferred Stock

NutraCea’s board of directors is authorized to issue preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by NutraCea’s shareholders. Any preferred stock to be issued could rank prior to the NutraCea common stock with respect to dividend rights and rights on liquidation. NutraCea’s board of directors, without shareholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of holders of NutraCea common stock and discourage, delay or prevent a change in control of NutraCea.

Series A Preferred Stock

We have authorized a total of 3,000,000 shares of Series A Preferred Stock. No shares of Series A Preferred Stock are outstanding.

Series B Preferred Stock

We have authorized a total of 25,000 shares of Series B preferred stock, 6,126 of which are issued and outstanding as of May 23, 2006.

Voting

Series B preferred stock shall not be entitled to vote unless required by law or unless we take certain actions, which actions will require the affirmative vote of the holders of a majority of the outstanding shares of Series B preferred stock. These actions include, among other things, amending our Certificate of Determination, Rights and Privileges of Series B preferred stock, authorizing or creating any capital stock senior to, or on parity with, the Series B preferred stock, altering the powers, preferences or rights of the Series B preferred stock, issuing additional shares of Series B preferred stock and incurring certain debt.

Conversion

Each share of Series B preferred stock is convertible into the number of shares of our common stock equal to $1,000.00 divided by the conversion price, which is currently $0.50. The conversion price is subject to anti-dilution protection if we issue our common stock at prices less than the then current conversion price and for stock splits, stock dividends and other similar transactions.

Liquidation Preference

Upon occurrence of (1) our liquidation, (2) a merger or consolidation involving us where our existing shareholders do not retain more than 50% of the voting power in us, (3) a sale of all or substantially all of our assets or (4) a tender offer or other business combination involving us where our existing shareholders do not retain more than 50% of the voting power in us, each share of Series B preferred stock will be entitled to receive in preference to holders of our common stock an amount equal to $1,000, plus any accrued but unpaid dividends, if any. After receiving this preference, the holders of Series B preferred stock will not be entitled to any further distribution of our assets.

Series C Preferred Stock

We have authorized a total of 25,000 shares of Series C preferred stock, 17,560 of which are issued and outstanding as of May 23, 2006.

Voting

Series C preferred stock shall not be entitled to vote unless required by law or unless we take certain actions, which actions will require the affirmative vote of the holders of a majority of the outstanding shares of Series C preferred stock. These actions include, among other things, amending our Certificate of Determination, Rights and Privileges of Series C preferred stock, authorizing or creating any capital stock senior to, or on parity with, the Series C preferred stock, altering the powers, preferences or rights of the Series C preferred stock, issuing additional shares of Series C preferred stock and incurring certain debt.

Conversion

Each share of Series C preferred stock is convertible into the number of shares of our common stock equal to $1,000.00 divided by the conversion price, which is currently $0.85. The conversion price is subject to anti-dilution protection if we issue our common stock at prices less than the then current conversion price and for stock splits, stock dividends and other similar transactions.

Liquidation Preference

Upon occurrence of (1) our liquidation, (2) a merger or consolidation involving us where our existing shareholders do not retain more than 50% of the voting power in us, (3) a sale of all or substantially all of our assets or (4) a tender offer or other business combination involving us where our existing shareholders do not retain more than 50% of the voting power in us, each share of Series C preferred stock will be entitled to receive in preference to holders of our common stock an amount equal to $1,000, plus any accrued but unpaid dividends, if any. After receiving this preference, the holders of Series C preferred stock will not be entitled to any further distribution of our assets.

Transfer Agent

American Stock Transfer & Trust Company, New York, New York, serves as transfer agent for the shares of common stock.

SELLING SECURITY HOLDERS

The table below lists the selling shareholders and other information regarding the beneficial ownership of the common stock by each of the selling shareholders. The first column lists the name of each selling shareholder. The second column lists the number of shares of common stock beneficially owned by each selling shareholder prior to this offering on May 23, 2006. The third column lists the number of shares of common stock that are covered by this prospectus. The fourth and fifth columns list the number of shares of common stock owned and the percentage of common stock owned, assuming to sale of all of the shares of common stock covered by this prospectus. The following table assumes that the number of shares beneficially owned, other than the shares offered hereby, do not change after May 23, 2006. We do not know how long the selling shareholders will hold the shares set forth in the following table or how many shares they will ultimately sell or otherwise dispose of pursuant to this offering.

	Common Shares Beneficially Owned Prior to Offering	Common Shares Offered by this Prospectus	Common Shares Beneficially Owned After Offering
Name of Selling Sharehold			Number	Percentage

The Pinnacle Fund, L.P (1)	8,294,117	5,294,117	3,000,000	4.0%
Gryphon Master Fund, L.P. (2)	1,764,705	1,764,705	-	*
Westpark Capital, L.P. (3)	1,764,705	1,764,705	-	*
Iroquois Master Fund Ltd. (4)	1,764,705	1,764,705	-	*
Sherleigh Associates Profit Sharing Plan (5)	1,764,705	1,764,705	-	*
Bushido Capital Master Fund LP (6)	1,764,705	1,764,705	-	*
SF Capital Partners Ltd. (7)	1,764,705	1,764,705	-	*
Enable Opportunity Partners LP (8)	538,823	308,823	230,000	*
Enable Growth Partners L.P. (8)	2,683,547	1,720,587	962,960	1.32%
SRB Greenway Capital (QP), L.P. (9)	1,658,471	1,496,471	162,000	*
SRB Greenway Capital, L.P. (9)	205,529	183,528	22,000	*
SRB Greenway Offshore Operating Fund, L.P. (9)	100,705	84,705	16,000	*
Corsair Capital Partners L.P. (10)	1,215,882	1,215,882	-	*
Corsair Select, L.P. (10)	352,941	352,941	-	*
Corsair Capital Investors Ltd. (10)	137,647	137,646	-	*
Corsair Capital Partners 100 L.P. (10)	58,235	58,235	-	*
Sandor Capital Master Fund, L.P. (11)	900,000	900,000	-	*
GSSF Master Fund, L.P. (12)	882,353	882,353	-	*
Xerion Partners II Master Fund Limited (13)	1,932,353	882,353	1,050,000	1.4%
Southwell Partners, L.P. (14)	882,353	882,353	-	*
Walker Smith International Fund, Ltd. (15)	811,764	811,764	-	*
Walker Smith Capital (QP), L.P. (15)	541,764	541,764	-	*
HHMI Investments, L.P. (15)	315,882	315,882	-	*
Walker Smith Capital, L.P. (15)	95,294	95,294	-	*
WS Opportunity Fund (QP), L.P. (16)	432,353	432,353	-	*
WS Opportunity Fund, L.P. (16)	499,412	499,412	-	*
WS Opportunity Fund International, Ltd. (16)	832,941	832,941	-	*
Pierce Diversified Strategy Master Fund LLC (17)	617,646	617,646	-	*
Gamma Opportunity Capital Partners, L.P. (18)	441,176	441,176	-	*
ClearView Investment Fund, LP (19)	352,941	352,941	-	*
Insiders Trend Fund L.P. (20)	352,941	352,941	-	*
Leo E Mindel Non-Est Exempt Family Trust II (21)	176,471	176,471	-	*
Carlin Multi-Manager Fund L.P. (22)	176,471	176,471	-	*
Geary Partners L.P. (23)	436,514	151,764	284,750	*
Presidio Partners (23)	533,500	150,000	383,500	*
Brady Retirement Fund LP (23)	134,926	51,176	83,750	*
Bi-Coastal Pharmaceutical Corp. (24)	250,000	250,000	-	*
Halpern Capital, Inc. (25)	1,279,200	400,000	879,200	1.21%
Baruch Halpern & Shoshana Halpern WROS(26)	909,900	50,000	859,900	*
David Kolb(27)	159,900	50,000	109,900	*
Wolcott Farms, Inc. (28)	122,760	122,760	-	*
Diane and Kieran Adams	3,958	3,958	-	*
Bar W, Inc (29)	81,831	81,831	-	*
Pat Cassidy	3,443	3,443	-	*
2000 Cecil Family Trust (30)	49,292	49,292	-	*
Kathleen Mehlschau	12,315	12,315	-	*
Mehlschau Trust (31)	16,272	16,272	-	*
Maren Newton	6,401	6,401	-	*
Val Otterson	17,753	17,753	-	*
Dawn O’Day	6,178	6,178	-	*
John O’Day	6,178	6,178	-	*
Barry Stone	12,315	12,315	-	*
Catherine A. Stone Revocable Trust (32)	12,315	12,315	-	*
Winton Family Trust (33)	11,353	11,353	-	*
Wayne and Carol Hodges	7,397	7,397	-	*

*	Represents holdings of less than one percent

(1)
Securities beneficially owned by The Pinnacle Fund, L.P. represent 3,529,411 shares of common stock underlying Series C convertible preferred stock, 2,000,000 shares of common stock underlying Series B convertible preferred stock and 2,764,706 shares of common stock underlying warrants. Pinnacle Advisers, L.P., which is the general partner of The Pinnacle Fund, L.P., has sole dispositive, investment and voting power for all the shares. Pinnacle Fund Management, L.L.C is the general partner of Pinnacle Advisors, L.P. Barry M. Kitt is the sole member of Pinnacle Fund Management, L.L.C. and disclaims beneficial ownership of the shares except for his pecuniary interest. The holder may not convert the Series B convertible preferred stock into shares of our common stock or exercise warrants, if after the conversion, such holder, together with any of its affiliates, would beneficially own over 9.99% of the outstanding shares of our common stock. However, the 9.99% limitation would not prevent the holder from acquiring and selling in excess of 9.99% of our common stock through a series of conversions. Moreover, the holder may not convert the Series C convertible preferred stock into shares of our common stock or exercise warrants if after the conversion, such holder, together with any of its affiliates, would beneficially own over 4.99% or 9.99% of the outstanding shares of our common stock. However, the 4.99% and the 9.99% limitations would not prevent the holder from acquiring and selling in excess of 4.99% or 9.99% of our common stock through a series of conversions.

(2)
Securities beneficially owned by Gryphon Master Fund represent 1,176,470 shares of common stock underlying Series C convertible preferred stock and 588,235 shares of common stock underlying warrants immediately exercisable. The natural person who has voting and dispositive power for the shares held by Gryphon Master Fund is E.B. Lyons, IV. E.B. Lyons, IV disclaims beneficial ownership of the shares except for his pecuniary interest.

(3)
Securities beneficially owned by Westpark Capital, L.P. represent 1,176,470 shares of common stock underlying Series C convertible preferred stock and 588,235 shares of common stock underlying warrants immediately exercisable. The natural person who has voting and dispositive power for the shares held by Westpark Capital, L.P. is Patrick J. Brosnahan, who is Managing Partner of the fund. Mr. Brosnahan disclaims beneficial ownership of the shares except for his pecuniary interest.

(4)
Securities beneficially owned by Iroquois Master Fund Ltd. represent 1,176,470 shares of common stock underlying Series C convertible preferred stock and 588,235 shares of common stock underlying warrants immediately exercisable. The natural person who has voting and dispositive power for the shares held by Iroquois Master Fund Ltd. is Joshua Silverman, who is an authorized signatory of the fund. Mr. Silverman disclaims beneficial ownership of the shares except for his pecuniary interest.

(5)
Securities beneficially owned by Sherleigh Associates Profit Sharing Plan represent 1,176,470 shares of common stock underlying Series C convertible preferred stock and 588,235 shares of common stock underlying warrants immediately exercisable. The natural person who has voting and dispositive power for the shares held by Sherleigh Associates Profit Sharing Plan is Jack Silver, who is Trustee of the fund. Mr. Silver disclaims beneficial ownership of the shares except for his pecuniary interest.

(6)
Securities beneficially owned by Bushido Capital Master Fund, L.P. represent 1,176,470 shares of common stock underlying Series C convertible preferred stock and 588,235 shares of common stock underlying warrants immediately exercisable. Bushido Capital Partners, Ltd. is the general partner of Bushido Capital Master Fund, L.P. and Christopher Rossman is the Managing Director of Bushido Capital Partners, Ltd. Mr. Rossman disclaims beneficial ownership of the shares except for his pecuniary interest.

(7)
Securities beneficially owned by SF Capital Partners Ltd. represent 1,176,470 shares of common stock underlying Series C convertible preferred stock and 588,235 shares of common stock underlying warrants immediately exercisable. The natural persons who have voting and dispositive power for the shares held by SF Capital Partners Ltd. are Michael A. Roth and Brian J. Stark. Mr. Roth and Mr. Stark disclaim beneficial ownership of the shares except for their respective pecuniary interests. The selling security holder has indicated to the issuer that it may be considered an affiliate of a broker-dealer. The selling security holder has represented to the issuer that the securities were acquired in the ordinary course of business, and that at the time of the acquisition of securities, the selling security holder had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(8)
Securities beneficially owned by Enable Partners represent shares of common stock underlying Series C convertible preferred stock, of which 1,147,058 are held of record by Enable Growth Partners LP and 205,882 are held of record by Enable Opportunity Partners LP, and shares of common stock underlying Series B convertible preferred stock, of which 362,960 shares are held of record by Enable Growth Partners LP and 80,000 shares are held of record by Enable Opportunity Partners LP. In addition, Enable Partners represents shares of common stock underlying warrants immediately exercisable of which 1,173,529 shares are held of record by Enable Growth Partners LP and 252,941 shares are held of record by Enable Opportunity Partners LP. The natural person who has voting and dispositive power for the shares held by both funds named above is Mitch Levine, who is Managing Partner of both funds. Mr. Levine disclaims beneficial ownership of the shares except for his pecuniary interest. The selling security holder has indicated to the issuer that it may be considered an affiliate of a broker-dealer. The selling security holder has represented to the issuer that the securities were acquired in the ordinary course of business, and that at the time of the acquisition of securities, the selling security holder had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(9)
SRB Management is the general partner of SRB Offshore Fund, SRB QP Fund; and SRB Capital Fund is the general partner of SRB Management~~.~~ Steven R. Becker is the sole principal of BCA. Through his control of BCA, Mr. Becker possesses sole voting and investment control over the portfolio securities of each of SRB Offshore Fund, SRB QP Fund and SRB Capital Fund. Pursuant to a letter agreement, Steven R. Becker may collaborate with Messrs. Walker and Smith on investment strategies from time to time.

(10)
Securities beneficially owned by Corsair Capital Management, LLC (“Corsair”) represent shares of common stock underlying Series C convertible preferred stock, of which 810,588 are held of record by Corsair Capital Partners L.P., 38,823 are held of record by Corsair Capital Partners 100 L.P., 91,764 are held of record by Corsair Capital Investors Ltd., and 235,294 are held of record by Corsair Select, L.P. In addition, Corsair represents shares of common stock underlying warrants immediately exercisable of which 405,294 shares are held of record by Corsair Capital Partners L.P., 19,412 are held of record by Corsair Capital Partners 100 L.P., 45,882 are held by Corsair Capital Investors Ltd., and 117,647 are held of record by Corsair Select, L.P. The natural persons who have voting and dispositive power for the shares held by Corsair are Steven Major and Jay Petschek. Mr. Major and Mr. Petschek disclaim beneficial ownership of the shares except for their respective pecuniary interests. The selling security holder has indicated to the issuer that it may be considered an affiliate of a broker-dealer. The selling security holder has represented to the issuer that the securities were acquired in the ordinary course of business, and that at the time of the acquisition of securities, the selling security holder had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(11)
Securities beneficially owned by Sandor Capital Master Fund, L.P. represent 600,000 shares of common stock underlying Series C convertible preferred stock and 300,000 shares of common stock underlying warrants immediately exercisable.  The natural person who has voting and dispositive power for these shares is John S. Lemak, who is General Partner of the fund.  Mr. Lemak disclaims beneficial ownership of the shares except for his pecuniary interest.

(12)
Securities beneficially owned by GSSF Master Fund represent 588,235 shares of common stock underlying Series C convertible preferred stock and 294,118 shares of common stock underlying warrants immediately exercisable.  The natural person who has voting and dispositive power for these shares is Tom C. Davis.  Mr. Davis disclaims beneficial ownership of the shares except for his pecuniary interest.

(13)
Securities beneficially owned by Xerion Partners II Master Fund Limited represent 588,235 shares of common stock underlying Series C convertible preferred stock, 700,000 shares of common stock underlying Series B convertible preferred stock and 644,118 shares of common stock underlying warrants immediately exercisable.  The natural person who has voting and dispositive power for these shares is Daniel J. Arbess.  Mr. Arbess disclaims beneficial ownership of the shares except for his pecuniary interest.

(14)
Securities beneficially owned by Southwell Partners, L.P. represent 588,235 shares of common stock underlying Series C convertible preferred stock and 294,118 shares of common stock underlying warrants immediately exercisable.  The natural person who has voting and dispositive power for these shares is Wilson S. Jaeggli, who is Managing Director of the partnership.  Mr. Jaeggli disclaims beneficial ownership of the shares except for his pecuniary interest.

(15)
WSC Management is the general partner of WSC and WSCQP, the agent and attorney-in-fact for WS International and the investment manager of HHMI~~.~~ WS Capital is the general partner of WSC Management. Reid S. Walker and G. Stacy Smith are the controlling principals of WS Capital. Through their control of WS Capital, Messrs. Walker and Smith share voting and investment control over the portfolio securities of each of WSC, WSCQP, WS International and HHMI. Pursuant to a letter agreement, Steven R. Becker may collaborate with Messrs. Walker and Smith on investment strategies from time to time.

(16)
WS Ventures Management, L.P. (“WSVM”) is the general partner of WS Opportunity Fund, L.P. (“WSO”) and WS Opportunity Fund (Q.P.), L.P. (“WSOQP”) and is the agent and attorney-in-fact for WS Opportunity Fund International, Ltd. (“WSO International”). WSV Management, L.L.C. (“WSV Management”) is the general partner of WSVM. Reid S. Walker, G. Stacy Smith and Patrick P. Walker are the controlling principals of WSV Management. Through their control of WSV Management, Messrs. R. Walker, Smith and P. Walker share voting and investment control over the portfolio securities of each of WSO, WSOQP and WSO International. Pursuant to a letter agreement, Steven R. Becker may collaborate with Reid S. Walker, G. Stacy Smith and Patrick P. Walker on investment strategies from time to time.

(17)
Securities beneficially owned by Pierce Diversified Strategy Master Fund LLC represent 411,764 shares of common stock underlying Series C convertible preferred stock and 205,882 shares of common stock underlying warrants immediately exercisable.  The natural person who has voting and dispositive power for these shares is Mitch Levine, managing partner of the LLC.  Mr. Levine disclaims beneficial ownership of the shares except for his pecuniary interest.  The selling security holder has represented to the issuer that the securities were acquired in the ordinary course of business, and that at the time of the acquisition of securities, the selling security holder had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(18)
Securities beneficially owned by Gamma Opportunity Capital Partners, L.P. represent 294,117 shares of common stock underlying Series C convertible preferred stock and 441,176 shares of common stock underlying warrants immediately exercisable. Gamma Opportunity Capital Partners, LP Class A is the general partner of Gamma Opportunity Capital Partners, L.P. Jonathan P. Knight is an authorized signatory of Gamma Opportunity Capital Partners, LP Class A and disclaims beneficial ownership of the shares except for his pecuniary interest.

(19)
Securities beneficially owned by Clear View Investment Fund, L.P. represent 235,294 shares of common stock underlying Series C convertible preferred stock and 117,647 shares of common stock underlying warrants immediately exercisable.  The natural person who has voting and dispositive power for these shares is Walter T. Beach, Managing Director of the partnership.  Mr. Beach disclaims beneficial ownership of the shares except for his pecuniary interest.

(20)
Securities beneficially owned by Insiders Trend Fund L.P. represent 235,294 shares of common stock underlying Series C convertible preferred stock and 117,647 shares of common stock underlying warrants immediately exercisable.  The natural person who has voting and dispositive power for these shares is Anthony Marchese, General Partner.  Mr. Marchese disclaims beneficial ownership of the shares except for his pecuniary interest.

(21)
Securities beneficially owned by Leo E Mindel Non-Est Exempt Family Trust II represent 117,647 shares of common stock underlying Series C convertible preferred stock and 58,824 shares of common stock underlying warrants immediately exercisable.  The natural person who has voting and dispositive power for these shares is Meg Mindel, Trustee of the trust.  Ms. Mindel disclaims beneficial ownership of the shares except for her pecuniary interest.

(22)
Securities beneficially owned by Carlin Multi-Manger Fund L.P. represent 117,647 shares of common stock underlying Series C convertible preferred stock and 58,824 shares of common stock underlying warrants immediately exercisable.  The natural person who has voting and dispositive power for these shares is Sachin Shah, who is director of the partnership.  Mr. Shah disclaims beneficial ownership of the shares except for his pecuniary interest.  The selling security holder has indicated to the issuer that it may be considered an affiliate of a broker-dealer. The selling security holder has represented to the issuer that the securities were acquired in the ordinary course of business, and that at the time of the acquisition of securities, the selling security holder had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(23)
Securities beneficially owned by Presidio Management represent shares of common stock underlying Series C convertible preferred stock, of which 100,000 are held of record by Presidio Partners, 101,176 are held of record by Geary Partners L.P. and 34,117 are held of record by Brady Retirement Fund L.P., and shares of common stock underlying Series B convertible preferred stock, of which 256,000 are held of record by Presidio Partners, 190,000 are held of record by Geary Partners and 56,000 are held of record by Brady Retirement Fund. In addition, Presidio Management represents shares of common stock underlying warrants immediately exercisable of which 177,500 shares are held of record by Presidio Partners, 145,338 shares are held of record by Geary Partners L.P. and 44,809 shares are held of record by Brady Retirement Fund L.P. The natural person who has voting and dispositive power for the shares held by all funds named above is William Brady, who is Managing Partner of all funds named above. Mr. Brady disclaims beneficial ownership of the shares except for his pecuniary interest.

(24)	Represents 250,000 shares of common stock underlying an outstanding warrant received subject to a service agreement.

(25)
Represents warrants for Series B and Series C convertible preferred stock received as compensation for investment banking services. David Kolb and Baruch Halpern have indicated to the issuer that they may be considered affiliates of a broker-dealer. Mr. Kolb and Mr. Halpern have represented to the issuer that the securities were acquired in the ordinary course of business, and that at the time of the purchase of shares, the selling security holders had no agreements or understandings, directly or indirectly, with any party to distribute the shares.

(26)
Represents securities purchased and securities received as compensation for investment banking services. Baruch Halpern has indicated that he may be considered an affiliate of a broker-dealer. Mr. Halpern has represented to the issuer that the securities were acquired in the ordinary course of business, and that at the time of the acquisition of securities, the selling security holder had no agreements or understandings, directly or indirectly, with any party to distribute the securities.

(27)
Represents securities received as compensation for investment banking services. David Kolb has indicated to the issuer that he may be considered an affiliate of a broker-dealer. Mr. Kolb has represented to the issuer that the securities were acquired in the ordinary course of business, and that at the time of the purchase of shares, the selling security holder had no agreements or understandings, directly or indirectly, with any party to distribute the shares.

(28)	The natural person who has voting and dispositive power for these shares is Win Wolcott. Mr. Wolcott disclaims beneficial ownership of the shares except for his pecuniary interest.

(29)	The natural person who has voting and dispositive power for these shares is Scott Wolcott. Mr. Wolcott disclaims beneficial ownership of the shares except for his pecuniary interest.

(30)
The natural persons who have voting and dispositive power for these shares are Calvert and Shirly Cecil, Trustees of the above named trust. Calvert and Shirly Cecil disclaim beneficial ownership of the shares except for their respective pecuniary interest.

(31)
The natural persons who have voting and dispositive power for these shares are Donna and Howard Mehlschau, Trustees of the above-named trust. Donna and Howard Mehlschau disclaim beneficial ownership of the shares except for their respective pecuniary interest.

(32)
The natural persons who have voting and dispositive power for these shares are Evan and David Stone, Trustees. Evan and David Stone disclaim beneficial ownership of the shares except for their respective interest.

(33)	The natural person who has voting and dispositive power for these shares is Margaret Winton, Trustee. Ms. Winton disclaims beneficial ownership of the shares except for her pecuniary interest.

PLAN OF DISTRIBUTION

Each of the selling shareholders, and any of their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A selling shareholder will act independently of NutraCea in making decisions with respect to the timing, manner and size of each sale.

Each of the selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling shareholders and/or the purchasers. Each selling shareholder has informed NutraCea that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

NutraCea is required to pay certain fees and expenses incurred by it incident to the registration of the shares. NutraCea has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) May 12, 2009, (ii) the date on which the shares may be resold by the selling shareholders pursuant to Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

Weintraub Genshlea Chediak Law Corporation will pass upon legal matters in connection with the validity of the shares of common stock offered hereby for us.

EXPERTS

The consolidated financial statements of NutraCea as of December 31, 2005, and for each of the years in the two-year period ended December 31, 2005, have been included in the prospectus in reliance upon the report of Malone & Bailey, PC, independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of The RiceX Company as of December 31, 2004, and for the year ended December 31, 2004, have been included in the prospectus in reliance upon the report of Perry-Smith LLP, independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at “http://www.sec.gov.”

This prospectus is part of a registration statement we have filed with the SEC relating to the securities that may be offered by the selling shareholders. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about our securities and us. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room.

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors
NutraCea and subsidiaries
El Dorado Hills, California

We have audited the accompanying consolidated balance sheet of NutraCea as of December 31, 2005, and the related statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for each of the two years then ended. These financial statements are the responsibility of NutraCea’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NutraCea as of December 31, 2005, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 15, 2006

NUTRACEA AND SUBSIDIARIES
Consolidated Balance Sheets

The financial statements and accompanying notes comprise twelve months of operations for NutraCea and three months of operations for the recently-acquired subsidiary, The RiceX Company, or RiceX.

NUTRACEA AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 2005

ASSETS

Current assets
Cash	$3,490,556
Marketable securities	144,947
Accounts receivable	2,514,961
Inventory	594,614
Prepaid expenses	82,400
Total current assets	6,827,478

Restricted marketable securities	144,947
Property and equipment, net	5,493,036
Patents and trademarks, net	2,417,815
Goodwill	32,581,007

Total assets	$47,464,283

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Accounts payable	$998,706
Accrued expenses	248,282
Due to related parties	2,897
Note payable, current portion	6,069
Deferred revenue	5,147
Total current liabilities	1,261,101

Long term liabilities
Note payable, net of current portion	8,906
Total liabilities	1,270,007

Commitments and contingencies
Convertible, series B preferred stock, no par value, $1000 stated value 20,000,000 shares authorized 7,850 shares issued and outstanding	7,300,500

The accompanying notes are an integral part of these financials

Shareholders' equity
Common stock, no par value 200,000,000 shares authorized 67,102,079 shares issued and outstanding	89,783,817
Accumulated deficit	(48,799,935)
Accumulated other comprehensive income, unrealized loss on marketable securities	(2,090,106)
Total shareholders' equity	38,893,776

Total liabilities and shareholders' equity	$47,464,283

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Consolidated Statement of Operations

	For the years ended
	December 31,
	2005	2004
Revenues
Net product sales	$5,564,151	$1,009,729
Licensing fees	-	214,500
Total revenues	5,564,151	1,224,229

Cost of goods sold	2,877,801	600,129

Gross profit	2,686,350	624,100

Operating expenses:
Sales, general and administrative	2,993,466	1,927,970
Research and development	191,374	127,124
Share-based compensation	1,511,417	20,998,118
Investor relations	307,172	306,001
Professional fees	677,339	816,249
Total operating expenses	5,680,768	24,175,462

Loss from operations	(2,994,418)	(23,551,362)

Other income (expense)
Interest income	18,299	4,497
Interest expense	(896,021)	(27,602)

Total other income (expense)	(877,721)	(23,105)

Net loss	(3,872,140)	(23,574,467)

Cumulative preferred dividends	-	8,373

Net loss charged to common shareholders	$(3,872,140)	$(23,582,840)

Basic and diluted loss per share	$(0.10)	$(1.18)

Basic and diluted weighted-average shares outstanding	38,615,344	19,905,965

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES Consolidated Statements of Comprehensive Loss

	For the years ended December 31
	2005		2004

Net loss	$	(3,872,140)	$(23,574,467)

Other comprehensive loss
Unrealized loss on marketable securities		(2,090,106)	(2,012,398)

Comprehensive loss		$(5,962,246)	$(25,586,865)

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Consolidated Statement of Changes in Stockholders' Equity
For the Years ended December 31, 2005 and 2004

	Convertible, Redeemable Series A Preferred Stock		Common Stock		Deferred	Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Compensation	Loss	Deficit	Total
Balance, December 31, 2003	670,000	$351,790	11,773,842	$20,979,874	$(122,192)	$-	$(21,344,955)	$(487,273)

Amortization of deferred compensation					57,648			57,648
Common stock cancelled			(50,000)					-
Common stock issued
for accounts payable			168,626	57,944				57,944
for marketable securities			7,000,000	2,380,000				2,380,000
for patent incentive plan			180,000	239,100				239,100
for services rendered			4,407,950	3,470,100				3,470,100
for settlements			5,780,000	8,837,816				8,837,816
Common stock repurchased			(344,956)	(230,000)				(230,000)
Other comprehensive loss						(2,012,398)		(2,012,398)
Preferred dividends converted to common stock		(5,986)	5,759	5,986				5,986
Preferred stock converted to common stock	(540,000)	(348,351)	630,000	348,351				348,351
Preferred stock dividend		8,373					(8,373)	(8,373)
Preferred stock dividend paid		(48,004)
Preferred stock repurchased	(130,000)
Reclass of options to preferred stock	62,651		(62,651)				(62,651)
Reversal of stock options				(48,590)	48,590			-
Stock options cancelled								-
Stock options exercised for cash			6,579,323	2,776,468				2,776,468
Stock options issued
for notes payable				786,370				786,370
for services rendered				8,582,516				8,582,516
Net Loss							(23,574,467)	(23,574,467)
Balance, December 31, 2004	-	20,473	36,130,544	48,123,284	(15,954)	(2,012,398)	(44,927,795)	1,167,137
Amortization of deferred compensation				80,954			80,954
Common stock issued
for Consultants			1,904,805	906,759				906,759
for Officers/Directors			70,000	30,100				30,100
for Patent Incentive Plan			30,000	12,600				12,600
for Settlement			97,000	97,655				97,655
Preferred Stock issued to Investors	7,850	7,850,000						7,850,000
RiceX Acquisition		(20,473)	28,272,064	40,028,539				40,028,539
Stock options/warrants exercised
for Cash			531,000	105,432				105,432
for Cashless			66,666					0
Stock options/warrants issued
for Consultants				349,449				349,449
for Employees				130,000	(65,000)			65,000
for Commissions		(549,500)						(549,500)
Net Loss						(77,708)	(3,872,140)	(3,949,848)
Balance, December 31, 2005	7,850	$7,300,500	67,102,079	$89,783,817	$0	$(2,090,106)	$(48,799,935)	$46,194,277

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2005	2004

Cash flows from operating activities
Net loss	$(3,872,140)	$(23,574,467)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,091,390	38,057
Non-cash issuances of common stock	1,017,014	12,365,859
Non-cash issuances of stock options & warrants	509,549	9,306,234
Modifications of options and warrants, non-employees	-	62,651
Modifications of options and warrants, employees	-	(48,590)
(Increase) decrease in
Accounts receivable	(2,094,131)	22,772
Inventory	107,488	(233,170)
Prepaid expenses and other current assets	(106,395)	(15,898)
Increase (decrease) in
Advances from related parties	(71,081)	55,590
Accounts payable	246,030	(43,280)
Deferred compensation	-	106,238
Accrued expenses	(106,040)	(43,771)
Customer deposits	(100,000)	-
Net cash used in operating activities	(3,378,316)	(2,001,775)

Cash flows from investing activities
Purchase of The RiceX Company, net of $546,148 cash received	32,777
Purchase of property and equipment	(14,181)	(117,421)
Payments for patents and trademarks	(82,420)	(56,184)
Net cash used in investing activities	(63,824)	(173,605)

Cash flows from financing activities
Proceeds from notes payable, net	-	1,635,174
Proceeds from private placement	7,300,500	-
Principal payments on notes payable, net of discount	(2,401,517)	-
Payment of preferred dividends	-	(48,004)
Repurchase of preferred stock	-	(130,000)
Repurchase of common stock	-	(230,000)
Proceeds from exercise of stock options	105,432	2,776,468
Net cash provided by financing activities	5,004,415	4,003,638

Net increase (decrease) in cash	1,562,275	1,828,258
Cash, beginning of year	1,928,281	100,023
Cash, end of year	$3,490,556	$1,928,281

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Consolidated Statements of Cash Flows (continued)

Cash paid for interest	$137,043	$1,391
Cash paid for income taxes	$-	$-
Non-cash disclosures
Purchase of Langley PLC shares with common stock	$-	$2,380,000
Payments for patents with common stock	$12,600	$239,100
Conversion of preferred stock to common stock	$-	$354,337

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

General

NutraCea was originally incorporated on February 4, 2000 in California as NutraStar Technologies Incorporated. On December 14, 2001, NutraStar Technologies Incorporated (“NTI”) reorganized with the inactive publicly-held company, Alliance Consumer International, Inc., and the name was changed to NutraStar Incorporated. The name was changed again to NutraCea on October 1, 2003.

NutraCea is a health science company focused on the development and distribution of products based upon the use of stabilized rice bran and proprietary rice bran formulations. Rice bran is the outer layer of brown rice which until recently was a wasted by-product of the commercial rice industry. These products include food supplements and medical foods which provide health benefits for humans and animals (known as "nutraceuticals") as well as cosmetics and beauty aids based on stabilized rice bran, rice bran derivatives and the rice bran oils.

NutraGlo is a wholly-owned subsidiary of NutraCea. This subsidiary of the Company markets NutraCea’s products to the equine market.

On October 4, 2005, NutraCea consummated the acquisition of RiceX pursuant to the terms of an Agreement and Plan of Merger, dated April 4, 2005. RiceX survived the merger as a wholly-owned subsidiary of NutraCea. RiceX stockholders received .076799 of NutraCea common stock for each share of RiceX common stock. RiceX shareholders received 28,272,064 shares of NutraCea common stock, valued at $29,120,226 and NutraCea assumed the outstanding RiceX options and warrants to purchase 11,810,507 NutraCea common stock, valued at $11,421,684.

Due to the recent acquisition of RiceX, and the subsequent reorganization, NutraCea and its subsidiaries are operating as one segment.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The consolidated financial statements include the accounts of NutraCea and its wholly-owned subsidiaries, NutraCea Technologies Incorporated, NutraGlo®, and The RiceX Company (collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

Revenue Recognition - Revenue is generally recognized upon shipment of product with a provision for estimated returns and allowances recorded at that time, if applicable. Commission revenue is generally recognized when earned and collection is reasonably assured. Licensing revenue is recognized when earned and collection is reasonably assured.

Accounts Receivable-The Company provides for the possible inability to collect accounts receivable by recording an allowance for doubtful accounts. Bad debt expense is recognized based on management’s estimate of likely losses per year, based on past experience and an estimate of current year uncollectible amounts. As of December 31, 2005, there were no uncollectible accounts.

Marketable Securities-Marketable securities are marked to market at each period end. Any unrealized gains and losses on the marketable securities are excluded from operating results and are recorded as a component of Other comprehensive income (loss). If declines in value are deemed other than temporary, losses are reflected in Net income (loss).

Inventory-Inventory is stated at the lower of cost (first-in, first-out) or market and consists of stabilized rice bran manufactured by RiceX, and nutraceutical products manufactured by NutraCea.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Property and Equipment-Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives as follows:

Furniture and equipment	5-7 years
Automobile	5 years
Software	3 years
Leasehold Improvements	2.4-7 years
Property and equipment	7-10 years

Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

Patents and Trademarks-In addition to patents filed and acquired directly by the Company, the Company owns several patents, which were acquired from independent third parties and a related party. All costs associated with the patents are capitalized. Patents acquired from related parties are recorded at the carryover basis of the transferor. The Company paid cash as consideration for all patents and trademarks acquired, except the Via-Bran registered trademark, which was acquired for 21,409 shares of common stock valued at $21,409.

In conjunction with the RiceX acquisition, NutraCea has been assigned five U.S. patents relating to the production or use of Nutraceutical or HVF products. The patents include:

(1)	Patent Number 5,512,287 "PRODUCTION OF BETA-GLUCAN AND BETA-GLUCAN PRODUCT," which issued on April 30, 1996;

(2)	Patent Number 5,985,344 "PROCESS FOR OBTAINING MICRONUTRIENT ENRICHED RICE BRAN OIL," which issued on November 16, 1999;

(3)	Patent Number 6,126,943 "METHOD FOR TREATING HYPERCHOLESTEROLEMIA, HYPERLIPIDEMIA, AND ATHEROSCLEROSIS," which issued on October 3, 2000;

(4)	Patent Number 6,303,586 B1 "SUPPORTIVE THERAPY FOR DIABETES, HYPERGLYCEMIA AND HYPOGLYCEMIA," which issued on October 15, 2001; and

(5)	Patent Number 6,350,473 B1 "METHOD FOR TREATING HYPERCHOLESTEROLEMIA, HYPERLIPIDEMIA AND ATHEROSCLEROSIS," which issued on February 26, 2002.

We plan to apply for additional patents in the future as new products, treatments and uses are developed.

Amortization is computed on the straight-line method based on estimated useful lives of 12.25 to 20 years. The Company also has registered trademarks, which are amortized over estimated useful lives of 10 years.

Deferred Compensation-Deferred compensation at December 31, 2005 represents the intrinsic value of options previously issued to employees that have not been vested. All such options have vested as of December 31, 2005.

Fair Value of Financial Instruments-For certain of the Company’s financial instruments, including cash, accounts receivable, inventory, prepaid expenses, accounts payable, accrued salaries and benefits, deferred compensation, accrued expenses, customer deposits, due to related party, notes payable - related party, and note payable the carrying amounts approximate fair value due to their short maturities.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Stock-Based Compensation-Compensation is recorded for stock-based compensation grants based on the excess of the estimated fair value of the common stock on the measurement date over the exercise price. Additionally, for stock-based compensation grants to consultants, NutraCea recognizes as compensation expense the fair value of such grants as calculated pursuant to SFAS No. 123, recognized over the related service period. SFAS No. 148 requires companies to disclose pro forma results of the estimated effect on net income and earnings per share to reflect application of the fair value recognition provision of SFAS No. 123.

	For the years Ended December 31,
	2005	2004
Net loss available to common shareholders:
As reported:	$(3,872,140)	$(23,582,840)
Add: Stock-based compensation to employees under intrinsic value based method	130,000	832,069
Deduct: Stock-based compensation to employees under fair value based method	(516,992)	(3,204,309)
Pro forma:	$(4,259,062)	$(25,955,080)
Basic loss per common share:
As reported:	$(0.10)	$(1.18)
Pro forma:	$(0.11)	$(1.31)

Advertising Expense-The Company expenses all advertising costs, including direct response advertising, as they are incurred. Advertising expense for 2005 and 2004 was $7,607 and $22,074, respectively.

Income Taxes-The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Loss Per Share-Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. As such, basic and diluted loss per share is the same.

Estimates-The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Concentrations of Credit Risk

On August 24, 2005, NutraCea signed an agreement with a direct response marketing company to market and sell products through infomercials. The agreement is for two years and may be extended for an additional year. The agreement covers pricing of specific products at wholesale prices which will be private labeled for direct sale by the marketing company. During the term of the agreement, NutraCea will not sell its products through any other infomercials so long as the marketing company maintains minimum quarterly orders beginning October 1, 2005 of $500,000. Additionally, NutraCea granted the company an option to purchase 250,000 shares of restricted common stock at a price of $1.275 per share. The options vest 50,000 shares upon payment in full of the contract quarter minimum purchase orders during the term of the agreement. For the year ended December 31, 2005, sales to this customer totaled $3,012,947 or 54% of total sales.

On May 1, 2001, the Company entered into a three-year, exclusive distribution agreement with a customer, in which the customer is required to purchase a minimum of 90,000 pounds of the Company's product on or before July 1, 2001, 120,000 pounds before September 1, 2002, 275,000 pounds between September 1, 2002 and August 31, 2003, and 350,000 pounds between September 1, 2003 and August 31, 2004. During 2004, sales to this customer totaled $600,976 (59% of total sales). During 2005, sales to this customer totaled $1,071,038 or 19% of total sales.

Reclassifications - Certain reclassifications have been made to the prior year statement of operations to conform to the current year presentation.

Recently Issued Accounting Pronouncements-In December 2004, the FASB issued SFAS No. 123R, “Accounting for Stock-Based Compensation” SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. SFAS No. 123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The impact of the adoption of this new accounting pronouncement would be similar to the Company’s calculation of the pro forma impact on net income of SFAS 123 included in Stock-Based Compensation above.

NutraCea does not expect the adoption of any other issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.

NOTE 3 - MARKETABLE SECURITIES

On September 8, 2004, NutraCea purchased 1,272,026 shares of Langley Park Investment Trust, PLC, a United Kingdom closed-end mutual fund, which is actively traded on a London Stock Exchange. NutraCea paid with 7,000,000 shares of its own common stock. Per the Agreement, NutraCea may sell 636,013 shares of Langley at any time, and the remaining 636,013 shares of Langley and the 7,000,000 shares of NutraCea are escrowed for a 2-year period. At the end of the period, Langley’s NutraCea shares are measured for any loss in market value and if so, NutraCea must give up that pro-rata portion of its Langley shares up to the escrowed 636,013 shares.

As of December 31, 2005, the NutraCea shares had not lost any value. However, the Langley shares are marked down to their fair market value of $289,894, with one-half or $144,947 shown as a current asset because they may be sold at any time, and the other one-half shown as long-term because they are held in escrow pending the 2-year review of NutraCea’s stock valuation.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2005 consisted of the following:

Land	$5,000
Furniture and equipment	698,570
Automobile	73,096
Software	366,664
Leasehold improvements	395,871
Property and plan	4,510,000
Subtotal	6,049,201
Less accumulated depreciation	(556,165)
Total	$5,493,036

Depreciation expense was $240,795 and $16,303 for 2005 and 2004, respectively.

NOTE 5 - PATENTS AND TRADEMARKS

Patents and trademarks at December 31, 2005 consisted of the following:

Patents	$2,456,988
Trademarks	80,154
Subtotal	2,537,132
Less accumulated amortization	(119,317)
Total	$2,417,815

Amortization expense was $69,815 and $21,754 for 2005 and 2004, respectively.

NOTE 6 - NOTES PAYABLE

In December 2004 NutraCea executed three promissory notes to third party investors totaling $2,400,000. The notes are for a one year term, bear interest at 7% interest compounded quarterly and are secured by all of the assets of NutraCea. The holders were issued warrants to purchase a total of 2,400,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire in seven years from the date of issuance. A discount on the debt of $786,370 was recorded for these warrants and is being amortized over the life of the notes. At October 4, 2005, the principle and interest on the three promissory notes were paid in full.

NOTE 7 - PUT OPTION

During the year ended December 31, 2001, NutraCea issued 130,000 shares of Series A preferred stock to a related party as payment of accounts payable totaling $130,000. On January 15, 2002, these holders of the Series A preferred stock executed a put/call agreement. The put allowed for the holder to sell to NutraCea all, but not less than all, of the 130,000 shares of NutraCea’s Series A preferred stock, or common stock if any of the Series A preferred stock were converted, for $130,000, plus all accumulated, but unpaid dividends, at any time after six months from January 15, 2002. In addition, NutraCea maintained the right to call the option and purchase back the shares of the Series A preferred stock for $130,000, plus any unpaid and accrued dividends at any time, subject to certain provisions. During 2004, NutraCea purchased back the shares of the Series A preferred stock for $130,000.

NOTE 8 - INCOME TAXES

NutraCea has had losses since inception and, therefore, has not been subject to federal or state income taxes. As of December 31, 2005, NutraCea had accumulated net operating loss ("NOL") carryforwards for income tax purposes of approximately $23.0 million, resulting in a deferred tax asset amount of $8.0 million. All deferred tax asset amounts are fully reserved. These carryforwards expire in 2019 through 2025.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Employment contracts

Minimum future payments for key employees are as follows:

Year Ending December 31,

2006	$766,666
2007	950,000
2008	245,770

Total	$1,962,436

Lease

NutraCea leases its office, laboratory and warehouse space in El Dorado Hills, California under a non-cancelable operating lease with Roebbelen that expires in September 2006 and requires monthly payments of $7,414. The Company also leases warehouse space in West Sacramento, California which expires in July of 2006 for $5,440 per month. RiceX leases office space in Burley, Idaho at a rate of $550 per month, expiring in May of 2009. Future minimum payments under these leases at December 31, 2005 were as follows:

Year Ending December 31,

2006	$111,406
2007	6,600
2008	6,600
2009	2,200

Total	$126,806

Rent expense was $110,501 and $64,688 for the years ended December 31, 2005 and 2004, respectively.

Agreements

For all agreements where stock is awarded as partial or full consideration, the expense is valued at the fair value of the stock. Expense for stock options and warrants issued to consultants is calculated at fair value using the Black-Scholes valuation method.

Effective January 1, 2004, NutraCea amended two executive employment contracts, Patricia McPeak and John Howell, to reflect quarterly bonuses. Under the contract, compensation was to be $45,000 per calendar quarter, with 250,000 shares of common stock to be granted in the event NutraCea achieved gross revenues of $1 million or more for the quarter. In addition, a one-time stock grant of 550,000 shares of common stock shall be awarded for the first quarter gross revenues equal or exceed $5 million. This bonus agreement is effective until April 15, 2006, unless extended by the board. NutraCea also agreed to maintain an annual bonus program for members of the senior management group, including the former Chief Executive Officer, Patricia McPeak. Patricia McPeak, the former Chief Executive Officer will be eligible to receive an annual bonus under terms otherwise governing the annual bonus program. The bonus amount for both executives in 2004 totaled $180,000, and was paid on April 1, 2004.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Effective January 1, 2004, NutraCea amended the stock options section of John Howell’s contract dated April 15, 2003. The amendment changed the vesting conditions on 250,000 shares of common stock to “upon the completion of the twelfth month of employment “instead of “upon the Company achieving two successful calendar quarters of net profits from operations of the business of the Company before interest, taxes, depreciation and amortization as conclusively determined by the independent certified public accountant for the Company”. The President resigned on July 20, 2004.

For the year ended December 31, 2004, NutraCea entered into two consulting agreements with two communications companies. The terms of the agreements ranged from 6 months to 1 year, compensation was $34,600 in cash, plus 27,930 shares of common stock valued at $43,350.

During fiscal 2004, NutraCea entered into two 90-day consulting agreements with two financial relations companies. Total compensation was $50,000 cash, and 300,000 shares of common stock valued at $142,000.

On March 25, 2004, NutraCea entered into two, two-year consulting agreements with two medical advisors and directors. Under the terms of the agreement, compensation was 100,000 shares of common stock each, payable in advance, and options to purchase 100,000 shares of common stock at a price of $.50 per share for the second year of service. The 200,000 shares of common stock were valued at $286,000, and the options were valued at $107,684.

On March 25, 2004, NutraCea entered into a three-year consulting agreement with a development and marketing company. Under the terms of the agreement, compensation shall be $1 per unit (a minimum 30-day supply of NutraCea product) for up to a total accumulated payment of $750,000, and $.50 per unit thereafter, payable quarterly within 45 days after the end of the quarter. In addition, NutraCea issued 100,000 shares of common stock for each probiotic formulation NutraCea markets, and options to purchase 300,000 shares of common stock at an exercise price of $1 per share with 100,000 options to be vested immediately and 50,000 shares per year thereafter. The vested options were valued at $102,782.

On April 29, 2004, NutraCea entered into a one-year consulting agreement for research and development (with options to extend for four successive terms of one year each) with two retired employees of NutraCea. Under the terms of the agreements, annual compensation of $70,000 and $80,000 each is payable on a monthly basis. In addition, each of the consultants received warrants to purchase 50,000 shares of common stock at $.20 a share. The 100,000 warrants were valued at $91,370 and expire in 5 years. Either party can cancel this agreement with 30-day written notice.

For the year ended December 31, 2004, NutraCea entered into nine contracts ranging from 6 months to one year with nine sales and marketing consultants. Total compensation included $ 24,000 in cash, 5,540,000 options and warrants valued at $6,245,400, and 1,589,772 shares of common stock valued at $1,188,500. The terms of the options and warrants ranged from an exercise price from $.001 to $1.20, immediately vested, and exercisable from 6 months to 3 years.

On August 1, 2004, NutraCea entered in a 90-day Independent Contractor Agreement with a contractor to prepare reports regarding investor relations, prepare advertising and marketing materials, and prepare press releases. Compensation was $12,000 payable in cash monthly. In 2005, this consultant signed an employment contract to become the Company’s Senior Vice President and Corporate Secretary.

In 2004, NutraCea entered into a non-exclusive, non-transferable, revocable licensing agreement to import and distribute the Company’s products in accordance with its marketing plan. The consultant paid the Company $214,500 for these distribution rights.

On July 14, 2004, NutraCea entered into a six-month consulting agreement with a business consultant to provide NutraCea with consulting services and advice pertaining to NutraCea’s business affairs. Compensation was $12,000 payable in cash monthly. In addition, should the consultant provide assistance to NutraCea in the raising of capital either in the form of equity or debt, NutraCea agreed to pay an additional bonus. The bonus for 2004, was $125,000 and 1,000,000 shares of common stock valued at $370,000.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

On December 17, 2004, NutraCea entered into an employment contract with Bradley Edson to become the Company’s President, whereby the Company will pay the officer a base salary of $50,000 in year one; a base salary of $150,000 in year two; and a base salary of $250,000 in year three. The agreement also provides that the officer is entitled to an annual incentive bonus based upon performance and to be provided a car allowance of $600 per month. The incentive bonus shall be paid annually within 10 days of the completion of the Company’s annual independent audit. In addition, the officer was issued warrants to purchase 6,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share. The warrants were valued at $600,000, are immediately exercisable, and expire in ten years from the date of issuance.

On December 10, 2004 the Company entered into an employment agreement that expires December 31, 2007 with its former Chief Executive Officer, Patricia McPeak, whereby the Company is to pay the officer a base salary of $150,000 in year one; a base salary of $150,000 in year two; and a base salary of $250,000 in year three. The agreement also provides that the officer is entitled to an annual incentive bonus based upon performance and to be provided a car of the employee’s choice. The incentive bonus shall be paid annually within 10 days of the completion of the Company’s annual independent audit. In addition, the officer was issued warrants to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share. The warrants were valued at $200,000, immediately exercisable and expire in ten years from the date of issuance.

On January 25, 2005, NutraCea entered into a three year employment agreement with Margie Adelman, its Senior Vice President and Secretary whereby NutraCea is to pay the officer a base salary of $150,000 per year. The agreement also provides that the officer is entitled to a one-time initial bonus of $25,000 and will be eligible for future incentive bonuses based solely on the discretion of the Chief Executive Officer or President of NutraCea and to be approved by NutraCea’s Compensation Committee. Warrants to purchase 1,000,000 shares of NutraCea’s common stock, valued at $130,000, at an exercise price of $0.30 per share were issued and will vest 500,000 at signing of the employment agreement and 500,000 on January 25, 2006. Warrants to purchase 1,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share were also issued and will vest upon the achievement of NutraCea obtaining “Gross Sales over $25,000,000” and NutraCea reports a positive EBITDA for the period. All warrants expire in ten years from the date of issuance.

Generally, if the Company terminates these agreements without cause or the employee resigns with good reason, as defined, the Company will pay the employees' salaries, bonuses, and benefits payable for the remainder of the term of the agreements.

On January 26, 2005 NutraCea entered into a 3 year, non-exclusive domestic agreement to distribute NutraCea’s rice based nutraceutical products. An initial order for $25,000 was made concurrently with the signing of the agreement. Products are sold to the distributor at NutraCea’s standard price schedule; purchases above certain annual minimum requirements will then receive a 5% discount. Additionally, failure to meet these minimum purchase requirements is cause for termination of the agreement at NutraCea’s option. NutraCea may also at its option terminate the agreement upon 60 days written notice to the distributor.

On February 9, 2005, NutraCea issued 200,000 stock options with an exercise price of $0.45 per share, vesting over three years, to two employees of NutraCea with each receiving 100,000 options. These options were granted at market price and the intrinsic value of the employee options were valued at $0.

On February 10, 2005, NutraCea agreed to pay a finder’s fee to a consulting company consisting of stock options to purchase 135,000 shares of common stock at a price of $0.45 per share, expiring in 3 year, valued at $45,224.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

On March 1, 2005, NutraCea amended and restated a consulting agreement for science research and development (with Company options to extend on an annual basis) with a retired employee of NutraCea. Under the terms of the agreement, monthly compensation of $7,500 is payable. In addition, the consultant received warrants to purchase 10,000 shares of common stock at $.43 a share. The 10,000 warrants are valued at $3,131 and expire in three years. Either party can cancel this agreement with 30-day written notice. If the agreement is extended past the first year then monthly compensation will be increased to $8,333 with additional warrants to purchase 15,000 shares of common stock at the market price per share at the date of extension. Additionally, for each patent granted to NutraCea whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock; however the maximum value of the stock grant shall not exceed $15,000 based on the closing bid price of NutraCea’s common stock on the date the patent is granted, with the total shares granted reduced accordingly. Also, in November of 2005, NutraCea executed an agreement with this consultant for rights to use two clinical studies in perpetuity for $10,000. If any patent is granted by the patent office to NutraCea, which uses the clinical studies as supporting documentation, the Company agrees to pay the consultant an additional payment of $10,000.

In February of 2005, the Company terminated a consulting agreement with a retired employee, then in May of 2005, NutraCea entered into a one year consulting agreement (with Company options to extend on an annual basis) with the same retired employee of NutraCea, primarily for research and development work. Under the terms of the agreement, monthly compensation of $6,667 is payable. In addition, the consultant received warrants to purchase 10,000 shares of common stock at $0.50 a share. The 10,000 warrants are valued at $3,395 and expire in three years. Either party can cancel this agreement with 30-day written notice. Additionally, for each patent granted to NutraCea whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock.

In 2005, NutraCea entered into a two medical advisory agreements ranging from 1 year to 5 years. Under the terms of one the agreements, annual compensation shall be 15,000 warrants to purchase shares of common stock at the market price on the anniversary date for the next four years. The option price for the first year of service is a price of $.50 per share, expiring in 3 years, valued at $5,462. The other agreement paid 8,000 shares of common, valued at $10,400, and options of 30,000 shares at $.60 a share, expiring in 5 years, valued at $34,121.

On March 23, 2005, NutraCea agreed to pay $15,000 of unpaid fees to a web design consultant and issued 26,786 shares of common stock, valued at $15,000.

On April 5, 2005, NutraCea hired a financial services firm for $50,000 to assist in evaluating the proposed merger with RiceX and to provide a fairness opinion.

On April 5, 2005, NutraCea hired an information technology and marketing firm to assist in the development of sales of NutraCea’s products over the Internet. This agreement was subsequently terminated in August 2005 and total of 105,000 options vested during the term that this contract was effective. The options are vested, expire in 4 year, with an exercise price of $.60 a share.

On April 12, 2005, NutraCea granted various rights to its principal equine division products customer that specifically include:

(1)	The grant to NutraCea of exclusive worldwide rights to manufacture certain equine products for the customer.

(2)	The transfer and assignment of the customer’s technology rights granted to it in a prior agreement for 1,222,222 shares of NutraCea’s common stock.

(3)	The transfer and assignment of technology rights of a limited liability corporation formed by the customer and granted to it in a prior agreement for 166,667 shares of NutraCea’s common stock

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

(4)	The grant of marketing and distribution rights to the customer covering:

a)	the right of first offer to market new products as may be developed by NutraCea or proposed to be developed by the customer for non-human markets; and

b)	the right of first refusal in the event that a third party independently contacts NutraCea regarding the marketing and distribution of new, non-human products.

The customer agrees to use NutraCea as the exclusive manufacturer for any new, non-human products as defined and may owe a royalty to NutraCea of 5% royalty on new products on revenues exceeding specified annual minimum volume levels.

On April 18, 2005, a direct response marketing company hired NutraCea’s former Chief Executive Officer, Patricia McPeak, whereby she will receive a royalty of $1 per unit sold resulting from infomercials that will demonstrate specific products of NutraCea. Royalty payments will be made by the direct response marketing company and are not an obligation of NutraCea.

On April 19, 2005, NutraCea signed an agreement with a direct response marketing company to market and sell products through infomercials. This contract was amended on August 24, 2005. The agreement is for two years and may be extended for an additional year. The agreement covers pricing of specific products at wholesale prices which will be private labeled for direct sale by the marketing company. During the term of the agreement NutraCea will not sell the products designated in the agreement through any other infomercials so long as the marketing company maintains minimum quarterly orders beginning October 1, 2005 of $500,000. Additionally, NutraCea granted the company an option to purchase 250,000 shares of restricted common stock at a price of $1.275 per share. The options vest 50,000 shares upon payment in full of the contract quarter minimum purchase orders during the term of the agreement.

On May 5, 2005, NutraCea’s hired a consulting company to provide patent and license analysis. The agreement is for one year and may be terminated by either party with 30 days written notice. Based on the performance schedule in the contract, the Company issued 359,182 shares of common stock, valued at $171,959.

Effective June 1, 2005, NutraCea entered into a one year consulting agreement with an investor relations firm. Either party may terminate the agreement upon four months written notice to the other party. Under the terms of the agreement monthly compensation is $5,000. In addition, the consulting firm received options to purchase 250,000 shares of common stock at $0.65 per share, expiring in 5 years, valued $90,044, expiring in five years, and vesting on the contract anniversary date.

On July 1, 2005 NutraCea hired a company for 12 months (which can be terminated by written notice by either party) to provide potential qualified customer introductions. NutraCea granted the company an option to purchase 250,000 shares of restricted common stock at a price of $0.65 per share. The options do not vest until NutraCea has received purchase orders of at least $2,000,000 from a qualifying agreement during the term of the agreement plus 12 months from the termination of the service agreement from any qualifying agreement. Additionally, upon vesting of the option NutraCea shall pay the company a reasonable royalty fee based on the net profits received from a qualifying agreement.

On July 1, 2005 NutraCea entered into a consulting agreement with an individual to assist in the research and validation of NutraCea’s products in the medical foods market. The term of the agreement is for six months. NutraCea granted the individual an option to purchase 250,000 shares of restricted common stock at a price of $0.65 per share, valued at $120,221.

In conjunction with the private placement of series B preferred stock, NutraCea exclusively hired a financial advisory services company for a term of 12 months. Compensation was a $10,000 advisory fee and 1,099,000 options to purchase common stock, with an exercise of $.50 expiring in five years, valued at $1,085,713.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

On October 1, 2005, NutraCea entered into a one-year consulting agreement with an independent contractor. Under the terms of the agreement, compensation shall be an initial issuance of 50,000 S-8 shares of common stock plus $15,000 in cash or its equivalent value in S-8 shares of common stock. Also, during the term of the contract, NutraCea shall pay monthly either $5,000 cash or S-8 common stock valued at $5,000, with the type of payment at NutraCea’s discretion. In addition, the independent contractor is entitled to a 2% commission based on net profits resulting from contracts with customers introduced to NutraCea by the independent contractor.

On July 14, 2005, NutraCea hired for 9 months (and can be terminated by either party), an individual to assist in forming a joint operating agreement with a rice mill in either Ecuador or Colombia. NutraCea shall pay the finder a fee based on net income. The joint entity transaction must include a purchase commitment arranged by the venture party from the applicable country for a minimum of 100,000 servings per day for the first two years while a production plant is being constructed and a subsequent commitment for an additional 1,000,000 servings per day for at least two additional years after the production plant has been constructed. The venture party must fund the construction of the production plant.

In the fall of 2005, the Company entered into agreements with four international companies, serving seven countries, as follows:

(1)
A joint venture with a Dominican Republic rice mill was formed with NutraCea, to install equipment to annually produce at least 5,000 metric tons of stabilized rice bran. The joint venture will be equally owned by the two companies and will commercially sell stabilized-rice-bran products through retail and government entities in the Dominican Republic and Haiti.;

(2)
The Company signed an agreement with an industrial consortium in Colombia to study the creation of a joint entity to share equally in the profits generated from sales of NutraCea products in the Colombian market. The agreement includes provisions for the Colombian consortium to provide 50% of all the financing necessary to construct the plants (with NutraCea providing the remaining 50% of the financing), responsible for providing all the necessary land and space required for the implementation of the plants, and providing for all of the sales and distribution as part of its contribution to the joint entity. It is the intention of the parties to execute a formal definitive agreement on or before March 25, 2006.;

(3)
NutraCea agreed with an Ecuadorian company to study arriving at a definitive agreement for a working arrangement that will allow the Ecuadorian company the right to utilize NutraCea's proprietary ingredients and value-added processing in their multi-faceted food business, which includes animal feed, poultry and cereals.; and,

(4)
NutraCea signed a Supply and Distribution Agreement with T. Geddes Grant, a Jamaican Corporation, to deliver a customized formulated and fortified RiSolubles mix. The agreement requires that T. Geddes Grant purchase a minimum of $4,500,000 of the custom formulation per year for a term of two years. T. Geddes Grant is appointed as exclusive distributor for the territory of Jamaica, Barbados and Trinidad. T. Geddes Grant is obligated to obtain all necessary regulatory approvals for marketing NutraCea products in the Territory and use its best efforts to develop commercial sales in the Territory.

On November 8, 2005, the Company granted the non-exclusive right to advertise, promote, market, sell and distribute NutraCea’s products world-wide for two years. If this distributor achieves net sales in amounts of $500,000 per calendar quarter, then NutraCea may agree to an exclusive arrangement. NutraCea may terminate with agreement with 90 days written notice.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Merger with the RiceX Company

On October 4, 2005, NutraCea merged with RiceX, with RiceX surviving the Merger as a wholly-owned subsidiary of NutraCea. Each share of RiceX common stock outstanding was converted into the right to receive 0.76799 shares of NutraCea’s common stock.

The stockholders of RiceX received 28,272,064 shares of NutraCea common stock in exchange for 100% of the shares of RiceX common stock, and NutraCea assumed the outstanding options and warrants to purchase 11,810,507 shares of RiceX common stock.

Private Placement

On October 4, 2005, certain investors purchased an aggregate of 7,850 shares of Series B Convertible Preferred Stock at a price of $1,000 per share pursuant to the Purchase Agreement. The preferred shares can be converted to shares of common stock at a conversion rate of 2,000 shares of common stock for each preferred share issued in the transaction. Additionally, pursuant to the Purchase Agreement, the investors were issued warrants to purchase an aggregate 7,850,000 shares of common stock at an exercise price of $0.70 per share. The warrants have a term of five years and are immediately exercisable.

NutraCea analyzed these instruments for derivative accounting consideration under SFAS 133 and EITF 00-19. NutraCea determined that derivative accounting is not applicable for the Series B Convertible Preferred Stock.

An advisor for the financing received a customary fee based on aggregate gross proceeds received from the investors and a warrant to purchase 1,099,000 shares of common stock at an exercise price per share of $0.50 per share.

Litigation

On July 16, 2002, the Company was summoned to answer a Complaint filed by Faraday Financial, Inc. (“Faraday”) in District Court, County of Salt Lake, Utah (Case No. 020906477). The Complaint alleges that the Company issued convertible promissory notes totaling $450,000 and a promissory note totaling $50,000. On December 13, 2001, Faraday entered into a settlement agreement with the Company, whereby Faraday agreed to cancel the promissory notes in exchange for 735,730 shares of preferred stock. Faraday claims that the settlement agreement required that the Company effect a registration statement covering the preferred stock by June 30, 2002, which the Company failed to do, and demands the Company immediately forfeit to Faraday 735,730 shares of common stock owned by the Chief Executive Officer of the Company. Faraday has filed its fourth claim for relief for a judgment against the Company for $500,000, plus accrued, but unpaid interest, attorneys’ fees and costs, and other such costs. A Settlement Agreement was executed on December 10, 2003. In consideration for the mutual releases, Faraday converted 735,730 preferred into 735,730 common shares and $90,127 of accrued preferred dividends into 1,201,692 common shares. Within the next year, if Faraday cannot realize $551,797 and approximately $9800 in legal expenses from the sale of the common shares, NutraCea will make up any deficiency. If stock sale exceeds $561,597, Faraday is entitled to keep any excess. Subsequent to December 31, 2003, the Company issued an additional 250,000 shares to Faraday. Concurrently, with the executed Settlement Agreement, a joint stipulated motion to stay all proceedings was filed with the Court. After all the above conditions are met, if Faraday has not lifted the stay within 18 months of December 10, 2003, NutraCea shall deliver to Faraday an executed stipulation for dismissal with prejudice of the Complaint and Counterclaim. In 2005, we issued the final 97,000 shares, valued at $97,655, to Faraday to settle in full the executed Settlement Agreement.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 10- THE RICEX ACQUISITION

On October 4, 2005, NutraCea merged with RiceX. The stockholders of RiceX received 28,272,064 shares of NutraCea common stock in exchange for 100% of the shares of RiceX common stock, and NutraCea assumed the outstanding options and warrants to purchase 11,810,507 shares of RiceX common stock.

On October 4, 2005, certain investors purchased an aggregate of 7,850 shares of Series B Convertible Preferred Stock at a price of $1,000 per share. Additionally, the investors were issued warrants to purchase an aggregate 7,850,000 shares of common stock at an exercise price of $0.70 per share. An advisor for the financing received a customary fee based on aggregate gross proceeds received from the investors and a warrant to purchase 1,099,000 shares of common stock at an exercise price per share of $0.50 per share.

The acquisition was accounted for using the purchase method of accounting. The purchase price allocation included within these Consolidated Financial Statements is based on a purchase price of $40,541,910 calculated as follows:

NutraCea shares issued	28,272,064
Price per share (NutraCea closing price, October 4, 2005)	$1.03
Aggregate value of NutraCea common stock consideration	$29,120,226
Value of the RiceX warrants and options assumed	11,421,684

Total consideration	$40,541,910

Fair value of identifiable net assets acquired:
Estimate of fair value adjustment of property, plant and equipment	$5,600,000
Acquired other net tangibles assets	610,904
Estimate of fair value adjustment of RiceX intellectual property	2,000,000
Goodwill	32,331,006
Total	$40,541,910

The purchase price allocation is based on estimates and assumptions, which are preliminary. This information is presented for informational purposes only.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The accompanying unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2005 is presented for illustrative purposes only and does not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of NutraCea and RiceX’s operations. In addition, actual results may be different from the projections set forth in this unaudited pro forma condensed combined consolidated statement of operations.

Unaudited Pro Forma Condensed Combined Consolidated
Statement of Operations
Year Ended December 31, 2005

	HISTORICAL		PRO FORMA
	NutraCea	RiceX	Adjustment		Combined

Revenues
Net sales	$4,569,000	$3,838,000	$(325,000)	(a)	$8,082,000
Total Revenues	4,569,000	3,838,000	(325,000)		8,082,000

COGS	2,523,000	1,533,000	(325,000)	(b)	3,731,000

Gross Profit	2,046,000	2,305,000	-		4,351,000,

Sales, general and administrative	2,853,019	5,085,000	(55,000)	(c)	7,883,019
Research and development	262,000	267,000			529,000
Stock option and warrant expense	1,511,000	-			1,511,000
Investor relations	-	41,000			41,000
Professional fees	109,000	914,029			1,023,029
Loss From Operations	(2,689,019)	(4,002,029)	(55,000)		(6,636,048)

Interest Income		10,000	-		10,000
Interest Expense	(878,000)				(878,000)
Provision for income tax	-	(2,000)			(2,000)
Total other income (expense)	(878,000)	8,000	-		(870,000)

Net Income (Loss)	$(3,567,019)	$(3,994,029)	$55,000		$(7,506,048)

Cumulative Preferred dividends	-	-			-

Net Loss Available to Common Shareholders	$(3,567,019)	$(3,994,029)	$55,000		$(7,506,048)

Basic and Diluted Loss per share	$(0.10)				$(0.11)

Basic Shares Outstanding	38,830,015		28,272,064	(d)	67,102,079

(a) Represents the elimination of intercompany sales
(b) Represents the elimination of intercompany cost of sales
(c) Represents the elimination of intercompany rent expense of sublease
(d) Represents the net change in total combined common stock outstanding

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 11 - PREFERRED AND COMMON STOCK

Convertible, Redeemable Series A Preferred Stock

The Company’s Series A preferred stock was convertible at the option of the holder at $1 per share into the Company’s common stock, subject to certain anti-dilution provisions. In addition, the Series A preferred stock will automatically convert into common stock in the event of a qualified public trading benchmark, which is defined as (i) the common stock is listed on a national exchange at twice its conversion price or (ii) the common stock is quoted on the over-the-counter bulletin board at an average bid price of at least $1.25 per share over any 30-day trading period. At December 31, 2004, all the outstanding preferred stock was either repurchased or converted under option (ii) above.

During the year ended December 31, 2004 the Company:

(1)	repurchased 130,000 shares of preferred stock for $130,000;

(2)	converted 540,000 shares of preferred stock into 630,000 shares of common stock valued at $348,351; and,

(3)	issued 5,759 shares of common stock in payment of preferred stock dividends due in the amount of $5,986.

Convertible, Series B Preferred Stock

On October 4, 2005, certain investors purchased an aggregate of 7,850 shares of Series B Convertible Preferred Stock at a price of $1,000 per share pursuant to the Purchase Agreement. The preferred shares can be converted to shares of common stock at a conversion rate of 2,000 shares of common stock for each preferred share issued in the transaction. Additionally, pursuant to the Purchase Agreement, the investors were issued warrants to purchase an aggregate 7,850,000 shares of common stock at an exercise price of $0.70 per share, valued at $7,690,032. The warrants have a term of five years and are immediately exercisable.

We analyzed these instruments for derivative accounting consideration under SFAS 133 and EITF 00-19. We determined that derivative accounting is not applicable for the Series B Convertible Preferred Stock.

An advisor for the financing received a customary fee based on aggregate gross proceeds received from the investors and a warrant to purchase 1,099,000 shares of common stock at an exercise price per share of $0.50 per share valued at $1,085,713

Common Stock

On March 25, 2004, NutraCea established the NutraCea Patent Incentive Plan, which grants 15,000 shares of common stock to each named inventor on each granted patent, which is assigned to NutraCea. Under the terms of this plan during the year ended December 31, 2004, NutraCea issued 180,000 shares of common stock valued at $239,100. During the year ended December 31, 2005, the Company issued 30,000 shares of common stock valued at $12,600.

During the year ended December 31, 2004, NutraCea:

(1)	issued 280,000 shares of common stock to two consultants in settlement of contractual agreements valued at $477,816;

(2)	issued 5,500,000 shares of common stock valued at $8,360,000 to Patricia McPeak, NutraCea’s former Chief Executive Officer for services and cancellation of indebtedness;

(3)	repurchased 344,956 shares of common stock valued at $230,000 from Patricia McPeak the former Chief Executive Officer of NutraCea pursuant to a repurchase agreement;

(4)	converted preferred dividends in the amount of $5,986 into 5,759 shares of common stock;

(5)	issued 3,767,950 shares of common stock to consultants for services rendered valued at $2,542,300;

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

(6)	issued 640,000 shares of common stock to officers and directors for services rendered valued at $927,800;

(7)	issued 168,626 shares of common stock to vendors in payment of accounts payable totaling $57,944;

(8)	issued 6,579,323 shares of common stock pursuant to the exercise of stock options for cash totaling $2,776,468; and

(9)	converted 540,000 shares of preferred stock to 630,000 shares of common stock pursuant to the Mandatory Conversion paragraph of the Private Placement Memorandum dated November 9, 2001.

On September 8, 2004, NutraCea and Langley Park Investments PLC (“Langley”) signed a Stock Purchase Agreement under which NutraCea sold 7,000,000 shares of its common stock to Langley for 1,272,026 shares of Langley stock having a value of approximately $2,380,000 (the “Langley Shares”). NutraCea agreed to hold the Langley Shares in escrow for two years from the date of closing. After the two-year holding period, the Langley Shares will be subject to possible reduction in number if NutraCea’s common shares are trading at a value of less than $0.34 U.S.D. After such reduction, if any, the remaining Langley Shares may be sold by NutraCea at their then current value. Pursuant to the Purchase Agreement, Langley agreed that it will not sell, transfer or assign any or all of the NutraCea shares for a period of two years following the closing without the prior written consent of NutraCea, which consent may be withheld by NutraCea in its sole discretion.

During the year ended December 31, 2005 NutraCea:

(1)	issued 1,904,805 shares of common stock to seven consultants for services rendered, valued at $906,759;

(2)	issued 70,000 shares of common stock to two officers and directors, valued at $30,100;

(3)	issued a total of 30,000 shares of common stock to two consultants under the Patent Incentive Plan, valued at $12,600; and

(4)	issued 97,000 shares of common stock, valued at $97,655, to Faraday, which was the last required payment to Faraday under the Settlement Agreement dated December 10, 2003.

NOTE 12 - STOCK OPTIONS AND WARRANTS

Expense for stock options and warrants issued to consultants is calculated at fair value using the Black-Scholes valuation method.

On October 31, 2003, the Board of Directors approved and adopted the 2003 Stock Compensation Plan and authorized the President of the Company to execute a registration statement under the Securities Act of 1933 for 10,000,000 shares of common stock. As of December 31, 2005, 9,966,208 shares of common stock and no options have been granted under the 2003 Stock Compensation Plan.

The expense, if any, of stock options issued to employees is recognized over the shorter of the term of service or vesting period. The expense of stock options issued to consultants or other third parties are recognized over the term of service. In the event services are terminated early or no specific future performance is required by the Company, the entire amount is recognized. The unamortized portion of the expense to be recognized is recorded as deferred compensation.

During the year ended December 31, 2004, NutraCea:

(1)	issued 6,998,493 warrants with exercise prices between $0.001 and $5.00 per share to consultants. The warrants, valued at $7,761,515, expire at varying times between six months and five years;

(2)	issued 25,000 employee stock options, valued at $21,000, have an exercise price of $0.20, and expire in five years;

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

(3)	issued 8,000,000 stock options to two officers with an exercise price of $0.30, expiring in 10 years, valued at $800,000; and

(4)
issued 2,400,000 warrants with an exercise price of $0.30, in conjunction with notes payable issued by the Company during the quarter. The warrants are immediately exercisable and expire in seven years from the date of issuance. A total of $786,371 of accrued debt discount expense was recorded relating to the issue of these warrants and is being amortized over the term of the notes payable.

During the year ended December 31, 2005, NutraCea:

(1)
assumed 11,810,507 options and warrants with exercise prices between $0.15 and $1.66 per share relating to the acquisition of RiceX. The warrants, valued a $11,421,684, expire at varying times between 9 months and 10 years;

(2)
issued 1,305,000 options and warrants to purchase common stock to ten consultants, valued at $349,449; The warrants expire from three-five years, and have exercise prices between $0.30 and $1.275 per share;

(3)
issued 1,099,000 warrants to purchase common stock, valued at $1,085,713, for commissions, relating to private placement of preferred stock. The warrants have an exercise price of $0.50 and expire in five years;

(4)	issued 7,850,000 warrants to purchase common stock to 17 investors in conjunction with the preferred private placement, valued at $7,690,032, exercisable for $0.70 and expiring in five years;

(5)	issued 2,200,000 options to 3 employees, valued at $130,000, exercisable between $0.30 and $0.46 per share, expiring in ten years;

(6)	exercised 531,000 options and warrants for common stock for cash in the amount of $105,432; and,

(7)	cashless exercise of 100,000 options and warrants for 66,666 shares of common stock.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The following tables summarize all of the Company’s stock option and warrant transactions:

	EMPLOYEES
	Year Ended		Year Ended
	December 31, 2005		December 31, 2004
	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares

Outstanding, Beginning of Period	$0.34	8,289,700	$0.56	764,700
Granted	0.31	2,200,000	0.30	8,025,000
Expired	0.00	0	0.00	0
Assumed	0.36	8,047,765	0.00	0
Exercised	0.00	0	0.01	(500,000)
Outstanding, End of Period	$0.34	18,537,465	$0.34	8,289,700

Exercisable, End of Period	$0.35	16,837,465	$0.34	8,289,700

	CONSULTANTS
	Year Ended		Year Ended
	December 31, 2005		December 31, 2004
	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares

Outstanding, Beginning of Period	$0.85	6,095,156	$0.98	3,196,819
Granted	0.67	10,554,000	0.62	9,598,493
Expired	0.01	(135,004)	4.94	(220,833)
Assumed	0.69	3,762,742	0.00	0
Exercised	0.12	(531,000)	0.43	(6,479,323)
Outstanding, End of Period	$0.75	19,745,894	$0.85	6,095,156

Exercisable, End of Period	$0.74	19,115,894	$0.85	5,845,156

Other information regarding stock options and warrants outstanding at December 31, 2005 is as follows:

		Options/Warrants Outstanding		Options/Warrants Exercisable

Range of Exercise Price	Remaining Life (Years)	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

$0.01-$0.18	.5-5	144,629	$0.15	144,629	$0.15
$0.20-$0.50	2-10	22,235,898	0.31	20,535,898	0.31
$0.60-$0.80	3-5	13,331,333	0.70	13,081,333	0.70
$1.00-$2.75	.5-5	2,170,467	1.26	1,790,467	1.26
$5.00	4-5	355,670	5.00	355,670	5.00
$10.00	10	45,362	10.00	45,362	10.00
		38,283,359		35,953,359

The weighted average fair value of the stock options granted during 2005 and 2004 was $0.54 and $.69 respectively. Variables used in the Black Scholes option/warrant-pricing model include (1) 2.0% risk-free interest rate, (2) expected option/warrant life is the actual remaining life of the options/warrants as of each year-end, (3) expected volatility ranged from 112% to 166%, and (4) zero expected dividends.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 13 - RELATED PARTY TRANSACTIONS

In November 2004, NutraCea purchased a new automobile valued at $73,096 for use by Patricia McPeak, the former Chief Executive Officer. Ms. McPeak waived a car allowance in exchange for use of the automobile.

In 2004, two directors received 100,000 shares of common stock each, to serve as the Chairman of the Medical Advisory Board and the Corporate Medical Director.

Also, in 2004, a director-owned partnership received 300,000 shares of common stock and options to purchase 300,000 shares of common stock, exercisable at $1.00, with 100,000 options vesting immediately and the remaining 200,000 options vesting at 50,000 options per year.

In the first quarter of 2005, 70,000 shares of common stock, valued at $30,100, were issued to two directors.

In April 2005, a direct response marketing company agreed to compensate NutraCea’s former Chief Executive Officer, Patricia McPeak, whereby she will receive a royalty per unit sold resulting from infomercials that will demonstrate specific products of NutraCea. Pursuant to this agreement, Ms. McPeak should have earned approximately $270,000 in 2005 from this direct marketing company. The agreement provides for royalty payments to be made over the next two years by the direct response marketing company and are not the obligations of NutraCea.

NOTE 14 - 401(K) PROFIT SHARING PLAN

Effective April 2000, NutraCea adopted a 401(k) profit sharing plan (the "Plan") for the exclusive benefit of eligible employees and their beneficiaries. Substantially all employees are eligible to participate in the Plan. Matching contributions to the Plan are 3% of the employees' gross salary, not to exceed a certain percentage. For 2005 and 2004, NutraCea made matching contributions of $40,750 and $16,064 respectively.

NOTE 15 - SUBSEQUENT EVENTS (UNAUDITED)

On January 11, 2006, NutraCea issued 100,000 options to a consultant for past services, with an exercise price of $1.00, expiring in 3 years, valued at $34,087. An additional 100,000 options, with an exercise price of $1.00, and expiring in 3 years were authorized with vesting as follows:

50,000 options, if contracts generated gross revenue of $5,000,000 over the next 24 months; and

50,000 options, if contracts generated gross revenue of $10,000,000 over the next 24 months.

In addition, this consultant will be eligible to receive 10% of gross margins on a specified customer.

In January 2006, two individuals exercised 120,000 options/warrants using their cashless exercise provision for a total of 42,576 shares of common stock.

In the first quarter of 2006, a total 15,967 S-8 shares of common stock were issued to one consultant for services rendered, valued at $15,000.

In February and March 2006, six preferred series B stock holders converted 600 shares into 1,200,000 shares of NutraCea common stock. The preferred shares converted at a conversion rate of 2,000 shares of common stock for each preferred share.

In February 2006, we issued 100,000 options to purchase common stock to a director. The options expire in 5 years, have an exercise price of $1.00, and are valued at $71,705.

In January and February 2006, we issued a total of 80,000 options to purchase common stock to three consultants. The options expire from 2.5 to 4 years, have exercise prices from $.50 to $1.00, and are valued at $62,602.

NUTRACEA AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
Currant assets:
Cash	$2,970,436	$3,490,556
Marketable securities	141,082	144,947
Trade accounts receivable	3,050,209	2,514,961
Inventories	698,813	594,614
Deposits and other current assets	120,828	82,400

Total current assets	6,981,368	6,827,478

Restricted marketable securities	141,082	144,947
Property and equipment, net	5,997,651	5,493,036
Patents and trademarks, net	2,380,444	2,417,815
Goodwill	31,938,712	32,581,007

Total assets	$47,439,257	$47,464,283

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,725,853	$1,255,032
Notes payable, current portion	5,563	6,069

Total current liabilities	1,731,416	1,261,101

Long-term liabilities:
Notes payable, net of current portion	7,894	8,906

Total liabilities	1,739,310	1,270,007

Commitments and contingencies
Convertible, series B preferred stock, no par value, $1000 stated value 20,000,000 shares authorized, 6,475 and 7,850 shares issued and outstanding in 2006 and 2005, respectively	5,925,500	7,300,500

Shareholders’ equity
Common stock, no par value 200,000,000 shares authorized, 71,055,159 and 67,102,079 shares issued and outstanding in 2006 and 2005, respectively	90,905,788	89,783,817
Accumulated deficit	(49,033,505)	(48,799,935)
Accumulated other comprehensive income, unrealized loss on marketable securities	(2,097,836)	(2,090,106)
Total shareholders’ equity	45,699,947	46,194,276

Total liabilities and shareholders’ equity	$47,439,257	$47,464,283

The accompanying notes are an integral part of these financials.

NUTRACEA AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarters ended
	March 31, 2006	March 31, 2005
Revenues
Net product sales	$3,772,537	$459,314
Royalty	9,006	-
Total revenue	3,781,543	459,314

Cost of goods sold	2,099,989	281,185

Gross Margin	1,681,554	178,129

Research and development expenses	97,799	21,017
Selling, general and administrative expenses	1,277,561	336,317
Professional fees	176,602	305,688
Stock-based compensation	389,267	146,855
Total operating expenses	1,941,229	809,877

Loss from operations	(259,675)	(631,748)
Other income (expense)
Interest and other income	26,105	2,811
Interest expense	-	(235,756)

Net loss	$(233,570)	$(864,693)

Basic and diluted earnings per share:
Net loss per share	$(0.00)	$(0.02)

Weighted average number of shares outstanding	67,119,444	36,170,129

The accompanying notes are an integral part of these financials.

NUTRACEA AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Quarters ended
	March 31, 2006	March 31, 2005

Net loss available to common shareholders	$(233,570)	$(864,693)

Other comprehensive loss:
Unrealized gain (loss) on marketable securities	(7,731)	(3,106)

Net and comprehensive loss	$(241,301)	$(867,799)

The accompanying notes are an integral part of these financials.

NUTRACEA AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarters ended
	March 31, 2006	March 31, 2005
Cash flow from operating activities:
Net loss	$(233,570)	$(864,693)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	263,272	229,175
Stock-based compensation	389,267	146,855

Net changes in operating assets and liabilities
Trade accounts receivable	(540,779)	(250,752)
Inventories	(104,199)	19,928
Deposits and other current assets	(32,899)	1,911
Accounts payable, accrued liabilities	470,821	72,283
Net cash provided from operating activities	211,913	(645,293)

Cash flows from investing activities
Purchases of property and equipment, and other assets	(730,515)	(9,103)
Net cash used from investing activities	(730,515)	(9,103)

Cash flows from financing activities
Payments on long-term debt	(1,518)	-
Proceeds from exercise of common stock options	-	432
Net cash used from financing activities	(1,518)	432

Net decrease in cash	(520,120)	(653,964)

Cash, beginning of period	3,490,556	1,928,281

Cash, end of period	$2,970,436	$1,274,317

Cash paid for interest	$195	$-
Cash paid for income taxes	$-	$-

Non-cash disclosures:
Conversion of preferred stock to common stock	$1,375,000	$-

The accompanying notes are an integral part of these financials.

NUTRACEA AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements of NutraCea have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in NutraCea’s Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for 2005 as reported in the 10-KSB have been omitted.

2.	STOCK-BASED COMPENSATION

On January 1, 2006, NutraCea adopted SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) replaced SFAS No. 123 and supersedes APB Opinion No. 25. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS 123 are no longer an alternative to financial statement recognition. NutraCea adopted SFAS 123(R) using the modified prospective method which requires the application of the accounting standard as of January 1, 2006. The consolidated financial statements as of and for the quarter ended March 31, 2006 reflect the impact of adopting SFAS 123(R). In accordance with the modified prospective method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

Prior to 2006, compensation was recorded for stock-based compensation grants based on the excess of the estimated fair value of the common stock on the measurement date over the exercise price. Had NutraCea recorded compensation expense for stock-based compensation grants to employees based on their estimated fair value at their grant date, NutraCea’s net loss and net loss per share would have been as follows:

For the three months Ended March 31, 2005
Net loss available to common shareholders
As reported	$(864,693)
Plus: compensation expense charged to income	65,000
Less: proforma compensation	(502,278)

Pro forma net loss available to common shareholders	$(1,301,971)

Basic and diluted loss per common share:
As reported	$(0.02)
Pro forma	$(0.04)

The weighted average fair value of the stock options granted during the three months ended March 31, 2006 and 2005 was $1.02 and $0.42, respectively. Variables used in the Black-Scholes option-pricing model include (1) risk-free interest rates of 4.6% and 2.0%, (2) expected option life is the actual remaining life of the options as of each period end, (3) expected volatility is 191.99% to 124.73% and (4) zero expected dividends.

3.	MARKETABLE SECURITIES

On September 8, 2004, NutraCea purchased 1,272,026 shares of Langley Park Investment Trust, PLC, a United Kingdom closed-end mutual fund that is actively traded on a London exchange. Per the Stock Purchase Agreement, NutraCea paid with 7,000,000 shares of its own common stock.

Per the agreement with Langley, NutraCea may sell 636,013 shares of Langley at any time, and the remaining 636,013 shares of Langley and the 7,000,000 shares of NutraCea are escrowed together for a 2-year period ending October 7, 2006. At the end of the period, Langley’s NutraCea shares are measured for any loss in market value and if so, NutraCea must give up that pro-rata portion of its Langley shares up to the escrowed 636,013 shares.

NUTRACEA AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

As of March 31, 2006, the NutraCea shares have not lost any value. However, the Langley shares are marked down to their fair market value of $282,164, with one-half or $141,082 shown as a current asset because they may be sold at any time, and the other one-half shown as long-term because they are held in escrow pending the 2-year review of NutraCea’s stock valuation.

Any unrealized holding gains and losses on the marketable securities are excluded from operating results and are recognized as other comprehensive income. The fair value of the securities is determined based on prevailing market prices.

4.	INVENTORY

At March 31, 2006, inventories are composed of $541,622 of finished goods and $157,191 of packaging supplies. At December 31, 2005, inventories are composed of $509,278 of finished goods and $85,336 of packaging supplies.

5.	PROPERTY AND EQUIPMENT

Land, property and equipment consists of the following:

	March 31,	December 31,
	2006	2005

Land	$5,000	$5,000
Furniture and fixtures	700,729	698,570
Vehicles	73,096	73,096
Software	369,111	366,664
Leasehold improvements	395,871	395,871
Property, plant and equipment	5,224,393	4,510,000
	6,768,200	6,049,201
Less accumulated depreciation	(770,549)	(556,165)
	$5,997,651	$5,493,036

6.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable, accrued and other liabilities consist of the following:

	March 31,	December 31,
	2006	2005

Trade accounts payable	$1,438,247	$998,706
Accrued and other liabilities	293,169	262,395
	$1,731,416	$1,261,101

NUTRACEA AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

7.	NET INCOME (LOSS) PER SHARE

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during all periods presented.  Options and warrants are excluded from the basic net income (loss) per share calculation because they are currently anti-dilutive.

8.	CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject us to significant concentrations of credit risk consist primarily of trade accounts receivable for sales to major customers. We perform credit evaluations on our customers’ financial condition and generally do not require collateral on accounts receivable. We maintain an allowance for doubtful accounts on our receivables based upon expected collection of all accounts receivable. Uncollected accounts have not been significant.

For the three months ended March 31, 2006, four customers accounted for 80% of sales, 69%, 4%, 4%, and 3% respectively. At March 31, 2006, accounts receivable due from these four customers were 76%, 1%, 1%, and 4%, respectively, of the total aged outstanding accounts receivable.

9.	COMMITMENTS AND CONTINGENCIES

For all agreements where stock is awarded as partial or full consideration, the expense is valued at the fair value of the stock. Expense for stock options and warrants issued to consultants is calculated at fair value using the Black-Scholes valuation method.

Employment Agreements

In the first quarter of 2006, we entered into three employment contracts for a Chief Science Officer, a Senior Vice-President of Sales, and an Animal Nutrition Sales Manager. All contracts are for a period of two years, with an aggregate of 630,000 options issued and vesting periods ranging from immediately to 2 years. The aggregate cash compensation commitment under these employment agreements total $322,000 per year.

Common Stock

Eight stockholders converted 1,375 shares of Series B Convertible Preferred Stock into 2,750,000 shares of NutraCea common stock. The preferred shares converted at a conversion rate of 2,000 shares of common stock for each preferred share.

Four individuals exercised options or warrants pursuant to net exercise provisions and received a total of 1,187,113 shares of common stock.

Options and Warrants

NutraCea issued to three employees options to purchase a total of 630,000 shares of common stock, with vesting periods ranging from zero to two years. The options expire in 10 years and have exercise prices per share of $1.00. Stock option and warrant expense of $157,100 was charged for those options that vested during the period ended March 31, 2006.

NutraCea issued to three consultants four warrants to purchase a total of 265,000 shares of common stock, with vesting periods ranging from zero to two years. These warrants expire from 3 years to 5 years and have exercise prices per share from $1.00 to $1.13. The vesting of all 100,000 warrant shares underlying one of these warrants is contingent on the generation of gross revenue targets over the next 24 months. Therefore, no book entry was made with respect to this warrant. The other three warrants were expensed at $116,636.

In February 2006, NutraCea issued a warrant to purchase 100,000 shares of common stock to Steven Saunders, a member of our Board of Directors, for services rendered. The warrant expires in 5 years, has an exercise price of $1.00 per share, and was charged to stock, stock option and warrant expense in the amount of $100,530.

Expense for stock options and warrants issued to consultants and employees are calculated at fair value using the Black-Scholes valuation method.

NUTRACEA AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

10.	SUBSEQUENT EVENTS

In April 2006, we issued 4,505 shares of common stock to a consultant for services rendered, valued at $5,000. The shares were issued pursuant to a registration statement on Form S-8.

During the month of April 2006, one holder of our Series B Convertible Preferred Stock converted 175 shares of preferred stock into 350,000 shares of NutraCea common stock. The preferred shares converted at a conversion rate of 2,000 shares of common stock for each preferred share.

Private Placement

On May 12, 2006, NutraCea entered into a Securities Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with a private placement of its securities to certain accredited investors for aggregate gross proceeds of approximately $17,560,000 million (approximately $16,180,000 million after estimated offering expenses). Pursuant to the Purchase Agreement, the investors purchased an aggregate of 17,560 shares of Series C Convertible Preferred Stock of the Company (the “Preferred Shares”) at a price of $1,000.00 per share. The Preferred Shares can be converted to shares of NutraCea common stock at a conversion rate of approximately 1,176 shares of common stock for each Preferred Share issued in the transaction. The Preferred Shares are subject to the terms and conditions of the Certificate of Determination, Preferences and Rights of Series C Convertible Preferred Stock. Additionally, the investors were issued warrants (the “Warrants”) to purchase an aggregate of 10,329,412 shares of NutraCea common stock at an exercise price of $1.35 per share. The Warrants have a term of five years and are immediately exercisable.

Pursuant to the Registration Rights Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission within 30 days of the closing of the transaction covering the possible resale from time to time in the future of the shares of common stock underlying the Preferred Shares and the Warrants. The Registration Rights Agreement provides for certain payments by the Company to the investors if the registration statement is not filed or does not become effective before dates specified in that agreement. Each of the Company and the investors has agreed to indemnify the other party and certain affiliates against certain liability related to the registration statement.

Halpern Capital, Inc. acted as advisor and placement agent for the financing and received a customary fee based on aggregate gross proceeds received from the investors and a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price per share of $1.35.

NUTRACEA AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

11.	THE RICEX ACQUISITION

NUTRACEA
Unaudited Pro Forma Condensed Combined Consolidated
Statement of Operations
Three Months Ended March 31, 2005

	HISTORICAL		PRO FORMA
Income Statement	NutraCea	RiceX	Adjustment		Combined

Revenues
Net product sales	$459,314	$922,606	$(78,000)	(a)	$1,303,920
Royalties	$-	$-			$-

Total Revenues	$459,314	$922,606	$(78,000)		$1,303,920

COGS	$281,185	$457,144	$(78,000)	(a)	$660,329
Depreciation			$70,000	(b)	$70,000

Gross Profit	$178,129	$465,462	$(70,000)		$573,591

Operating expense	$809,877	$706,427	$-		$1,516,304
Amortization			$50,000	(b)	$50,000

Loss From Operations	$(631,748)	$(240,965)	$(120,000)		$(992,713)

Interest and other income	$2,811	$3,503	$-		$6,314
Interest expense	$(235,756)	$-	$-		$(235,756)
Total other income (expense)	$(232,945)	$3,503	$-		$(229,442)

Net Income (Loss)	$(864,693)	$(237,462)	$(120,000)		$(1,222,155)

Cumulative Preferred dividends	$-	$-			$-

Net Loss Available to Common Shareholders	$(864,693)	$(237,462)	$(120,000)		$(1,222,155)

Basic and Diluted Loss Available to Common
Shareholders per share	$(0.02)				$(0.02)

Basic and Diluted Weighted-Average Shares
Outstanding	36,170,129		28,272,064	(c)	64,442,193

(a) Represents the elimination of intercompany sales
(b) Represents additional depreciation and amortization on the assets acquired
(c) Represents the net change in total combined common stock outstanding

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
The RiceX Company

We have audited the accompanying consolidated balance sheet of The RiceX Company and Subsidiary (the "Company") as of December 31, 2004 and the related consolidated statements of operations, shareholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2004 consolidated financial statements referred to above present fairly, in all material respects, the financial position of The RiceX Company as of December 31, 2004, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Perry-Smith LLP

Sacramento, California
March 4, 2005

THE RICEX COMPANY
CONSOLIDATED BALANCE SHEET

ASSETS

DECEMBER 31, 2004
CURRENT ASSETS:
Cash and cash equivalents	$1,034,913
Trade accounts receivable, net of allowance for doubtful accounts, $20,000	499,413
Inventories	401,554
Deposits and other current assets	91,978

Total current assets	2,027,858

PROPERTY AND EQUIPMENT, net	542,576
OTHER ASSETS, net	27,186

$2,597,620

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$811,055
Deferred revenue	2,959

Total current liabilities	814,014

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, par value $.00l per share, 10,000,000 shares authorized, no shares issued and outstanding	-
Common stock, par value $.001 per share, 100,000,000 shares authorized, 36,713,274	36,714
Additional paid-in capital	28,900,767
Accumulated deficit	(27,153,875)

Total shareholders’ equity	1,783,606

$2,597,620

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

REVENUES:
Sales	$4,010,186

TOTAL REVENUES	4,010,186

COST OF SALES	1,655,940

GROSS PROFIT	2,354,246

RESEARCH AND DEVELOPMENT EXPENSES	223,685
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,465,380
STOCK OPTION AND WARRANT EXPENSE	15,000
INVESTOR RELATIONS	61,948
PROFESSIONAL FEES	502,207

Loss from operations	(913,974)

OTHER INCOME
Interest and other income	33,070

Loss before income taxes	(880,904)

INCOME TAX EXPENSE	1,650

Net loss	$(882,554)

BASIC AND DILUTED EARNINGS PER SHARE,
Net loss per share	$(.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	37,061,240

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2004

					Deferred
					Expenses	Total
			Additional	Accumu-	Related to	Share-
	Common Stock		Paid-In	lated	Equity	holders’
	Shares	Amount	Capital	Deficit	Issuance	Equity

Balance, January 1, 2004	38,060,238	$38,060	$29,154,428	$(26,271,321)	$-	$2,921,167

Stock repurchase	(1,346,964)	(1,346)	(268,661)	-	-	(270,007)

Amortization of warrants issued to employees	-	-	15,000	-	-	15,000

Net loss for the year	-	-	-	(882,554)	-	(882,554)

Balance, December 31, 2004	36,713,274	$36,714	$28,900,767	$(27,153,875)	$-	$1,783,606

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2004

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(882,554)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	230,475
Amortization of shares and warrants issued for services, prepaid interest, and debt issuance cost	15,000
Net changes in operating assets and liabilities:
Trade accounts receivable	179,830
Inventories	(61,041)
Deposits and other current assets	(15,764)
Accounts payable and accrued liabilities	203,313
Deferred revenue	(536,940)

Net cash used in operating activities	(867,681)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, and other assets	(46,490)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock and warrants	(270,007)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,184,178)
CASH AND CASH EQUIVALENTS, beginning of year	2,219,091
CASH AND CASH EQUIVALENTS, end of year	$1,034,913

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The RiceX Company (“RiceX”), formerly Food Extrusion, Inc., was incorporated in California in 1989 and in 1998 was reincorporated in Delaware and changed its name to The RiceX Company. RiceX has a wholly owned subsidiary, RiceX Nutrients, Inc. (formally Food Extrusion Montana, Inc.). The consolidated financial statements include the accounts of RiceX and RiceX Nutrients (collectively “the Company”), after the elimination of all inter-company balances and transactions.

The Company is an agribusiness food technology company, which has developed a proprietary process to stabilize rice bran. RiceX is headquartered in El Dorado Hills, California and has stabilization equipment located at a rice mill in Northern California. The Company purchases raw rice bran from the mill and mill employees, under Company supervision, operate the Company’s equipment to stabilize rice bran. The Company pays a processing fee to the mill for this service. Under an agreement with the mill, the mill may use the Company’s equipment to stabilize rice bran for its customers in exchange for the payment of a royalty fee to the Company. The Company intends to enter into additional relationships with rice processors as part of its overall business strategy.

RiceX Nutrients is engaged in the business of custom manufacturing grain-based products for food ingredient companies at its production facility in Dillon, Montana. The facility has specialized processing equipment and techniques for the treatment of grain products to cook, enzyme treat, convert, isolate, dry and package finished food ingredients. The soluble and fiber concentrate forms of the Company’s rice bran products are produced at the Montana facility.

The processing, formulation, packaging, labeling and advertising of the Company’s products are subject to regulation by one or more federal agencies. Congress enacted the Dietary Supplement Health Education Act of 1994 (“DSHEA”), which limits the FDA’s jurisdiction in regulating dietary supplements.

A summary of the significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable for sales to major customers. The Company performs credit evaluations on its customers’ financial condition and generally does not require collateral on accounts receivable. The Company maintains an allowance for doubtful accounts on its receivables based upon expected collectibility of all accounts receivable. Uncollected accounts have not been significant.

In 2004, three major customers each accounted for 13%, 12%, and 10% of sales, respectively. Accounts receivable includes amounts due from three customers comprising of 17%, 14%, and 12% of the total outstanding.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents - Cash equivalents consist of highly liquid investments with an original or remaining maturity at the time of purchase of three months or less.

Allowance for doubtful accounts - The Company provides an allowance for accounts receivable it believes it may not collect in full. It evaluates collectibility of its accounts based on a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations such as bankruptcy, it records a specific reserve. For all other customers, the Company recognized reserves for bad debts based on current and historical collection experience. Accounts receivable are considered delinquent based on contractual terms. The Company does not charge interest on delinquent accounts.

Inventories - Inventories are stated at the lower of cost or market determined on a first-in, first-out basis. The costs associated with the milling process are allocated to inventory.

Property and equipment - Property and equipment are stated at cost. Depreciation or amortization is computed on the straight-line method over the shorter of the estimated life of the asset or the lease term, generally ranging from three to ten years. Upon sales or retirement, the related cost and accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is included in results of operations. The cost of additions, improvements, and interest on construction are capitalized, while maintenance and repairs are charged to operations when incurred.

The estimated lives used in determining depreciation and amortization are:

Buildings	10 years
Equipment	5 - 7 years
Leasehold improvements	7 years
Furniture and fixtures	5 - 7 years

Deferred expenses related to equity issuance - Costs incurred in connection with equity issuances are deferred and are amortized over the terms of the related service.

Revenue recognition - Revenues from product sales are recognized as products are shipped and when the risk of loss has transferred to the buyer. Deposits are deferred until either the product has shipped or conditions relating to the sale have been substantially performed.

Shipping and handling - Shipping and handling expenses totaled $61,000 in 2004 and are captured in SG&A.

Research and development - Research and development costs are expensed when incurred.

Stock options - At December 31, 2004, the Company has one stock-based employee compensation plan, which is described more fully in Note 6. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinions No. 25, Accounting for Stock Issued to Employees, and related Interpretations. During 2004, the amount of $15,000 stock-based employee compensation cost is reflected in net income, as some options granted under those plans had an exercise price lower than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DECEMBER 31, 2004

Net loss, as reported	$(882,554)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(73,100)

Pro forma net loss	$(955,654)
Loss per share:
Basic and diluted net loss per share - as reported	$(.02)
Basic and diluted net loss per share - pro forma	$(.03)

Weighted average fair value of options granted to employees during the year	$.21

Net loss per share - Basic net loss per share is computed based on the weighted average number of shares of common stock outstanding during each period. Diluted loss per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options or warrants. For the year ended December 31, 2004 there is no difference between basic and diluted loss per share, as there were no dilutive stock options.

Income taxes - Deferred income tax assets and liabilities result from the future tax consequences associated with temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not, that all, or some portion, of such deferred tax assets will not be realized.

Accounting for long-lived assets - Long-lived assets are recorded at the lower of amortized cost or fair value. As part of an ongoing review of the valuation of long-lived assets, management assesses the carrying value of such assets if facts and circumstances suggest they may be impaired. If this review indicates that the carrying value of these assets may not be recoverable, as determined by a non-discounted cash flow analysis over the remaining useful life, the carrying value would be reduced to its estimated fair value. There has been no impairment recognized in these consolidated financial statements.

Recent accounting pronouncements

Consolidation of Variable Interest Entities (VIE).

In January 2003, the FASB issued Financial Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities (VIE). It defined a VIE as a corporation, partnership, trust, or any other legal structure used for the business purpose that either a) does not have equity investors with voting rights or b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. This interpretation will require a VIE to be consolidated or deconsolidated by a company if that company is subject to a majority of the risk of loss from the VIE's activities or entitled to receive a majority of the entity's residual return. Most of the provisions of FIN 46 have been delayed until March 31, 2004. The Company does not have any VIE and accordingly the implementation of FIN 46 did not have any impact on the Company’s financial position or results of operations.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)

Amendment of Statement 133 on Derivative Instruments and Hedging Activities.

In April 2003, FASB issued Statement No. 149 (“Statement No. 149”), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. Statement No. 149 is effective for contracts entered into or modified after June 30, 2003. Adoption of Statement No. 149 did not result in an impact on the Company’s statement of financial position or results of operations.

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

In May 2003, FASB issued Statement No. 150 (“Statement No. 150”), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Statement No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. Adoption of Statement No. 150 did not result in an impact on the Company’s statement of financial position or results of operations.

Share-Based Payments

In December 2004 the FASB issued Statement Number 123 (revised 2004) (FAS 123 (R)), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments, such as stock options, granted to employees. The company is required to apply FAS 123 (R) on a modified prospective method. Under this method, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, the Company may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the expense on that previously reported in their pro forma disclosures required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. Management has not completed its evaluation of the effect that FAS 123 (R) will have, but believes that the effect will be consistent with its previous pro forma disclosures.

Inventory Costs

In November 2004, the FASB issued Statement Number 151 (FAS 151), Inventory Costs. FAS 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." FAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, FAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. FAS 151 is effective for fiscal years beginning after June 15, 2005. Management has not completed its evaluation of the effect that FAS 151 will have on the Company’s financial statements.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 - INVENTORY

Inventory consists of the following:

DECEMBER, 31, 2004
Finished goods	$307,456
Packaging	94,098
$401,554

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

DECEMBER 31, 2004

Land and buildings	$380,154
Equipment	4,619,726
Leasehold improvements	381,642
Furniture and fixtures	228,071
5,609,593

Less accumulated depreciation and amortization	(5,067,017)

$542,576

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:

DECEMBER 31, 2004

Trade accounts payable	$287,751
Other accrued liabilities	523,304
Deferred revenue	2,959

$814,014

Included in Other accrued liabilities at December is $250,000 for the severance cost of two executives whose resignations from the Company were finalized in January 2005.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company leases office, laboratory and warehouse space under operating leases which expire in 2006 and 2009. The Company has the unilateral right to terminate the facilities’ operating leases with six months’ written notice. Rent expense under operating leases was $77,350 for 2004.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 - COMMITMENTS AND CONTINGENCIES (continued)

The following is a schedule of future minimum lease payments required under the above leases:

Year Ended December 31,

2005	126,592
2006	94,944

Total	$221,536

Lease expenses of $4,000 per month on a month by month basis for a warehouse facility in West Sacramento, California are included in the 2005 and 2006 minimum lease payments.

NOTE 6 - SHAREHOLDERS’ EQUITY

A.	Common and preferred stock.

In conjunction with RiceX’s re-incorporation in Delaware, the Company increased its authorized number of common shares from 50,000,000 to 100,000,000, authorized 10,000,000 shares of preferred stock which may be issued from time to time, in one or more series, and authorized its Board of Directors to establish the rights, preferences and privileges of each such series, when issued. At December 31, 2004, an aggregate of 18,971,047 shares of the Company’s common stock was reserved for future issuance upon the exercise of stock options and warrants.

B.	Repurchase of common stock.

In April 2004, the Board of Directors approved an agreement authorizing us to purchase 1,346,964 common shares of our own stock and 3,030,669 warrants in a private transaction. This was the only purchase transaction through the period ended December 31, 2004. The Company paid $270,007 for the shares and warrants at an average cost of $0.20 per share.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 - SHAREHOLDERS’ EQUITY (CONTINUED)

C.	Warrants and non-qualified stock options issued.

At December 31, 2004, warrants and non-qualified stock options outstanding were as follows:

Shares issuable under warrants and non-qualified options	Number of Shares	Exercise Price Per Share	Exercise Period

Balance, January 1, 2004	14,239,716	$0.70 - $1.65	1 - 10 years

Issued during the year	75,000	$0.18	3 years

Expired during the year	(25,000)	$0.75	5 years

Canceled during the year	(3,030,699)	$0.70	5 years

Balance, December 31, 2004	11,259,047	$0.18 - $1.65	3 - 10 years

The balance outstanding at December 31, 2004 includes incentive warrants to purchase 6,030,582, which are restricted from sale and or transfer until such time when certain sales targets are achieved.

D.	Stock option plan.

The Company has 10,000,000 shares of common stock reserved for grant to its officers, directors and key employees under its stock option plan (the “Plan”). At December 31, 2004, options to purchase 7,712,000 shares of common stock had been granted under the Plan and 2,288,000 shares were available for future grants. Options granted pursuant to the Plan have lives of 10 years from the date subject to earlier expiration in certain cases, such as termination of the grantees’ employment. Options vest 1/3 on the date of the grant, 1/3 on the first anniversary, and 1/3 on the second anniversary. Stock option information is as follows:

	Number of Shares	Weighted-Average Exercise Price

Shares under option at January 1, 2004	6,983,000.65
Granted	750,000.21
Forfeited	(21,000)	.30

Shares under option at December 31, 2004	7,712,000	$.61

Options exercisable at December 31, 2004	7,220,333	$.64

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 - SHAREHOLDERS’ EQUITY (continued)

The weighted average fair value of the options granted in 2004 was $0.21.

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.15-0.30	1,350,000	8.40	0.23	858,333	$0.25
0.36-0.40	1,450,000	6.71	0.38	1,450,000	0.38
0.72-0.79	4,772,000	4.68	0.75	4,772,000	0.75
1.81	140,000	3.69	1.81	140,000	1.81
$.15 - $1.81	7,712,000	6.91	0.61	7,220,333	$0.64

Pro Forma Information related to Option Grants

Pro forma information regarding net income and earnings per share is required by SFAS 123 for awards granted after December 31, 1995, as if the Company had accounted for its stock-based awards to employees under the fair value method of SFAS 123. The fair value of the Company’s stock-based awards to employees was estimated using a Black-Scholes option pricing model. The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees. The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. The fair value of the Company’s options grants under the 1997 plan was estimated assuming no expected dividends and the following weighted-average assumptions:

2004
Expected life (years)	3
Expected volatility	104%
Risk-free interest rate	2.06%

NOTE 7 - EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan, The RiceX Company 401(k) Profit Sharing Plan & Trust, which requires an employee to have completed one year of service and attained the age of 21 to participate in the plan. The Company contributes 3% of each employee’s salary annually to the plan regardless of employee participation. Additionally, the Company may, at its discretion, make additional employer contributions. In order to participate in the plan, the employee must work 1000 hours in and be employed on the last day of the plan year. Employees are immediately vested in company contributions. Plan contributions amounted to $36,000 in 2004.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 - RELATED PARTY TRANSACTIONS

Ms. Patricia McPeak, the spouse of Daniel L. McPeak, Sr., Chairman of the Board of Directors of the Company and its Chief Executive Officer until March 31, 2004, served as a director of the Company from its formation in 1989 until the expiration of her term on June 29, 2001. From February 1989 to March 2000, Ms. McPeak also served as the President of the Company. Ms. McPeak, who resigned that position on March 31, 2000, retained her seat on Board of Directors until June 29, 2001, at which time her term expired.

Ms. McPeak is an officer and director of NutraCea (formally NutraStar) a California corporation. NutraStar changed its name to NutraCea in November 2003. In late 2001, the Company entered into an Exclusive Distribution Agreement and Licensing Agreement with NutraStar. This agreement was terminated in July 2002 for NutraStar’s failure to meet certain performance requirements as specified in the Exclusive Distribution Agreement. Also during December 2001, the Company agreed to cancel $190,000 of NutraStar’s indebtedness in exchange for 190,000 shares of NutraStar’s Series A preferred stock. Subsequently, in 2004, the Company put 130,000 shares back to NutraCea for $130,000 under a put provision and sold 60,000 shares in the open market for $52,000. The Company has recognized sales to NutraCea of $405,000 during 2004.

In connection with the conversion of a $2,500,000 note to equity in 2000, the Company issued common stock and warrants to two principle parties, one of which is GBV Intermark Fund, LLC. The manager of this fund was appointed to the Company’s Board of Directors in October 2000 until the expiration of his term in June 2003. The shares of RiceX common stock and warrants issued to GBV Intermark Fund, LLC, were acquired by Intermark Group Holdings, LLC, on April 4, 2002 in a private transaction. The principle owner of Intermark Group Holdings, LLC was elected to the Company’s Board of Directors in June 2003.

NOTE 9 - INCOME TAXES

The provision for income taxes on the statements of income consists of $1,650 for the year ended December 31, 2004.

Deferred tax assets (liabilities) are comprised of the following:

DECEMBER 31, 2004

Net operating loss carryforward	$5,562,000
Options and warrants	-
Accrued reserves	64,000
Research costs	714,000
Fixed assets	124,000
Other	-

6,464,000
Less valuation allowance	(6,464,000)

$-

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 - INCOME TAXES (continued)

Deferred taxes arise from temporary differences in the recognition of certain expenses for tax and financial statement purposes. At December 31, 2004, management determined that realization of these benefits is not assured and has provided a valuation allowance for the entire amount of such benefits. At December 31, 2004, net operating loss carryforwards were approximately $14,510,000 for federal tax purposes that expire at various dates from 2011 through 2025 and $10,782,000 for state tax purposes that expire in 2005 through 2014.

Utilization of net operating loss carryforwards may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986, as amended, and similar state regulations. The annual limitation may result in the expiration of substantial net operating loss carryforwards before utilization.

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory tax rate (34% in 2004) to income before taxes as follows:

DECEMBER 31, 2004

Computed expected tax	$(300,069)
Change in valuation allowance	372,000
Change in carryovers and tax attributes	(70,281)

$1,650

NOTE 10 - SUPPLEMENTAL CASH FLOW INFORMATION

YEAR ENDED DECEMBER 31, 2004

Non cash activities:
Amortization/issuance of common stock and warrants for services	$15,000

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company’s financial instruments approximated carrying value at December 31, 2004. The Company’s financial instruments include cash and accounts receivable for which the carrying amount approximates fair value due to the short maturity of the instruments.

THE RICEX COMPANY

CONSOLIDATED BALANCE SHEET
(Unaudited)

September 30, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$546,148
Trade accounts receivable, net	407,618
Inventories	398,038
Deposits and other current assets	44,043

Total current assets	1,395,847

PROPERTY AND EQUIPMENT, net	475,026

OTHER ASSETS	2,886

$1,873,759

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$765,876
Unrecognized revenue	5,461
Current portion of long-term debt	5,433

Total current liabilities	776,770

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	11,059

Total liabilities	787,829

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.00l per share, 10,000,000 shares authorized, no shares issued and outstanding	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 36,813,274 shares issued and outstanding	36,813
Additional paid-in capital	31,908,417
Accumulated deficit	(30,859,300)
Total shareholders’ equity	1,085,930

$1,873,759

-- See Notes to Consolidated Financial Statements --

THE RICEX COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2005 and 2004
(Unaudited)

	Nine Months Ended
	September 30, 2005	September 30, 2004
Revenues:
Sales	$2,767,255	$2,736,188
Royalties	13,324	—
Total revenues	2,780,579	2,736,188

Cost of sales	1,123,812	1,077,848
	1,656,767	1,658,340

Research and development expenses	181,873	164,451
Selling, general and administrative expenses	4,399,772	1,653,405
Professional fees	719,808	338,001
Investor relations fees	67,634	56,993

Loss from operations	(3,712,320)	(554,510)
Other income:
Interest and other income	9,119	28,547
Loss before provision for income taxes	(3,703,201)	(525,963)
Provision for income taxes	(2,226)	(1,589)

Net loss	$(3,705,427)	$(527,552)

Basic and diluted earnings per share:
Net loss per share	$(0.10)	$(0.01)

Weighted average number of shares outstanding	36,721,625	36,713,274

-- See Notes to Consolidated Financial Statements -

THE RICEX COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2005 and 2004
(Unaudited)

	Nine Months Ended September 30,
	2005	2004

Cash flow from operating activities:
Net loss	$(3,705,427)	$(527,552)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	137,574	157,856
Issuance of stock options	—	15,000
Stock-based compensation	2,967,750	—
Deferred revenue, net	2,502	(477,838)

Net changes in operating assets and liabilities:
Trade accounts receivable	91,795	273,297
Inventories	3,516	(34,583)
Deposits and other current assets	47,935	(40,705)
Accounts payable and accrued liabilities	(28,687)	(77,299)
Net cash used in operating activities	(483,042)	(711,824)

Cash from investing activities:
Purchases of property, and equipment, net	(45,723)	(30,687)
Cash flows used in financing activities:
Proceeds from issuance of common stock in exercise of options	40,000	—
Retirement of common stock	—	(270,005)
Net cash provided by (used in) financing activities	40,000	(270,005)

Net decrease in cash and cash equivalents	(488,765)	(1,012,516)
Cash and cash equivalents, beginning of period	1,034,913	2,219,091
Cash and cash equivalents, end of period	$546,148	$1,206,575

-- See Notes to Consolidated Financial Statements --

THE RICEX COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2005

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES.

The RiceX Company (“RiceX”), formerly Food Extrusion, Inc., was incorporated in California in 1989 and in 1998 was reincorporated in Delaware and changed its name to The RiceX Company. RiceX has a wholly-owned subsidiary, RiceX Nutrients, Inc. (formally Food Extrusion Montana, Inc. and referred to hereinafter as “RiceX Nutrients”). The consolidated financial statements include the accounts of RiceX and RiceX Nutrients (collectively “we,” “us” or “our”), after the elimination of all inter-company balances and transactions.

We are an agribusiness food technology company and have developed a proprietary process to stabilize rice bran. We are headquartered in El Dorado Hills, California and have stabilization equipment located at a rice mill in Northern California. We purchase raw rice bran from this mill and mill employees, under our supervision, operate our equipment to stabilize the rice bran. We pay a processing fee to the mill for this service. Under an agreement with the mill, the mill may use our equipment to stabilize rice bran for its customers in exchange for the payment of a royalty fee to us under certain conditions. As the need arises, we intend to enter into additional relationships with rice processors as part of our overall business strategy.

RiceX Nutrients is engaged in the business of custom manufacturing grain-based products for food ingredient companies at its production facility in Dillon, Montana. The facility has specialized processing equipment and techniques for the treatment of grain products to cook, enzyme treat, convert, isolate, dry and package finished food ingredients. The soluble, dextrinized, and fiber concentrate forms of our rice bran products are produced at the Montana facility.

We are subject to regulations that govern the processing, formulation, packaging, labeling and advertising of our products. However, our principal operations are governed by the Dietary Supplement Health Education Act of 1994, which limits the regulatory authority and jurisdiction of most state and federal agencies, including the U.S. Food and Drug Administration.

On April 4, 2005, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with NutraCea and Red Acquisition Corporation, a wholly-owned subsidiary of NutraCea (“Merger Sub”). On the effective date of the merger, and pursuant to the Merger Agreement, Merger Sub will be merged with and into RiceX (the “Merger”), and RiceX will become a wholly-owned subsidiary of NutraCea.

Simultaneous with the execution of the Merger Agreement, on April 4, 2005, all of our directors and three of our executive officers (collectively, the “RiceX Affiliates”) each entered into voting agreements with NutraCea (the “NutraCea Voting Agreements”). Additionally, on April 4, 2005, three of NutraCea’s executive officers each entered into voting agreements with us (the “RiceX Voting Agreements” and, together with the NutraCea Voting Agreements, the “Voting Agreements”). Under the terms of the Voting Agreements, the executive officers and directors of NutraCea and RiceX agreed to vote their shares in favor of the Merger, the Merger Agreement and the transactions contemplated thereby. Also on April 4, 2005, each of the RiceX Affiliates entered into Affiliate Agreements with NutraCea (the “Affiliate Agreements”), pursuant to which the RiceX Affiliates have agreed to certain restrictions on the sale of the shares of NutraCea common stock to be received by them in connection with the Merger. For additional information regarding the Voting Agreements and the Affiliate Agreements, please refer to the form of Voting Agreement and form of Affiliate Agreement, copies of which are attached as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 4, 2005.

At separate special meetings of shareholders held on September 28, 2005, the respective shareholders of NutraCea and RiceX approved the Merger between the two companies.

On October 4, 2005, NutraCea, through Merger Sub, consummated its acquisition of RiceX pursuant to the terms of the Merger Agreement. At the effective time of the Merger, Merger Sub merged with and into RiceX, with RiceX surviving the Merger as a wholly-owned subsidiary of NutraCea. Pursuant to the Merger Agreement and as a result of the Merger, each share of RiceX common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.76799 shares of NutraCea’s common stock.

At the completion of the Merger, the stockholders of RiceX received 28,272,226 shares of NutraCea common stock in exchange for their shares of RiceX common stock, and NutraCea assumed the outstanding options and warrants to purchase 11,810,507 shares of RiceX common stock.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“FAS”) No. 123 (revised 2005), Share Based Payments (“FAS No. 123(R)”). FAS No. 123(R) requires us to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. In April 2005, the SEC adopted a rule that effectively defers the compliance date of FAS No. 123(R) to January 1, 2006. Our management has not completed its evaluation of the effect that FAS No. 123(R) will have on us, but believes that the effect will be consistent with our previous pro-forma disclosure. For additional information regarding the effects of FAS No. 123(R), please see Section 7 of these Notes to Unaudited Consolidated Financial Statements.

In November 2004, the FASB issued FAS No. 151, Inventory Costs. FAS No. 151 requires that abnormal amounts of idle facility expense, freight, handling costs and spoilage be recognized as current-period charges. Further, FAS No. 151 requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period in which they are incurred. FAS No. 151 is effective for inventory costs incurred beginning in the first quarter of 2006. We are currently evaluating the effect of FAS No. 151 on our financial statements and related disclosures.

On June 7, 2005, the FASB issued FAS No. 154, Accounting Changes and Error Corrections, a replacement of Accounting Principles Board (“APB”) Opinion No. 20, Accounting Changes, and FAS No. 3, Reporting Accounting Changes in Interim Financial Statements. FAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles required recognition of a cumulative effect adjustment within net income of the period of the change. FAS No. 154 requires retrospective application of prior periods’ financial statements, unless it is impracticable to determine either the period-specific effect or the cumulative effect of the change. FAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however it does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of FAS No. 154 will have a material effect on our consolidated financial position, results of operations or cash flows.

There have been no changes in our significant accounting policies as set forth in our audited financial statements for the year ended December 31, 2004, which statements were included in our Form 10-KSB for such year. These unaudited financial statements for the three months and nine months ended September 30, 2005 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of our management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three months and nine months ended September 30, 2005 are not necessarily indicative of the results expected for the full year.

2.	INVENTORY.

At September 30, 2005, inventories are composed of $289,000 of finished goods and $109,000 of packaging supplies.

3.	PROPERTY AND EQUIPMENT.

At September 30, 2005, property and equipment consist of the following:

Land and buildings	$380,154
Equipment	4,665,447
Leasehold improvements	381,642
Furniture and fixtures	228,071
5,655,314
Less accumulated depreciation and amortization	(5,180,288)

$475,026

4.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES.

At September 30, 2005, accounts payable and accrued liabilities consist of the following:

Trade accounts payable	$538,212
Accrued liabilities	227,664
$765,876

5.	NET INCOME (LOSS) PER SHARE.

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during all periods presented. Options and warrants are excluded from the basic net income (loss) per share calculation because they are currently anti-dilutive.

6.	CONCENTRATION OF CREDIT RISK.

Financial instruments that potentially subject us to significant concentrations of credit risk consist primarily of trade accounts receivable for sales to major customers. We perform credit evaluations on our customers’ financial condition and generally do not require collateral on accounts receivable. We maintain an allowance for doubtful accounts on our receivables based upon expected collection of all accounts receivable. Uncollected accounts have not been significant.

For the nine months ended September 30, 2005, one customer accounted for 12% of sales. At September 30, 2005, accounts receivable due from this one customer were 22% of the total aged outstanding accounts receivable.

7.	OTHER INFORMATION.

Stock Options. At September 30, 2005, we had one stock-based employee compensation plan. We account for this plan under the recognition and measurement principles of APB No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Options are granted under our employee compensation plan at an exercise price equal to the market value of the underlying common stock on the respective dates of grant; except that 6,595,000 options were modified in March 2005 making them subject to variable accounting treatment. The following table illustrates the effect on net loss and earnings (loss) per share if we had applied the fair value recognition provisions of FAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Nine Months Ended September 30,
	2005	2004
Net loss, as reported	$(3,705,427)	$(527,552)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	$(179,700)	(101,700)
Pro forma net income	$(3,525,727)	$(629,252)
Earnings per share:
Basic and diluted net income per share - as reported	$(0.10)	$(0.01)
Basic and diluted net income per share - pro forma	$(0.10)	$(0.01)
Weighted average fair value of options granted to employees during the quarter	$0.11	$0.19

In March 2005, our board of directors granted non-statutory stock options to our officers, directors and key employees to acquire an aggregate of 2,917,333 shares of common stock at an exercise price of $0.30 per share. The estimated fair value of $0.11 per share, determined by using the Black-Scholes option-pricing model assuming a life of three years, volatility of 111% and a risk free rate of 3.79%. Approximately half of the options granted, or 1,334,000 options, were fully vested and exercisable on the date of grant. Another 1,333,333 options vest proportionately on a monthly basis over thirty-six months and 250,000 become fully vested at the end of twelve months. All options expire in September 2015.

Also in March 2005, our board of directors approved the modification of 6,595,000 non-statutory stock options ranging in exercise price from $0.19 to $1.81 per share by changing the exercise prices to $0.30 per share. These non-statutory options were granted to officers, directors and key employees from 1996 to 2005. Our board of directors also approved the re-pricing of 400,000 non-statutory stock options held by non-employee directors to change the exercise prices thereof, which were below $0.30 per share, to $0.30 per share. An additional 700,000 stock options held by non-employee directors, with exercise prices ranging from $0.30 to $1.66 per share, were not modified. According to the pending Merger transaction with NutraCea, the underlying option shares may not be sold or otherwise transferred without the prior written consent of NutraCea until after the third anniversary of the closing of the Merger. Our management believes the consequence of re-pricing these options is that the awards will be subject to variable accounting treatment from the date of the modification to the date the award is exercised, forfeited or expires unexercised. In two non-cash transactions relating to the variable accounting treatment of modified options, compensation expense was recognized in June 2005 of $660,000 as the market price was $0.40 for the options that were re-priced at $0.30, and in September 2005 compensation expense was recognized in the amount of $2,298,000, as the market price of $0.75 per share on September 30, 2005 was above the modified exercise price of $0.40 per share previously adjusted for variable accounting.

In September 2005, a former employee exercised options pursuant to The RiceX Company 1997 Stock Option Plan. We issued 100,000 shares of common stock as a result of this transaction.

Revenue Recognition. We derive our revenue primarily from product sales. Product is shipped when an approved purchase order is received. Products shipped by us are generally sold FOB Origin, with the customer taking title to the product once it leaves our warehouse via common carrier. At this point, the price to the customer is fixed and determinable, and collectibility is reasonably assured. On occasion, we enter into negotiated sales agreements to provide products to governments in underdeveloped countries. In these situations, each contract is individually evaluated to determine appropriate revenue recognition. Each delivery is generally considered to be a separate unit of accounting for the purposes of revenue recognition and, in all instances, persuasive evidence of an arrangement, delivery, pricing and collectibility must be determined or accomplished, as applicable, before revenue is recognized. In the case of partial shipments, the specific amounts of revenue recognized upon each partial shipment of the products is determined by allocating a portion of the aggregate purchase price to each such shipment, based upon the proportion that the amount of products contained in each such shipment bears to the total amount of products delivered under the memorandum of understanding. In addition, if the contract includes customer acceptance provisions, no revenue is recognized until customer acceptance occurs. We are not obligated, under the terms of our contracts, to refund payments for which shipments have been made and, if applicable, accepted, even under circumstances in which we would be unable to fulfill the remaining balance of product ordered under the contract.

Regarding sales from underdeveloped countries in which third party financing is involved, all such revenue derived under these arrangements is historically prepaid prior to any shipments of our product. Revenue is accounted for at the point of shipment FOB Origin, unless accompanied by a memorandum of understanding detailing the requirement of customer acceptance in order to transfer title, in which case revenue is recognized at the time of such acceptance.

Our royalty fees are generally recognized when it is probable that an economic benefit will flow to us, the amount of the benefit can be reliably measured and collectibility is reasonably assured.

Income Taxes. Future tax benefits are subject to a valuation allowance when management is unable to conclude that our deferred tax assets will more likely than not be realized from the results of operations.  The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers projected future taxable income and tax planning strategies in making this assessment.  Based on historical taxable income and projections for future taxable income over the periods in which the deferred tax assets become deductible, management believes it more likely than not that we will not realize benefits of these deductible differences as of September 30, 2005.  Management has, therefore, established a full valuation allowance against our net deferred tax assets as of September 30, 2005.